UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant ☒    Filed by a party other than the registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MIMEDX GROUP, INC.
(Name of registrant as specified in its charter)
Payment of the filing fee (check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a–6(i)(1) and 0–11

May 4, 2023
Dear Fellow Shareholders:
Your officers and directors join us in inviting you to attend our 2023 annual meeting of shareholders (the “Annual Meeting”) to be held via a live webcast, at 9:00 a.m. Eastern Time on June 13, 2023, at www.virtualshareholdermeeting.com/MDXG2023. In order to attend the meeting, you must pre-register at www.virtualshareholdermeeting.com/MDXG2023 by 10:00 a.m. Eastern time on June 12, 2023.
Included with this letter are the notice of annual meeting of shareholders, a proxy statement detailing the business to be conducted at the Annual Meeting and a proxy card or, if your shares are held in “street name,” a voting instruction form from your broker, bank, or other nominee.
The Annual Meeting will be held for the following purposes:
(1)    To elect four directors named in the accompanying proxy statement (Proposal 1);

(2)    To approve, on an advisory basis, the Company’s executive compensation (“Say on Pay”) (Proposal 2);

(3)    To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 3);

(4)    To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 187,500,000 to 250,000,000 (Proposal 4);

(5)    To approve the amendment and restatement of the Company’s 2016 Equity and Cash Incentive Plan (Proposal 5); and

(6)    To transact such other business as may properly come before the Annual Meeting or any adjournment or any postponement thereof.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING FOR THE ELECTION OF THE BOARD’S NOMINEES AND FOR EACH OF THE OTHER PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING.
The Board has fixed 5:00 p.m. Eastern time on April 11, 2023 as the record date for determining those shareholders who will be entitled to notice of, and to vote at, the Annual Meeting.
The Annual Meeting will be conducted in virtual format only (as described in the notice of annual meeting) in order to provide access to our shareholders regardless of geographic location. There is no in-person meeting for you to attend.
THE BOARD UNANIMOUSLY RECOMMENDS VOTING FOR THE ELECTION OF THE BOARD’S NOMINEES AND FOR EACH OF THE OTHER PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING USING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM, AS APPLICABLE.

It is extremely important that your shares be represented and voted at the Annual Meeting. Please vote as soon as possible. You are urged to sign, date, and return the proxy card or voting instruction form, as applicable, in the postage-paid envelope provided to you, or to use the Internet or telephone method of voting described on your proxy card or voting instruction form, as applicable.
If you have any question or need any assistance in voting your shares, please contact Morrow Sodali LLC, our proxy solicitor assisting us in connection with the annual meeting, toll-free at (800) 662-5200 or at (203) 658-9400 or by email to MDXG@investor.morrowsodali.com.

Sincerely,

/s/ M. Kathleen Behrens
M. Kathleen Behrens Chairperson of the Board

/s/ Joseph H. Capper
Joseph H. Capper Chief Executive Officer and Director

MIMEDX GROUP, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on June 13, 2023

The 2023 annual meeting of shareholders (the “Annual Meeting”) of MiMedx Group, Inc. (the “Company,” “MiMedx,” or “we”) will be held via a live webcast on June 13, 2023, at 9:00 a.m. Eastern time accessible at www.virtualshareholdermeeting.com/MDXG2023. The Company’s board of directors (“Board”) has fixed 5:00 p.m. Eastern time on April 11, 2023 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

The Annual Meeting is being held for the following purposes:

(1)    To elect four directors named in the accompanying proxy statement (Proposal 1);

(2)    To approve, on an advisory basis, the Company’s executive compensation (“Say on Pay”) (Proposal 2);

(3)    To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 3);

(4)    To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 187,500,000 to 250,000,000 (Proposal 4);

(5)    To approve the amendment and restatement of the Company’s 2016 Equity and Cash Incentive Plan (Proposal 5); and

(6)    To transact such other business as may properly come before the Annual Meeting or any adjournment or any postponement thereof.

The Company’s board of directors (“Board”) has fixed 5:00 p.m. Eastern time on April 11, 2023 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.
May 4, 2023

By Order of the Board of Directors

/s/ William F. Hulse IV
William F. Hulse IV, General Counsel and Chief Administrative Officer

OTHER MATTERS	76
Proxy Solicitation Costs	76
Shareholders Proposals and Director Nominations for the 2023 Annual Meeting of Shareholders	76
Householding of Proxy Materials	76
Additional Information	76
APPENDIX A - AMENDMENT TO ARTICLES OF INCORPORATION	77
APPENDIX B -AMENDED AND RESTATED 2016 EQUITY AND CASH INCENTIVE PLAN	79

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 13, 2023

This proxy statement (including all appendices attached hereto, this “Proxy Statement”) is furnished in connection with the solicitation of proxies to be voted at the 2023 annual meeting of shareholders (including any adjournment or postponement thereof, the “Annual Meeting” or the “2023 Annual Meeting”) of MiMedx Group, Inc. (“MiMedx,” the “Company,” “we” or “us”) to be held in virtual format only on June 13, 2023, at 9:00 a.m. Eastern time atwww.virtualshareholdermeeting.com/MDXG2023. The Notice of Annual Meeting of Shareholders, this Proxy Statement (including a proxy card or voting instruction form, as applicable) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) are being first sent or given to shareholders on or about May 4, 2023. The Company, on behalf of our board of directors (the “Board”), is soliciting your proxy to vote your shares at the Annual Meeting in accordance with your instructions. The Notice of Annual Meeting of Shareholders, this Proxy Statement, the 2022 Annual Report, and our form of proxy card are available at www.proxyvote.com.
Our principal executive offices are located at 1775 West Oak Commons Court, NE, Marietta, Georgia, 30062.
INFORMATION ABOUT THE ANNUAL MEETING
1.What is a proxy?
A proxy is your legal designation of another person to vote the shares you own on your behalf.

2.Who is soliciting my proxy?
The Board is soliciting your proxy to vote your shares on the matters before the Annual Meeting on your behalf. The Board has designated William F. Hulse IV and Sajid N. Ajmeri (the “Named Proxies”) to vote all shares for which the Company has been appointed to act as proxy at the Annual Meeting. The Named Proxies will vote any properly executed proxy, if received in time and not revoked, at the Annual Meeting in accordance with your directions. The Named Proxies will vote any signed proxy that fails to specify a choice on any proposal to be acted upon at the Annual Meeting in accordance with the Board’s voting recommendations (as described below), and, in the Named Proxies’ discretion, FOR or AGAINST such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The following table summarizes the Board’s recommendations with respect to the items of business to be considered at the Annual Meeting:

Item	Description	Board Recommendation
1	Election of four directors	FOR the Board nominees
2	Advisory Vote to Approve Executive Compensation	FOR
3	Ratification of Registered Public Accounting Firm	FOR
4	Approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 187,500,000 to 250,000,000	FOR
5	Approval the amendment and restatement of the Company’s 2016 Equity and Cash Incentive Plan	FOR

The Board is not aware of any other matters that are expected to come before the Annual Meeting other than as described in this Proxy Statement. If any other matter is presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxy cards received by the Company will be voted with respect thereto at the discretion of the Named Proxies.

3.Who is bearing the costs of the solicitation?
The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of the Board. These expenses will include, among other things, the costs of preparing, assembling, printing and mailing the proxy materials to shareholders of record. Proxies may be solicited through the mail, in person, by telephone or via email. We have retained Morrow Sodali LLC to solicit proxies in connection with the Annual Meeting for a fee of $20,000.

4.Who can vote at the Annual Meeting?
The record date for determining shareholders eligible to vote at the Annual Meeting is 5:00 p.m. Eastern time on April 11, 2023 (the “Record Date”). Holders of the Company’s common stock, par value $0.001 per share (“Company common stock”), and holders of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), on the Record Date may vote at the Annual Meeting. As of the Record Date, 115,527,029 shares of Company common stock and 100,000 shares of Series B Preferred Stock were outstanding representing 19,047,619 votes, resulting in an aggregate of 134,574,648 shares entitled to vote at the Annual Meeting as of the record date.

5.How do I attend the virtual Annual Meeting? Can I vote and ask questions during the Annual Meeting?
The Annual Meeting will be conducted in virtual format only in order to provide access to all shareholders regardless of geographic location. There is no in-person meeting for you to attend.
You will be able to attend the Annual Meeting online, vote your shares electronically during the meeting, and submit any questions by visiting www.virtualshareholdermeeting.com/MDXG2023.

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company as of the close of business on the Record Date and guests of the Company. In order to attend the virtual Annual Meeting, you will need to pre-register by 10:00 a.m. Eastern Time on June 12, 2023. To pre-register for the meeting, please follow these instructions:

Registered Stockholders

Stockholders of record as of the Record Date may register to participate in the Annual Meeting remotely by visiting the website www.virtualshareholdermeeting.com/MDXG2023. Please have your proxy card containing your control number available, and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting remotely must be received no later than 10:00 a.m., Eastern Time, on June 12, 2023.

Beneficial Stockholders

Stockholders whose shares are held through a broker, bank or other nominee as of the Record Date may register to participate in the Annual Meeting remotely by visiting the website www.virtualshareholdermeeting.com/MDXG2023.

Please have your Voting Instruction Form or other communication containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting remotely must be received no later than 10:00 a.m., Eastern Time, on June 12, 2023.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be listed in the reminder email you will receive the day before the meeting.

If you hold shares in a stock brokerage account or through a bank or other financial intermediary, you are considered the beneficial owner of shares held in street name. Your bank, broker or other financial intermediary is considered, with respect to those shares, the shareholder of record. Beneficial owners who want to attend and also vote in person at the Annual Meeting will need to obtain a legal proxy, in PDF or Image (gif, jpg, or png) file format, from the organization that holds their shares giving them the right to vote their shares in person at the Annual Meeting and present it with their online ballot during the meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be listed in the reminder email you will receive the day before the meeting.

Questions on How to Pre-register

If you have any questions or require any assistance with pre-registering, please contact the Company’s proxy solicitor, Morrow Sodali: Shareholders Call Toll Free: (800) 662-5200; Banks, Brokers, Trustees and Other Nominees Call Collect: (203) 658-9400; Email: MDXG@investor.Morrowsodali.com.

6.How many votes do I have?
Each share of Company common stock you owned as of the Record Date is entitled to one vote for each matter presented at the Annual Meeting and described in this Proxy Statement (including one vote for each director nominee up for election at the Annual Meeting).
Holders of Series B Preferred Stock as of the Record Date are entitled to a number of votes per share equal to the number of shares of Company common stock into which the shares of Series B Preferred Stock are convertible - i.e., (i) the number of shares of Series B Preferred Stock times (ii) the quotient of $1,000 (together with unpaid dividends on such shares) divided by $5.25 (rounded down to the nearest whole number), or approximately 190 votes for each share of Series B Preferred Stock. Holders of Series B Preferred Stock as of the Record Date will be entitled to an aggregate of 19,047,619 votes on each such matter (including on each director nominee up for election at the Annual Meeting).
You may NOT cumulate votes relating to any matter.
7.What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner?”
If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record of those shares, and the proxy materials are being sent directly to you.
Most holders of Company common stock hold their shares beneficially through a broker, bank or other nominee rather than of record directly in their own name. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares, and you are also invited to attend the Annual Meeting by following the instructions provided by your broker, bank or other nominee.

8.How can I vote my shares?
Shareholders of Record. Shareholders of record may vote their shares or submit a proxy to have their shares voted on their behalf by one of the following methods:

By Internet - Log on through the Internet at www.cesvote.com and follow the instructions on that site.

By Telephone - Call 1-888-693-8683 and follow the simple voice prompts provided.

By Mail - Complete, sign, date and return the proxy card in the postage-paid envelope included.

During the Virtual Annual Meeting - Shareholders of Record who have pre-registered and logged in at www.virtualshareholdermeeting.com/MDXG2023 may click on the 'Shareholder Ballot' link found in the 'Meeting Links' section of the webcast to vote during the Annual Meeting.

Beneficial Owners who have pre-registered and logged in at www.virtualshareholdermeeting.com/MDXG2023 may click on the 'Shareholder Ballot' link found in the 'Meeting Links' section of the webcast to vote during the Annual Meeting. Beneficial owners who want to attend and also vote in person at the Annual Meeting will need to obtain a legal proxy, in PDF or Image (gif, jpg, or png) file format, from the organization that holds their shares giving them the right to vote their shares in person at the Annual Meeting and by presenting it with their online ballot during the meeting.

Beneficial Owners. If you are the beneficial owner of your shares (that is, you hold your shares in “street name” through an intermediary such as a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit instructions to vote your shares.

You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee. Please follow the instructions provided by your broker, bank or other nominee. If you return your voting instruction form by mail, please ensure you leave enough time for your voting instruction form to be received by the deadline provided by your broker, bank or other nominee.

If you return your voting instruction form by mail, please ensure you leave enough time for your voting instruction form to be received by the deadline provided by your broker, bank or other nominee.

9.    What if I receive more than one proxy or set of proxy materials?
If your shares are held in more than one account, you may receive more than one proxy card or set of proxy materials, and in that case, you can and are urged to vote all of your shares of Company common stock or Series B Preferred Stock by signing, dating and returning any and all proxy cards and/or voting instruction forms you receive. If you choose to vote by telephone or via the Internet, please vote once for each proxy card and/or voting instruction form you receive to ensure that all of your shares are voted. Only your latest dated proxy for each account will count.

10.    Can I revoke my proxy or change my vote?
Yes.
Shareholders of Record. A shareholder of record who has properly executed and delivered a proxy may revoke such proxy at any time before the Annual Meeting in any of the following four ways:
•Timely date, sign and return a new proxy card bearing a later date;
•Vote on a later date by using the telephone or Internet;
•Deliver a written notice to our Secretary prior to the Annual Meeting by any means, including facsimile, stating that your proxy is revoked; or
•Attend the virtual Annual Meeting and vote in person during the meeting.

Beneficial Owners. If your shares are held of record by a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your nominee in accordance with your nominee’s procedures.
11.    Will my shares be voted if I do nothing?
No. If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote via telephone or the Internet or vote in person during the virtual Annual Meeting.
If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee) and you do not instruct your broker, bank or other nominee how to vote your shares, then, your broker, bank or other nominee will not have discretionary authority to vote your shares on Proposal 1 (election of directors), Proposal 2 (advisory vote to approve executive compensation) or Proposal 5 (amendment and restatement of the 2016 Equity and Cash Incentive Plan). Brokers will have discretionary authority to vote your shares on Proposal 3 (the ratification of our independent registered public accounting firm) and Proposal 4 (amendment to the Articles of Incorporation) which are considered a “routine” matter. We strongly encourage you to instruct your broker, bank or other nominee to vote your shares by following the instructions provided on the voting instruction form you receive from your broker, bank or other nominee.
YOUR VOTE IS VERY IMPORTANT. To assure that your shares are represented at the Annual Meeting, we urge you to date, sign and return the enclosed proxy card in the postage-paid envelope provided, or vote by telephone or the Internet as instructed on the proxy card, whether or not you plan to attend the virtual Annual Meeting. You can revoke your proxy at any time before the Annual Meeting. If your broker, bank or other nominee is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from your broker, bank or other nominee. You must follow these instructions in order for your shares to be voted. Your broker, bank or other nominee is required to vote those shares in accordance with your instructions. We urge you to vote your shares FOR the Board’s nominees (Proposal 1), FOR the advisory vote to approve executive compensation (Proposal 2), FOR the ratification of our independent registered public accounting firm (Proposal 3), FOR the amendment to the Articles of Incorporation (Proposal 4), and FOR the amendment and restatement of the 2016 Equity and Cash Incentive Plan (Proposal 5).
12.    What constitutes a quorum?
A quorum must be present to transact business at the Annual Meeting. For the purposes of the Annual Meeting, the holders of a majority of the issued and outstanding shares of the Company’s common stock and Series B Preferred Stock (on an as-converted basis), entitled to vote at a meeting of shareholders, virtually present in person or represented by proxy at the Annual Meeting will constitute a quorum for the transaction of business.
Votes cast virtually in person or by proxy, abstentions and broker non-votes will be considered in the determination of whether a quorum is present at the Annual Meeting. In the absence of a quorum, the chair of the Board or any officer entitled to preside at the Annual Meeting will have the power to adjourn the meeting.

13.    What vote is required to approve each matter, and how are the voting results determined?

Item	Description	Vote Required	Abstentions and Broker Discretionary Voting	Page
1	Election of four directors	Directors will be elected by a majority of the votes cast by the shares entitled to vote on the election.	Abstentions and broker non-votes will have no effect on the outcome of this proposal. Under New York Stock Exchange rules, the matter is considered non-routine so brokers will not have discretion to vote upon the matter in the absence of instructions from the beneficial owner. Broker non-votes will have no effect on the outcome of this proposal.	9
2	Advisory vote to approve Executive Compensation	Votes cast FOR by the holders of shares represented at the meeting and entitled to vote on the matter must exceed the votes cast AGAINST	Abstentions and broker non-votes will have no effect on the outcome of this proposal. Under New York Stock Exchange rules, the matter is considered non-routine so brokers will not have discretion to vote upon the matter in the absence of instructions from the beneficial owner. Broker non-votes will have no effect on the outcome of this proposal.	48
3	Ratification of the Independent Registered Public Accounting Firm	Votes cast FOR by the holders of shares represented at the meeting and entitled to vote on the matter must exceed the votes cast AGAINST	Abstentions and broker non-votes will have no effect on the outcome of this proposal. Under New York Stock Exchange rules, the matter is considered routine so brokers will have discretion to vote upon the matter in the absence of instructions from the beneficial owner. Therefore, we do not expect any broker non-votes.	57

Item	Description	Vote Required	Abstentions and Broker Discretionary Voting	Page
4	Approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 187,500,000 to 250,000,000	A majority of all shares entitled to vote on the matter (i.e., shares outstanding) must be cast FOR this proposal	The failure to vote, as well as abstentions, will have the same effect as votes cast “AGAINST” this proposal. Under New York Stock Exchange rules, the matter is considered routine so brokers will have discretion to vote upon the matter in the absence of instructions from the beneficial owner. Therefore, we do not expect any broker non-votes.	58
5	Approval of amendments to the Company’s 2016 Equity and Cash Incentive Plan	Votes cast FOR by the holders of shares present and entitled to vote must exceed the votes cast AGAINST	Abstentions and broker non-votes will have no effect on the outcome of this proposal. Under New York Stock Exchange rules, the matter is considered non-routine so brokers will not have discretion to vote upon the matter in the absence of instructions from the beneficial owner. Broker non-votes will have no effect on the outcome of this proposal.	61
Under our governance documents, in the event an incumbent director fails to receive a majority of the votes cast, the incumbent director must promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board, taking into account the recommendation of the Nominating and Corporate Governance Committee, will determine whether to accept or reject such resignation, or what other action should be taken, within 100 days from the date of the certification of election results.

14.    How do I find out the results of the vote?
The voting results of the Annual Meeting will be published no later than four business days after the Annual Meeting on a Current Report on Form 8-K filed with the SEC. You can access our Current Reports on Form 8-K and the other reports we file with the SEC at our website at https://mimedx.gcs-web.com or at the SEC’s website at www.sec.gov. The information provided on these websites is for informational purposes only and is not incorporated by reference into this Proxy Statement.
15.    Am I entitled to appraisal or dissenters’ rights with respect to any proposal presented in this Proxy Statement?
No. Under applicable law, shareholders are not entitled to appraisal or dissenters’ rights with respect to any proposal presented in this Proxy Statement.
16.     Whom should I call with questions about the Annual Meeting?
If you have any question or need any assistance in voting your shares, please contact Morrow Sodali LLC, our proxy solicitor assisting us in connection with the annual meeting, toll-free at (800) 662-5200 or at (203) 658-9400 or by email to MDXG@investor.Morrowsodali.com.

PROPOSAL 1 - ELECTION OF FOUR DIRECTORS

The Board has nominated James L. Bierman, Phyllis Gardner, M.D., Michael J. Giuliani, M.D., and Cato T. Laurencin, M.D., to be elected as directors at the Annual Meeting for a term expiring at the 2024 annual meeting of shareholders, and in each case until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Each nominee was recommended by the Board's Nominating and Governance Committee for re-election and has agreed to serve, if elected. Although we do not know of any reason why any of the nominees might become unavailable to serve, if that should happen, the Board may recommend a substitute nominee. Shares represented by proxies will be voted for any substitute designated by the Board. Please see the biographies below for Mr. Bierman, Dr. Gardner, Dr. Laurencin, and Dr. Giuliani, which include a description of their respective qualifications, experience, attributes, and skills.

James L. Bierman, age 70. Mr. Bierman served as President and Chief Executive Officer, and as a member of the board of directors, of Owens & Minor, Inc. (NYSE: OMI), a Fortune 500 company and a leading distributor of medical and surgical supplies, from September 2014 to June 2015. Previously, he served in various other senior roles at Owens & Minor, including President and Chief Operating Officer from August 2013 to September 2014, Executive Vice President and Chief Operating Officer from March 2012 to August 2013, Executive Vice President and Chief Financial Officer from April 2011 to March 2012, and Senior Vice President and Chief Financial Officer from June 2007 to April 2011. Earlier in his career, Mr. Bierman served as Executive Vice President and Chief Financial Officer at Quintiles Transnational Corp. (formerly Nasdaq: QTRN). Quintiles was a market leader in providing product development and commercialization solutions to the pharmaceutical, biotech, and medical device industries. Before joining Quintiles, Mr. Bierman was a partner with Arthur Andersen LLP from 1988 to 1998. Mr. Bierman currently serves on the board of directors of Tenet Healthcare Corporation (NYSE: THC), a Fortune 500 company and a diversified healthcare services company operating more than 600 facilities, acute care hospitals and outpatient centers, throughout the United States, and Novan, Inc. (Nasdaq: NOVN). Novan, Inc. is a medical dermatology company primarily focused on researching, developing, and commercializing innovative therapeutic products for skin diseases. During his tenure as a director the company has both acquired its dermatology platform and has submitted its first New Drug Application (NDA) to the US Food and Drug Administration (FDA) seeking marketing approval for berdazimer gel, 10.3% (SB206) for the topical treatment of molluscum contagiosum. Mr. Bierman recently served as an independent director of KL Acquisition Corp. (formerly Nasdaq:KLAQU), where he was chairman of the board’s audit committee. He was appointed to the board in January 2021. The company was an incorporated blank check company (SPAC) whose business purpose was to effect a merger or similar business combination with one or more businesses or entities. An initial public offering was completed in January 2021, raising in excess of $250 million. The company did not consummate an initial business combination, and on December 16, 2022, notified Nasdaq of its intent to redeem, liquidate and dissolve. It filed the forms necessary to delist the company's securities and allow the company to unwind and redeem all of its outstanding public shares prior to December 30, 2022. Mr. Bierman previously served as Lead Independent Director on the board of directors of Team Health Holdings, Inc. (formerly NYSE: TMH). Team Health is one of the largest suppliers of outsourced healthcare professional staffing and administrative services to hospitals and other healthcare providers in the United States. Mr. Bierman earned his B.A. from Dickinson College and his M.B.A. at Cornell University's Johnson Graduate School of Management. Mr. Bierman has served on the Board since June 2019 and was nominated as a director because of his substantial operational and financial experience in the healthcare sector.
Phyllis Gardner, M.D., age 72. Dr. Gardner has spent over 38 years in academia, medicine and industry. Dr. Gardner has served on the board of directors of several public and private companies, including Revance Therapeutics, Inc. from 2006 until 2019, Corium International, Inc. from November 2007 to December 2018, and Firebrick Inc. from 2020 to present. Dr. Gardner has also served as an advisor to investment firms Kyto Technology & Life Sciences, Inc. and Avestria Ventures Management, LLC. From June 1999 to July 2015, she served as an adjunct partner at a venture fund managed by Essex Woodlands Ventures, a venture capital firm that focused on the healthcare industry (and a predecessor to EW Healthcare Partners, a healthcare focused growth equity firm and holder of our Series B Preferred Stock). Additionally, Dr. Gardner has been a member of the Harvard Medical School Board of Fellows since April 2013 and is a scientific reviewer for the Cancer Prevention and Research Institute of Texas. She began her academic medical career at Stanford University, where she has held several positions including Senior Associate Dean for Education and Student Affairs and remains today as Professor of Medicine with tenure. From 1994 to 1998, she took a leave of absence from Stanford University to serve as Principal Scientist, Vice President of Research and Head of ALZA Technology Institute, a major drug delivery company. Dr. Gardner holds a B.S. from the University of Illinois and an M.D. from Harvard University, residency training at Massachusetts General Hospital and Stanford University, and fellowship training at Columbia University and University College London. Dr. Gardner has served on the Board since March 2021 and was nominated as a director because of her medical, healthcare and operating experience and significant experience serving as a director of other healthcare companies.

Michael J. Giuliani, M.D., age 68. Since July 2016, Dr. Giuliani has been a consultant for several small pharmaceutical companies and has provided expert testimony for Mallinckrodt Pharmaceuticals. In addition to advising these companies, he volunteers his time and expertise to assist individuals or entities attempting to bring a pharmaceutical product forward from the pre-concept phase. From November 2007 to June 2016, Dr. Giuliani served as Vice President, Research and Development, for Mallinckrodt plc (formerly known as the Pharmaceuticals Division of Covidien) (NYSE: MNK), a developer, manufacturer, and distributor of specialty pharmaceutical products and therapies for autoimmune and rare diseases in the areas of neurology, rheumatology, nephrology, ophthalmology, and pulmonology; and immunotherapy and neonatal respiratory critical care. During his tenure, the Company obtained US Food & Drug Administration (“FDA”) approval for 16 new products. Prior to joining Covidien, he served as the Chief Medical Officer and Executive Vice President of Xanodyne Pharmaceuticals, an integrated specialty pharmaceutical company focused on women's healthcare and pain management. Dr. Giuliani received his B.S. from Tulane University and his M.D. from Ohio State University. Dr. Giuliani was nominated to serve as a director because of his extensive clinical and regulatory experience with multiple FDA divisions, and development, regulatory and manufacturing experience for complex biologic products.

Cato T. Laurencin, M.D. age 64. Dr. Laurencin currently serves as the Albert and Wilda Van Dusen Distinguished Endowed Professor of Orthopaedic Surgery at the University of Connecticut, and is one of two designated University Professors at the school. He is also a materials scientist and engineer and is Professor of Materials Science and Engineering, Professor of Chemical and Biomolecular Engineering, and Professor of Biomedical Engineering at the University of Connecticut. He has been a professor at the University of Connecticut since 2008. He is the Chief Executive Officer of The Connecticut Convergence Institute for Translation in Regenerative Engineering. Previously, he served as Vice President for Health Affairs at the University of Connecticut Health Center and Dean of the University of Connecticut School of Medicine. From 2003 until 2008, Dr. Laurencin was the Lillian T. Pratt Distinguished Professor and Chair of the Department of Orthopedic Surgery at the University of Virginia. Dr. Laurencin was also designated a University Professor by the President of the University of Virginia. Prior to 2003, Dr. Laurencin held various positions of increasing responsibility at Drexel University, including the Helen I. Moorehead Distinguished Professor of Chemical Engineering, Vice Chairman of the Department of Orthopedic Surgery and Director of Shoulder Surgery, and at MCP-Hahnemann School of Medicine, where he served as Clinical Professor of Orthopedic Surgery, and Research Professor of Pharmacology and Physiology. An International Fellow in Biomaterials Science and Engineering, he received the Founders Award from the Society for Biomaterials. He is an elected member of the National Academy of Medicine, the National Academy of Engineering, the National Academy of Sciences, an elected fellow of the American Academy of Arts and Sciences and a fellow of the National Academy of Inventors. Dr. Laurencin is the recipient of the National Medal of Technology and Innovation, our nation's highest honor for technological achievement. He has over 500 publications and patents. Dr. Laurencin received his B.S.E. degree in engineering from Princeton University, his Ph.D. in biochemical engineering and biotechnology from the Massachusetts Institute of Technology, and his M.D. from the Harvard Medical School where he graduated Magna Cum Laude. Dr. Laurencin was nominated to serve as a director because of his experience as a practitioner and professor of orthopaedic surgery, as well as his deep technical, research, and clinical experience.

Vote Required
The four director nominees will be elected by a majority of the votes cast by the shares entitled to vote on the election of directors.
Under our governance documents, in the event an incumbent director fails to receive a majority of the votes cast, the incumbent director must promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board, taking into account the recommendation of the Nominating and Corporate Governance Committee, will determine whether to accept or reject such resignation, or what other action should be taken, within 100 days from the date of the certification of election results.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF
MR. BIERMAN, DR. GARDNER, DR. GIULIANI AND DR. LAURENCIN.

BOARD OF DIRECTORS
Information Concerning Our Board of Directors

Set forth below is certain information regarding our current directors and director nominees as of May 4, 2023. There are no family relationships among any of our directors, director nominees, or executive officers.

Name	Age	Since	Tenure	Independent
M. Kathleen Behrens	70	2019	4	✓
James L. Bierman	70	2019	4	✓
Phyllis I. Gardner	72	2021	2	✓
Michael J. Giuliani	68	2020	2	✓
William A. Hawkins, III	69	2020	2	✓
Cato T. Laurencin	64	2020	2	✓
K. Todd Newton	60	2019	4	✓
Martin P. Sutter	68	2020	2	✓
Joseph H. Capper	59	2023	< 1

Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
James L. Bierman*	K. Todd Newton*	Martin P. Sutter*
M. Kathleen Behrens	Michael Giuliani	M. Kathleen Behrens
Cato T. Laurencin	Martin P. Sutter	Phyllis Gardner

Ethics and Compliance Committee	Advanced Science and Technology
William A. Hawkins, III*	Cato T. Laurencin*
Cato T. Laurencin	Phyllis Gardner
K. Todd Newton	Michael Giuliani
* = Chair
Declassification of the Board of Directors
At our annual meeting of shareholders in 2021, the shareholders of the Company approved a proposal to amend the Company’s Articles of Incorporation, in order to declassify the Board over a three-year period beginning at the Annual Meeting. The Articles of Incorporation, as amended, which became effective June 3, 2021, provide that beginning with the 2022 annual meeting of shareholders, directors for each class will be elected at the annual meeting of shareholders held in the year in which the term for that class expires and will thereafter serve a one-year term until the next annual meeting of shareholders, such that, beginning with the 2024 annual meeting all director nominees will stand for a one-year term until the next annual meeting. Accordingly, the Board is currently divided into the following classes whose terms will expire as described below under “Current Directors.”
Preferred Directors
On July 2, 2020, in connection with the sale of Series B Preferred Stock to Falcon Fund 2 Holding Company, L.P. (the “EW Purchaser”), an affiliate of EW Healthcare Partners, as described in the Company’s 2019 Annual Report on Form 10-K, the Company agreed that, for so long as the EW Purchaser beneficially owns (i) at least 10% of the total number of outstanding shares of Company common stock (calculated on a fully-diluted, as converted basis), the EW Purchaser will be entitled to designate two individuals to serve on the Board and (ii) at least 5% but less than 10% of the total number of outstanding shares of Company common stock (calculated on a fully-diluted, as converted basis), the EW Purchaser will be entitled to designate one individual to serve on the Board (such designated directors, the “Preferred Directors”). The Preferred Directors will not be members of any class of directors that is elected by the holders of Company common stock (a “Common Director”). However, the Board may, by notice to the EW Purchaser, either appoint any individual serving as a Preferred Director as a Common Director or nominate any individual serving as a Preferred Director for election as a Common Director. From and after the time that no Series B Preferred Stock remains outstanding, the EW Purchaser’s right to designate directors in accordance with the preceding sentence will convert into a right, subject to the same ownership thresholds described above, to designate up to two individuals to be nominated by the Company to serve on the Board as Common Directors. The initial Preferred Directors are Martin P. Sutter and William A. Hawkins, III, who were appointed to the Board as Preferred Directors on July 2, 2020.
Current Directors
Our current Board members, the classes in which they serve, and the expiration of their terms as directors are as set forth in the table below:

Class	Directors	Term Expiration
Class I	Cato T. Laurencin Michael J. Giuliani	Elected to terms expiring at the Annual Meeting and until their successors are elected and qualified.
Class II	M. Kathleen Behrens K. Todd Newton Joseph H. Capper	Elected to terms expiring at the 2024 annual meeting of shareholders, and until their successors are elected and qualified.
Class III	James L. Bierman Phyllis Gardner	Elected or appointed to terms expiring at the Annual Meeting, and until his or her successor is elected and qualified.
Preferred Directors	William A. Hawkins, III Martin P. Sutter	The Preferred Directors are not members of any class of directors that is elected by the holders of Company common stock. See description above under “Board of Directors.”

Biographies of Other Continuing Directors

Set forth below is certain information regarding our other continuing directors, including certain individual qualifications and skills of our directors that contribute to the effectiveness of the Board.
Class II Directors
M. Kathleen Behrens, Ph.D., age 70. Dr. Behrens has worked as an independent life sciences consultant and investor since December 2009. Dr. Behrens served as the Co-Founder, President and Chief Executive Officer, and as a director, of the KEW Group Inc., a private oncology services company, from January 2012 until June 2014. Earlier in her career, Dr. Behrens served as a general partner for selected venture funds for RS Investments, a mutual fund firm, from 1996 until December 2009. While Dr. Behrens worked at RS Investments, from 1996 to 2002, she served as a managing director at the firm and, from 2003 to December 2009, she served as a consultant to the firm. During that time, Dr. Behrens also served as a member of the President’s Council of Advisors on Science and Technology (PCAST) from 2001 to 2009 and as chairwoman of PCAST’s Subcommittee on Personalized Medicine, as well as the President, director and chairwoman of the National Venture Capital Association, an organization that advocates for public policy that supports the American entrepreneurial ecosystem, from 1993 until 2000. Prior to that, she served as a general partner and managing director for Robertson Stephens & Co., an investment company, from 1983 through 1996. Dr. Behrens has served as a member of the board of directors of each of Sarepta Therapeutics, Inc. (Nasdaq: SRPT), a medical research and drug development company, since March 2009 (Chairwoman of the Board since April 2015) and IGM Biosciences, Inc. (Nasdaq: IGMS), a clinical stage biotechnology company focused on creating and developing IgM antibodies, since January 2019. She served as a director of Amylin Pharmaceuticals, Inc. (formerly Nasdaq: AMLN), a biopharmaceutical company, from 2009 until its sale in 2012 to Bristol-Myers Squibb Co. Prior to that, she served on the board of directors of Abgenix, Inc. (formerly Nasdaq: ABGX), a biopharmaceutical company, from 2001 until the company was sold to Amgen, Inc. in 2006. From 1997 to 2005, Dr. Behrens was a director of Science, Technology and Economic Policy for the National Research Council. Dr. Behrens was also a Co-Founder of the Coalition for 21st Century Medicine, a trade association for new generation diagnostics companies. Dr. Behrens holds a B.S. in biology and a Ph.D. in microbiology from the University of California, Davis. Dr. Behrens has served on the Board since June 2019 and was nominated as a director because of her substantial experience in the financial services and biotechnology sectors, as well as in healthcare policy.
K. Todd Newton, age 60. Mr. Newton was the interim Chief Executive Officer of MIMEDX from September 2022 through January 2023. Mr. Newton previously served as Chief Executive Officer and as a member of the board of directors of Apollo Endosurgery, Inc. (Nasdaq: APEN), a medical device company, from July 2014 until March 2021. Earlier in his career, Mr. Newton served as Executive Vice President, Chief Financial Officer and Chief Operating Officer at ArthroCare Corporation (formerly Nasdaq: ARTC), a medical device company, from 2009 to June 2014. Prior to that, Mr. Newton served in a number of executive officer roles, including President and Chief Executive Officer and as a director, at Synenco Energy, Inc., a Canadian oil sands company, from 2004 until 2008. Mr. Newton was a Partner at Deloitte & Touche LLP, a professional services network and accounting organization, from 1994 to 2004. Mr. Newton holds a B.B.A. in accounting from the University of Texas at San Antonio. Mr. Newton has served on the Board since June 2019 and was nominated as a director because of his significant experience in the medical device sector as well as strong executive leadership experience.
Joseph H. Capper, age 59. Mr. Capper joined the Company as its Chief Executive Officer and member of the Board in January 2023. Mr. Capper has nearly 30 years of MedTech and Life Sciences experience. He was most recently the CEO of BioTelemetry, Inc. from 2010 to 2021 and prior to joining BioTelemetry, Mr. Capper served as President and CEO of both Home Diagnostics and CCS Medical. Mr. Capper brings with him a wealth of commercial experience, having held several leadership roles earlier in his career during the decade he spent with Bayer AG. Additionally, Mr. Capper was an officer in the U.S. Navy serving with distinction as a naval aviator. Mr. Capper has served on the board of directors of Neuronetics, Inc. since January 1, 2023. He received his undergraduate degree in Accounting from West Chester University and MBA in International Finance from George Washington University.

Directors Designated by Holders of Series B Preferred Stock

William A. Hawkins, III, age 69. Mr. Hawkins serves as a Senior Advisor to EW Healthcare Partners, a healthcare focused growth equity firm. Mr. Hawkins is the former Chairman and CEO of Medtronic, Inc., a global leader in medical technology. He was at Medtronic from 2002 until 2011. After retiring from Medtronic, he served as President and Chief Executive Officer of Immucor, Inc., a private equity backed global leader in transfusion and transplant medicine from October 2011 to July 2015. From 1998 to 2001 Mr. Hawkins served as President and Chief Executive Officer of Novoste Corporation (Nasdaq: NOVST), an interventional cardiology company. Prior to that, Mr. Hawkins served in a variety of senior roles at American Home Products, a consumer, pharma and medical device company, Johnson & Johnson, a healthcare company, Guidant Corporation, a medical products company, and Eli Lilly and Company, a global pharmaceutical company. Mr. Hawkins also serves as a director of Biogen Inc. (Nasdaq: BIIB), a biopharmaceutical company; as Chairman of Bioventus Inc. (Nasdaq: BVS), a global leader of innovations for active healing; and Cirtec, Virtue Labs, Immucor, Inc., and Baebies, Inc., all of which are life science companies. He previously served on the board of Thoratec Corporation and Avanos (NYSE:AVNS). Mr. Hawkins is a member of the executive committee of the Duke University Board of Trustees and is Chair of the Duke University Health System. Mr. Hawkins was elected as a member of the AIMBE College of Fellows and the National Academy of Engineering. He has a dual B.S.E.E. degree in Electrical and Biomedical Engineering from Duke University and a M.B.A. from the University of Virginia’s Darden School of Business. Mr. Hawkins has significant leadership experience as a chief executive officer, significant knowledge of, and experience in, the healthcare industry and significant international experience. He also has extensive governance and public company board experience. He was appointed to serve as a Preferred Director by the EW Purchaser.

Martin P. Sutter, age 68. Since 1985, Mr. Sutter has been the Co-Founder and a Managing Director of EW Healthcare Partners (previously known as Essex Woodlands Health Ventures), a healthcare-focused growth equity firm. Mr. Sutter has been directly involved with more than 30 of EW Healthcare Partners’ portfolio company investments. Educated in chemical engineering and finance, Mr. Sutter has more than 35 years of management experience in operations, marketing, finance and venture capital. Mr. Sutter holds a Bachelor of Science degree from Louisiana State University and a Master of Business Administration from the University of Houston. He currently serves on the Boards of Bioventus LLC and Prolacta Bioscience. He previously served on the boards of directors of the following EW Healthcare Partners’ portfolio investments: Abiomed, Inc. (acquired by Johnson & Johnson), ATS Medical (acquired by Medtronic, Inc.); BioForm Medical (acquired by Merz GmbH & Co KGaA); LifeCell (later acquired by Kinetic Concepts); St. Francis Medical (acquired by Kyphon, Inc./Medtronic, Inc.); Confluent Surgical (acquired by Tyco International/Covidien); and Rinat Neurosciences (acquired by Pfizer, Inc.). We believe that Mr. Sutter’s in-depth knowledge of the medical device industry, his skills as an investor in developing medical device companies, his extensive board experience and his position as a representative of a large stockholder in our Company qualify him to serve as a member of our Board of Directors. He was appointed to serve as a Preferred Director by the EW Purchaser.

Director Independence
Nasdaq’s continued listing standards require that a majority of the members of the Board be independent, which means that they are not officers or employees of the Company and are free of any relationship that would interfere with the exercise of their independent judgment. The Board has determined that Drs. Behrens, Gardner, Giuliani, and Laurencin, and Messrs. Bierman, Hawkins, Newton, and Sutter, are “independent” under applicable Nasdaq rules.
On September 4, 2020, the Company entered into a Stipulation and Agreement of Settlement to settle three shareholder derivative complaints against the Company consolidated on December 6, 2018 by the United States District Court for the Northern District of Georgia (Evans v. Petit, et al. filed September 25, 2018, Georgalas v. Petit, et al. filed September 27, 2018, and Roloson v. Petit, et al. filed October 22, 2018) (the “Settlement Agreement”). The Settlement Agreement imposes additional independence requirements on the Board. The additional independence requirements set forth in the Settlement Agreement provide that a director will not be considered independent if such director (1) has a substantial personal or business relationship with any officer or director of the Company, including, but not limited to: (i) a relationship by blood, marriage, or adoption within three levels of removal or (ii) a partnership, joint venture, or similar business arrangement; (2) is (or within the last 10 calendar years has been) employed or paid to provide services as an executive officer of the Company or a business (private or public) of which an executive officer or director of the Company is (or within the last 10 calendar years was) an officer or director; (3) has been employed by the Company or by any of its direct or indirect subsidiaries in any capacity within the last five calendar years; (4) during the current calendar year or any of the three immediately preceding calendar years, has had any business relationship with the Company for which the Company has been required to make disclosure under Regulation S-K promulgated under the Securities Act of 1933, as amended, other than for service as a director or in connection with a relationship for which no more than de minimis remuneration was received in any one such year; (5) has beneficial ownership interest of 5% or more in an entity that has received remuneration, other than de minimis remuneration, from the Company, its subsidiaries, or affiliates in the preceding two years (other than in respect of its equity or debt securities holdings); or (6) is an employee, officer, or director of a not-for-profit entity that received contributions from the Company or the Company’s executive officers totaling a minimum of $100,000 or at least 1% of the entity’s total revenues (whichever is higher) in the preceding two years.

Limitation on Outside Board Service

The Company’s Amended and Restated Bylaws provide that the independent directors may not sit on more than four boards of directors of companies whose securities are registered under the Exchange Act, inclusive of the Company’s Board. The Chief Executive Officer of the Company may not sit on more than two boards of directors of companies whose securities are registered under the Exchange Act, inclusive of the Company’s Board of Directors.

Board Leadership Structure and Lead Director
The Board has been led by an independent Chair since July 2018. Pursuant to the Company’s Amended and Restated Bylaws, as amended, the Chair of the Board must be a non-employee who is an “independent director” as defined by Rule 5605 of the Nasdaq Listing Rules. For further information about such requirement, please see “Corporate Governance—Amended and Restated Bylaws.” Dr. Behrens was appointed Chair of the Board following her election in June 2019 and currently serves in that role. The Board does not currently have a Lead Director since the Chair is independent.
Board Risk Oversight
The Board as a whole is responsible for overseeing the Company’s risk exposure as part of determining a business strategy that generates long-term shareholder value. Each of the Board’s standing committees focuses on risk areas associated with its area of responsibility. The Board believes its leadership structure discussed above supports a risk oversight function that enhances a unified leadership through a single person and allows for effective input from our independent Board members, all of whom are fully engaged in Board deliberations and decisions.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Pursuant to the requirements of the Settlement Agreement, the Board has adopted Corporate Governance Guidelines that provide a framework for fulfillment of the Board’s corporate governance duties and responsibilities, taking into consideration certain corporate governance best practices, recent developments and applicable laws and regulations. The Corporate Governance Guidelines address a number of matters applicable to directors, including director independence requirements, share ownership guidelines, Board responsibilities, Board and committee service limitations, and meetings of non-management directors. The Corporate Governance Guidelines were amended in July 2021 following amendments to our Articles of Incorporation that provided for declassification of the Board over time and reduction in the share ownership threshold required to call a special meeting of shareholders, and an amendment to our Bylaws to provide for proxy access, as described below. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, under the heading “Corporate Governance.”

Proxy Access

On May 27, 2021, the shareholders of the Company approved an amendment to the Company’s Bylaws to provide for proxy access, which allows eligible shareholders (as defined in the Bylaws) who comply with the requirements set forth in the Bylaws to include their own nominees for director in the Company’s proxy materials along with the candidates nominated by the Board. A shareholder or group of up to 20 shareholders (such shareholder or shareholder group, an “Eligible Shareholder”) that has maintained continuous qualifying ownership of at least 3% of the issued and outstanding Company common stock for at least the previous three years is permitted to nominate and include up to a specified number of proxy access nominees in the Company’s proxy materials for its annual meeting of shareholders provided that the Eligible Shareholder and proxy access nominee(s) satisfy the requirements of the Bylaws. The maximum number of proxy access nominees that the Company will be required to include in its proxy materials in any year will not exceed the greater of (i) two (2) or (ii) 20% of the directors in office on the last day on which a nomination could be submitted (rounded down to the nearest whole number). Each Eligible Shareholder seeking to include a proxy access nominee in the Company’s proxy materials will be required to provide certain information to the Company specified in the Bylaws.

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, a copy of which is on our website at https://mimedx.gcs-web.com/corporate-governance/highlights. Any amendments to or waivers of the Code of Business Conduct and Ethics that require disclosure under applicable law or listing standards will be disclosed on our website at www.mimedx.com. We undertake to provide a copy to any person, without charge, upon written request to Secretary, MiMedx Group, Inc., 1775 West Oak Commons Court, NE Marietta, Georgia 30062.
Committees of the Board and Number of Meetings
During the year ended December 31, 2022, there were nine meetings of the Board. In addition to single purpose committees established from time to time to assist the Board with particular tasks, the Board has the following standing committees: an Audit Committee; a Compensation Committee; a Nominating and Corporate Governance Committee; an Ethics & Compliance Committee; and an Advanced Science & Technology Committee. In 2022, each incumbent director attended more than 88% of the aggregate of all meetings of the Board held while he or she was a director and any committees on which that director served. Although we do not have a formal policy, we strongly encourage each of our directors to attend all annual meetings of shareholders. All of our current directors attended the Company’s 2022 annual meeting of shareholders. The Settlement Agreement requires our Board and its committees to meet a minimum number of times annually as described in greater detail in each of the committee charters.
Audit Committee

The following directors serve on the Audit Committee: James L. Bierman (Chair), M. Kathleen Behrens, and Cato T. Laurencin, each of whom satisfies both Nasdaq’s and the SEC’s independence standards for audit committee members. The Board has determined Mr. Bierman is an “audit committee financial expert” as that term is defined by the SEC in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee held six meetings during the year ended December 31, 2022.
The current charter for the Audit Committee is posted on the Company’s website at https://mimedx.gcs-web.com/corporate-governance/highlights.
The Audit Committee’s charter requires that it be comprised of not less than three members of the Board, each of whom must, as determined by the Board, (a) meet the independence and experience requirements under the rules and regulations of the SEC and the rules and regulations, as applicable, of the Nasdaq Stock Market; (b) not have participated in the preparation of financial statements of the Company or any current subsidiary of the Company at any time during the past three years; (c) be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement; and (d) be free of any relationship that, in the opinion of the Board, would interfere with the member’s independent judgment. The Company’s Corporate Governance Guidelines require that at least two members of the Audit Committee have a financial background that would qualify each of them as an “audit committee financial expert” as that term is defined by in Item 407(d)(5)(ii) of Regulation S-K.
The primary purpose of the Audit Committee is to assist the Board in its duty to oversee the Company’s accounting and financial reporting processes, and the audits of the Company’s financial statements, and the Company’s internal controls over financial reporting.
The Audit Committee’s charter requires that it, among other things:
•assist the Board in its duty to oversee and monitor the accounting and financial reporting processes of the Company, the Company’s internal and outside auditors, and the audits of the Company’s financial statements and internal control over financial reporting;
•take reasonable steps to confirm the integrity, accuracy, completeness, and timeliness of the Company’s financial statements and related public filings and disclosures, including reviewing and discussing with management and the Company’s independent auditors the Company’s annual audited financial statements, quarterly financial statements, any Company financial statements contained in other periodic reports filed with the SEC, and any earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;
•review and discuss with management and the Company’s independent auditors, before release, the Company’s audited financial statements, the Company’s internal control report, the auditor’s attestation report, and Management’s Discussion and Analysis included in the Company’s Annual Report on Form 10-K and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K;
•review and discuss with management and the Company’s internal auditors, before any public release, the Company’s unaudited interim financial statements, critical accounting estimates, significant balance sheet accounts and any applicable reports (including receivables, inventory and accruals), liquidity and capital management summaries, and Management’s Discussion and Analysis to be included in the Company’s subsequent Quarterly Report on Form 10-Q;
•review and discuss with the Company’s independent auditors the Company’s audited financial statements and audit findings and discuss with the independent auditors those matters required to be discussed by applicable requirements as may be imposed by the Public Company Accounting Oversight Board (“PCAOB”);
•take responsibility for the appointment, compensation, retention and oversight of the work of any public accounting firm engaged for the purpose of preparing or issuing audit reports or performing other audit, review or attest services and ensure that each such registered public accounting firm reports directly to the Audit Committee;
•establish policies and procedures to take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditors;

•preapprove the hiring of employees or former employees of the independent auditor who were involved in the Company’s audits in prior years, and consult with such independent auditor to determine if such hiring would impair the outside auditor’s independence, and recommend to the Board any other such policies they deem appropriate for the Company’s hiring of employees or former employees of the outside auditor;
•establish policies and procedures for the engagement of the independent auditors to provide permitted non-audit services;
•review with the Company’s independent auditors, internal auditors, and management the adequacy of the Company’s internal financial controls and reporting systems, including, but not limited to, those related to inventory control and revenue recognition;
•review and discuss with management and the Company’s independent auditors (1) all critical accounting policies and practices to be used in the audit, including, but not limited to, those related to inventory control and revenue recognition; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the independent auditors; and (3) other material written communications between the independent auditors and management;
•provide, as part of any proxy statement filed pursuant to SEC regulations, any Audit Committee report required by SEC regulations;
•establish procedures for the receipt, retention and treatment of complaints or concerns received by the Company regarding accounting, internal controls or auditing matters;
•review and pre-approve related party transactions with reporting persons specified in Section 16 of the Exchange Act for potential conflicts of interest and review and approve related party transactions; and
•conduct an annual review of the Audit Committee’s performance, annually review and reassess the adequacy of the Audit Committee charter and make recommendations to the Board with respect and changes to the Audit Committee charter.

In fulfilling its duties in 2022, the Audit Committee met with management periodically to consider the adequacy of the Company’s internal control over financial reporting and management’s efforts to remediate the material weaknesses and significant deficiencies in internal control previously reported publicly by the Company.

The Audit Committee is authorized to delegate responsibilities to subcommittees or the Chair of the Audit Committee as necessary or appropriate.

Compensation Committee
The following directors serve on the Compensation Committee: K. Todd Newton (Chair), Martin P. Sutter, and Michael Giuliani, each of whom satisfies both Nasdaq’s and the SEC’s independence standards for compensation committee members. The Compensation Committee held six meetings during the year ended December 31, 2022.
The current charter for the Compensation Committee is posted on the Company’s website at https://mimedx.gcs-web.com/corporate-governance/highlights. The Compensation Committee must be comprised of at least three directors, each of whom must be independent.
The primary purpose of the Compensation Committee is to assist the Board in discharging its responsibilities relating to overseeing the compensation of the Company’s executive officers. The Compensation Committee has overall responsibility for evaluating and approving the Company’s equity compensation plans, policies and programs for all levels within the Company, and certain other compensation programs, including for the named executive officers (the “NEOs”) identified in the Compensation Discussion and Analysis (“CD&A”) section below.
The Compensation Committee’s charter requires that it, among other things:
•annually review and determine the annual compensation, including amounts and terms of base salary, bonus, incentive compensation, perquisites and all other compensation for the Company’s executive officers, and recommend their annual compensation for approval by the Board;
•annually evaluate the performance of the Company’s Chief Executive Officer;

•annually, at the Compensation Committee meeting coincident with the Company’s annual meeting of shareholders, review and determine the compliance of the Company’s executive officers with the stock ownership guidelines applicable to them and report such compliance to the Board;
•prepare an annual Compensation Committee report as required by SEC rules to be included in the Company’s proxy statement or annual report on Form 10-K stating that the Compensation Committee has reviewed and discussed the CD&A with management and based on that review and discussion, recommended to the Board that the CD&A be included in the Company’s annual report on Form 10-K and in the Company’s proxy statement;
•annually review executive compensation strategies and equity programs, and supplemental executive benefits programs (if any) not provided to all eligible employees generally;
•recommend to the Board the compensation for directors (including retainer, committee and committee chair fees, stock incentive awards, and other similar items, as appropriate);
•review employment agreements, severance arrangements, and change in control agreements and provisions, as well as any related special supplemental benefits, for the executive officers and recommend any and all such agreements, arrangements, provisions and benefits for approval by the Board; and review change in control arrangements and provisions and any related special supplemental benefits for all employees and recommend any and all such agreements, provisions and benefits for approval by the Board;
•review and make recommendations to the Board with respect to the adoption and amendment of equity-based plans, and establish criteria for the terms of awards granted to participants under such plans. Grant awards in accordance with such criteria and approved forms, and exercise all authority granted to the Compensation Committee under such plans, or by the Board in connection with such plans;
•review and approve proposed equity grants for all participants other than executive officers, and review and recommend for approval by the Board proposed equity grants for executive officers;
•review and recommend for approval by the Board incentive-based cash compensation plans for the CEO, COO, executive officers and other executives reporting directly to the CEO or COO. Establish criteria for the terms and measurements of incentives earned under such plans; and
•oversee management’s efforts to monitor and improve all aspects of the engagement of the Company’s human resources during their collective pursuit of the Company’s strategic initiatives and objectives, to include, but not limited to, the timely, efficient and effective hiring, orientation, deployment, utilization, performance, supervision, development, dedication, motivation, loyalty, accountability, evaluation, counseling, incentive based cash compensation, teamwork and retention of such human resources, and review and oversee the Company’s policies and programs for diversity and inclusion; and
•review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk;
•annually receive and review reports of the Ethics and Compliance Committee, including with respect to the Chief Executive Officer, Chief Financial Officer, and the Chief Compliance Officer;
•review, adopt and amend compensation recoupment policies, related agreements, and other policies and procedures, including with respect to termination of officers who participate in violations of law or disregard supervisory responsibilities with respect thereto;
•oversee the Company’s compliance with SEC rules and regulations regarding shareholder approval of executive compensation matters and the disclosure of compensation related actions, including advisory votes on executive compensation and the frequency of such votes, and consider the results of such votes; and
•review and recommend to the Board the appointment or removal, including severance arrangements, of each officer of the Company within the meaning of Section 16 of the Exchange Act.

The Compensation Committee is authorized to delegate responsibilities to subcommittees of the Compensation Committee as necessary or appropriate.

Nominating and Corporate Governance Committee
The following directors serve on the Nominating and Corporate Governance Committee: Martin P. Sutter (Chair), M. Kathleen Behrens, and Phyllis Gardner, each of whom satisfies Nasdaq’s independence standards. The Nominating and Corporate Governance Committee held four meetings during the year ended December 31, 2022.
The current charter for the Nominating and Corporate Governance Committee is posted on our website at https://mimedx.gcs-web.com/corporate-governance/highlights. The Nominating and Corporate Governance Committee must be comprised of at least two directors, each of whom must be independent.
The primary purposes of the Nominating and Corporate Governance Committee are to make recommendations to the Board concerning the composition and structure of the Board, identify individuals qualified to become Board members, recommend to the Board the director nominees for the next annual meeting of shareholders and in the event of any vacancies on the Board, develop and recommend to the Board a set of corporate governance principles applicable to the Company.
The Nominating and Corporate Governance Committee’s charter requires that it, among other things:
•annually present to the Board a list of individuals who meet the criteria for Board membership, recommend such individuals for nomination for election to the Board at the annual meeting of shareholders and consider suggestions received from shareholders regarding director nominees in accordance with any procedures adopted from time to time by the Nominating and Corporate Governance Committee and pursuant to the Corporate Governance Guidelines;
•evaluate and report to the Board on the performance and effectiveness of the Board to facilitate the directors fulfilling their responsibilities in a manner that serves the interests of the Company’s shareholders including an assessment of the Board’s compliance with general corporate governance guidelines and identification of areas in which the Board could improve its performance;
•review shareholder proposals relating to corporate governance and other matters and recommend to the Board the Company’s response to such proposals, as required or advisable;
•consider and recommend to the Board the optimum size, classifications, terms of office of nominees, members and criteria for Board and committee membership;
•recommend the functions of the various committees of the Board, the members of the committees and the chairs of the committees;
•annually conduct a review of the Nominating and Corporate Governance Committee’s performance and annually review the self-evaluations by the other committees of the Board and report to the Board on the conclusions reached with respect to the performance of the other committees of the Board;
•recommend the functions of the various committees or subcommittees of the Board, the members of the committees or subcommittees, and the chairpersons of the committees or subcommittees;
•assist the full Board in determining the independence of its members and nominees at least annually;
•review and make recommendations to the Board concerning the adoption of corporate governance policies and principles for the Company;
•review and recommend to the Board proposed changes to the Company’s Articles and Bylaws, as required or advisable;
•ensure compliance with and routinely review and update the Corporate Governance Guidelines;
•make recommendations to the Board concerning orientation, training, and continuing education of members of the Board and various committees or subcommittees of the Board; and
•annually, at the Nominating Committee’s meeting coincident with the Company’s annual meeting of shareholders, review and determine the compliance of the Company’s directors with the Stock Ownership Guidelines applicable to directors, and report such compliance to the full Board.

The Nominating and Corporate Governance Committee is authorized to delegate responsibilities to subcommittees of the Nominating and Corporate Governance Committee as necessary or appropriate.
Ethics and Compliance Committee
The following directors serve on the Ethics and Compliance Committee: William A. Hawkins (Chair), Cato Laurencin, and K. Todd Newton. Each of the Committee members meets the independence requirements of the Nasdaq rules for independence. The Ethics and Compliance Committee held four meetings during the year ended December 31, 2022.
The current charter for the Ethics and Compliance Committee is posted on our website at https://mimedx.gcs-web.com/corporate-governance/highlights. The Ethics and Compliance Committee is required to be comprised of at least three directors, all of whom must be independent, and at least one of whom must have a substantial compliance background.
The principal role of the Ethics and Compliance Committee is to assist the Board in its duty to oversee the Company’s establishment and management of its corporate ethics and compliance program. In establishing this Ethics and Compliance Committee, the Board recognizes that healthcare fraud and abuse laws and regulations are complex and subject to evolving interpretation and enforcement discretion, which may affect the Company’s ability to operate. The Ethics and Compliance Committee’s charter requires that it, among other things:
•oversee and monitor the activities of Company management and pertinent outside consultants, including distributors of the Company’s products, with respect to the Company’s establishment and management of its corporate ethics and compliance program;
•oversee the efforts of the Chief Compliance Officer, including:
◦approve of decisions regarding the appointment and removal of the Chief Compliance Officer;
◦review the budget, resource plan and organizational structure of the Compliance function;
◦review the Company’s efforts that demonstrate the Company’s commitment to the elements of an effective ethics and compliance program as initially outlined in the Federal Sentencing Guidelines for Organizations and refined over time; and
◦review the performance of the Chief Compliance Officer and concur with any changes to his or her compensation;
•receive reports and complaints regarding officers and directors, oversee investigations into any such reports, and present findings and recommendations regarding any appropriate disciplinary or other remedial actions to the Board;
•assess on an annual basis regarding certain executive officer’s contribution to the Company’s culture of ethics and compliance with applicable laws, rules, and regulations;
•review any pre-approval requests for waivers of compliance with the Company’s Code of Conduct; and
•conduct an annual review of the Committee’s performance.
The Ethics and Compliance Committee is authorized to delegate responsibilities to subcommittees of the Ethics and Compliance Committee as necessary or appropriate.
Advanced Science and Technology Committee

The members of the Advanced Science and Technology Committee are: Cato T. Laurencin (Chair), Phyllis Gardner, and Michael J. Giuliani. The Advanced Science and Technology Committee held four meetings during the year ended December 31, 2022. The Advanced Science and Technology Committee was established to (a) periodically examine management's direction, strategy and investment in the Company's science and technology related initiatives; (b) assess the rigor and quality of science and technology research and data generated by and for the Company, and (c) oversee the work of science related advisory committees for the Company. The committee may meet privately with independent consultants and is free to speak directly and independently with any members of management in discharging its responsibilities.
Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Board of Directors. Our Compensation Committee is comprised of K. Todd Newton (Chair) (who joined our Compensation Committee in 2023. Martin P. Sutter, and Michael Giuliani. James L. Bierman also served on our Compensation Committee during 2022.

Evaluation of Director Candidates
The Nominating and Corporate Governance Committee, seeks to recommend qualified individuals to become members of the Board, and takes into consideration such factors as it deems appropriate based on current needs. The Board considers many factors when evaluating the suitability of, and selecting, individual director nominees, including, but not limited to, the following criteria applicable to all director nominees: (i) a commitment to the Company’s basic beliefs as set forth in the Company’s Code of Business Conduct and Ethics; (ii) integrity, intelligence and strength of character; (iii) reputations, both personal and professional, consistent with the image and reputation of the Company; (iv) strong leadership skills; (v) the ability to exercise sound business judgment; (vi) relevant expertise and experience, including educational or professional backgrounds, and an ability to offer advice and guidance to management of the Company based on that expertise and experience; (vii) a general understanding of marketing, finance and other disciplines relevant to the success of a publicly-traded company in today’s business environment, (viii) relevant regulatory experience, (ix) independence and decision-making ability, (x) interpersonal skills, (xi) community activities and relationships, (xii) the interrelationship between the candidate’s experience and business background and other Board members’ experience and business background, and (xiii) a willingness to commit the necessary time and effort to attend and participate in Board meetings and related Board activities, and also to ensure an active Board whose members work well together. The Board composition is also subject to the requirements set forth in our Corporate Governance Guidelines.
Although the Nominating and Corporate Governance Committee has not established a specific policy for consideration of diversity in its nominating process, one of its goals is to foster diversity and inclusion on the Board.
Set forth below is information concerning the gender and demographic background of each of our current directors, as self-identified and reported by each director. This information is being provided in accordance with Nasdaq’s board diversity rules.

BOARD DIVERSITY MATRIX AS OF May 3, 2023
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7	—	—
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latin	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Procedures by which Security Holders May Nominate Individuals for Election to the Board

To nominate a person for election as a director at an annual meeting of shareholders, the Company’s Amended and Restated Bylaws require that timely notice of the nomination in proper written form, including all required information as specified in the Amended and Restated Bylaws, be mailed to the Secretary, at MiMedx Group, Inc., 1775 West Oak Commons Court, NE, Marietta, Georgia 30062. The Nominating and Corporate Governance Committee will consider for nomination candidates recommended by shareholders on the same basis as candidates recommended by members of the Board or other sources. Any proposed director candidate must satisfy the criteria for Board membership set forth in the charter of the Nominating and Corporate Governance Committee or otherwise approved by the Nominating and Corporate Governance Committee and the Board from time to time.
Shareholder Communications with the Board
Shareholders may communicate with the Board, or individual directors, by sending such communications in writing to: MiMedx Group, Inc., Board of Directors, c/o Secretary, 1775 West Oak Commons Court, NE, Marietta, Georgia 30062.
The Secretary will review each shareholder communication. The Secretary will forward to (i) the entire Board, (ii) the non-management members of the Board, if so addressed, or (iii) the members of a Board committee, if the communication relates to a subject matter clearly within that committee’s area of responsibility, each communication that (a) relates to the Company’s business or governance, (b) is not offensive and is legible in form and reasonably understandable in content and (c) does not merely relate to a personal grievance against the Company or a team member or further a personal interest not shared by other shareholders generally.

EXECUTIVE OFFICERS
The following persons currently serve as our executive officers:
Joseph H. Capper, 59, became the Company’s Chief Executive Officer in January 2023. The biography for Mr. Capper can be found under the heading “Biographies of Other Continuing Directors – Class II” above.
Peter M. Carlson, age 58, was appointed Chief Financial Officer in March 2020. He joined the Company as Executive Vice President - Finance in December 2019. From 2017 to 2018, Mr. Carlson served as Chief Operating Officer at Brighthouse Financial, Inc., where he helped establish the $200 billion (assets) U.S. life and annuity insurance company as a separate entity following its August 2017 spin-off from MetLife, Inc., one of the world’s leading financial services companies. He was the Chief Accounting Officer at MetLife, Inc. from 2009 to 2017 where his global responsibilities included accounting, financial planning, tax, and investment finance. Prior to joining MetLife in 2009, Carlson was the Corporate Controller at Wachovia Corporation. He currently serves as a director of White Mountains Insurance Company (NYSE: WTM). Mr. Carlson holds a Bachelor of Science from Wake Forest University and is a trustee of the university. He is licensed as a certified public accountant in North Carolina and New York.
    William F. “Butch” Hulse IV, age 49, was appointed General Counsel and Chief Administrative Officer in April 2022. He joined the Company as General Counsel and Secretary in December 2019. Prior to joining the Company, Mr. Hulse was a member of Dykema Gossett, PLLC, a national law firm since 2017, where he focused on representing life science companies. His practice included acting as outside general counsel for life sciences companies and advising such companies on a wide array of topics and industry specific matters. Prior thereto, he was with Acelity, LP, Inc. (formerly Kinetic Concepts, Inc.), a global medical technology company with leadership positions in advanced wound care, surgical solutions and regenerative medicine, from 2008 to 2017 in a variety of roles of increasing responsibility. From 2013 to 2017, he served as Acelity’s Chief Compliance Officer and Senior Vice President for Enterprise Risk Management, Quality, and Regulatory. Prior to that, he served as Division General Counsel for Acelity’s advanced wound care business unit and as Associate General Counsel for litigation and investigation matters as well as employment matters. Mr. Hulse holds a Bachelor of Arts from Angelo State University and a J.D. from the Baylor University School of Law.
Robert B. Stein, M.D., Ph.D., age 72, was appointed President, Regenerative Medicine and Biologics Innovation in April 2022. He joined the Comany as Executive Vice President, Research and Development in August 2020. Dr. Stein received his M.D. and Ph.D. in Physiology and Pharmacology from Duke University and his B.S. in biology and chemistry from Indiana University. Following residency, Dr. Stein served in increasing roles of responsibility at Merck, Sharp and Dohme Research Laboratories from 1982 to 1990 with contributions to three new products, Cozaar (a prescription drug), Sustiva (an HIV antiviral), and Gardasil (a vaccine). From 1990 to 1996 he served as the first head of Research and Development for Ligand Pharmaceuticals. In 1996, he became Executive Vice President, Research and Pre-clinical Development for DuPont-Merck and DuPont pharmaceuticals, leading to the registration of Sustiva and Innohep and the discovery and advancement of blockbuster Eliquis, subsequently registered by Bristol Myers Squibb Company. Following the acquisition of DuPont by Bristol Myers Squibb, from November 2001 to September 2003 he served as President, R&D and Chief Scientific Officer of Incyte Pharmaceuticals. From September 2003 to January 2007, he served as President of Roche Palo Alto LLC. From August 2008 to May 2010, he served as Chief Executive Officer of Kinemed, Inc., a translational medicine company. Following Kinemed, from January 2014 to September 2015, he served as Chief Scientific Officer, and from September 2015 to March 2017 as President, R&D, for Agenus Inc, an immuno-oncology company. He then served as a full-time Senior Advisor, R&D, to Agenus and AgenTus from March 2017 to October 2019. During this time, Agenus advanced 13 monoclonal antibodies into the clinic and formed significant partnerships with Incyte, Merck, UCB, and Gilead.
Ricci S. Whitlow, age 55, was appointed Executive Vice President and Chief Operating Officer in January 2023. From September to December 2022, Ms. Whitlow provided strategic solutions for pharmaceutical and medical device companies as Principal of Whitlow Advisory Services LLC. Prior to that, Ms. Whitlow served as President, Clinical Supply Services of Catalent, Inc., from January 2020 to August 2022. Before this role, she was the Senior Vice President, Technical and Corporate Operations of Optinose, having joined that company as its Vice President, Technical Operations in 2017. Prior to her positions at Catalent and Optinose, Ms. Whitlow’s extensive career has included leadership roles at a number of MedTech companies, including LifeCell, Kinetic Concepts and Johnson & Johnson. Ms. Whitlow is a certified Six Sigma Green Belt, and holds a Master’s degree in Business Administration from the TRIUM program of NYU Stern School of Business, London School of Economics, and HEC Paris, as well as a Bachelor of Science in Industrial Engineering from Texas A&M University.

RELATED PARTY TRANSACTIONS
The Company is required to disclose certain transactions by the Company in which “related persons”' have a direct or indirect material interest and the amount involved exceeds $120,000 (a“Related Party Transaction”). Related persons include any director, nominee for director, executive officer of the Company, any immediate family members of such persons, and any persons known by the Company to be beneficial owners of more than 5% of the Company’s voting securities.
Under its charter, the Audit Committee is responsible for reviewing and approving all Related Party Transactions. In determining whether to approve or ratify a Related Party Transaction, the Audit Committee considers all relevant facts and circumstances available to it, such as:
•whether the terms of the transaction are fair to the Company and at least as favorable to the Company as would apply if the transaction did not involve a related party;
•whether there are demonstrable business reasons for the Company to enter into the transaction;
•whether the transaction would impair the independence of an outside director; and
•whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.
The Company maintains a written policy with respect to related party transactions. Based on information available to the Company and provided by the Company's directors and executive officers, the Company does not believe that there have been any Related Party Transactions since January 1, 2022 that would be required to be disclosed as a Related Party Transaction pursuant to the applicable rules of the Securities and Exchange Commission.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation philosophy and reviews the Company’s accomplishments and our compensation decisions for the following named executive officers (“NEOs”) for the fiscal year ended December 31, 2022:

•K. Todd Newton (interim Chief Executive Officer from September 2022 to January 2023, and Board member since June 2019);
•Peter M. Carlson (Chief Financial Officer since March 2020; joined the Company as Executive Vice President - Finance in December 2019);
•William F. “Butch” Hulse IV (General Counsel and Chief Administrative Officer since April 2022; joined the Company as General Counsel and Secretary in December 2019);
•Robert B. Stein (President, Regenerative Medicine and Biologics Innovation since April 2022; joined the Company as Executive Vice President - Research and Development, in August 2020);
•Timothy R. Wright (former Board member and former Chief Executive Officer, serving from May 2019 until September 2022); and
•Rohit Kashyap, Ph.D. (former President, Wound Care & Surgical from April 2022 until January 2023; joined the Company as Executive Vice President and Chief Commercial Officer in August 2020).
The Compensation Committee (the “Committee”) is responsible for evaluating and determining the compensation paid to the NEOs. All components of compensation for the NEOs are then recommended by the Committee to the Board for approval.
Summary Overview of 2022

In 2022 and early 2023, the Company made significant changes – and significant progress – to strengthen the business and position it for success over both the short- and long-term. At the center of these efforts remains a focus on our obligation to unlock shareholder value. In the discussion below, we highlight many of these recent achievements, from our commercial execution and revamped financial reporting to the series of changes to senior management in late 2022 and into early 2023.

The compensation philosophy for our senior leadership, including the recent additions of a new CEO and other accomplished executives with highly relevant experience and expertise in the MedTech space to MIMEDX, is based in part on the achievement of performance, commercial execution, and the design and fulfillment of strategic objectives in support of our growing business.

On the commercial front, we launched two new products in 2022 with a particular focus on the Surgical Recovery segment of the market and also realigned certain territories and roles in order to better position ourselves for growth in the marketplace. Within our quality, operations and regulatory (“QOR”) division, the teams, led by our new COO, are predominantly focused on ensuring product availability, developing a world-class quality system, and adapting to the evolution of the regulatory landscape in which we operate.

Finally, our general and administrative functions have been streamlined in an effort to reduce the expense burden of corporate services on the Company’s financial profile. We have outlined clear profitability targets that we intend to achieve in the near-term, including a reduction in corporate expenses as a percentage of our total net sales.

Highlights of our 2022 and early-2023 Business Activities

Discussion of 2022 Net Sales

Our net sales grew in 2022, particularly as we expanded the use of our products in the Surgical Recovery setting and introduced new products for this setting. For the full year 2022, our net sales of $267.8 million reflected a 3.6% increase year-over-year. Excluding sales of our Section 351 products prior to the end of FDA’s period of Enforcement Discretion on May 31, 2021, our adjusted net sales reflected a 10.5% increase year-over-year. Our original guidance for adjusted net sales growth for 2022 was in a range of 11% to 14%. In November, during our third quarter conference call, we announced that we expected full year net sales to be in a range of $266 million to $269 million. Our 2022 net sales result was consistent with this updated guidance.

Leadership Transition & Other Changes to Management Team

In September, the Board made the decision to implement a leadership transition, appointing K. Todd Newton interim Chief Executive Officer, replacing Timothy R. Wright, and formed a search committee for a full-time CEO. As part of this announcement, Mr. Wright departed from the Company and the Board on the same date. The Board’s decision to make this change was driven by a desire to accelerate our performance, renew our focus on execution, improve the Company’s financial profile and capitalize on the significant opportunity within our Wound & Surgical and Regenerative Medicine businesses.

Mr. Newton Background

Please see the description of Mr. Newton’s background provided above under “Board of Directors — Biographies of Directors and the Board Nominees.”

Mr. Newton Compensation Arrangements

The Compensation Committee approved Mr. Newton’s compensation in conjunction with his appointment as interim CEO, which included the following:

i.a monthly salary of $54,166.67;
ii.reimbursement for reasonable expenses incurred traveling to and from the Company’s headquarters to conduct Company business;
iii.temporary corporate housing at the Company’s headquarters location; and
iv.a grant of restricted stock units representing 200,000 shares of the Company’s common stock (the “Sign-On RSUs”), which were granted to Mr. Newton on September 15, 2022 with a maximum vesting period of one year (see below under “—Agreement with Mr. Newton” for further details).

Subsequent Appointment of Mr. Capper as CEO

On January 30, 2023, we announced the appointment of Joseph H. Capper as Chief Executive Officer and a member of the Company’s Board of Directors. Please see the description of Mr. Capper’s background provided above under “Board of Directors — Biographies of Directors and the Board Nominees.”

Other Named Executive Departures & Additions

Following the announced leadership transition in September 2022, a number of additional changes were made to its executive team and other roles within the organization. Notably, the changes reduced the number of VP-level or higher positions at the Company, which we expect to result in annual savings of approximately $5 million.

On December 16, 2022, we also announced that Dr. Rohit Kashyap, President Wound & Surgical, resigned from his position at the Company, effective January 3, 2023. Dr. Kashyap’s resignation was voluntary, not the result of any dispute or disagreement with the Company or its Board of Directors, and did not make him eligible for any severance benefits. Dr. Kashyap was not replaced.

On January 3, 2023, we announced the appointment of Ricci S. Whitlow as Chief Operating Officer. In this role, Ms. Whitlow will lead the efforts of the Company’s manufacturing, supply chain, procurement, quality and regulatory functions. Ms. Whitlow joins MIMEDX from Catalent, where she most recently served as President, Clinical Supply Services.

On March 23, 2023, we announced that Peter M. Carlson, our Chief Financial Officer, had informed us of his decision to leave MIMEDX to pursue other opportunities at an effective date to be mutually agreed upon. We have initiated a search for our next Chief Financial Officer and Mr. Carlson will be assisting MIMEDX throughout this process to ensure a smooth transition.

Establishment of Business Units and Associated Segment Reporting

In April 2022, the Company began managing its operations in two business units: Wound & Surgical and Regenerative Medicine. Beginning with the third quarter of 2022, the Company began reporting its financial results using these reportable segments. We believe this reporting structure provides our shareholders with greater visibility into the performance of our commercial business, expense control efforts and investments in our Regenerative Medicine development.

Under this reporting structure, we have outlined the following financial goals for the Company:

•The Company's goal is to deliver net sales percentage growth in the low double-digits annually.

•In 2023, the Company expects to see continued growth in both the wound and surgical end markets throughout the year, particularly in the hospital and wound care clinic sites-of-service, as well as a modest contribution from sales generated in Japan. However, in light of the ongoing uncertainty around potential changes to the U.S. Centers for Medicare and Medicaid Services reimbursement in the private physician office setting, the Company anticipates a continued challenging environment in this site-of-service during the year.

•As previously communicated, the Company has goals to achieve a Wound & Surgical segment contribution margin at or above 30% of segment net sales and corporate expenses as a percentage of sales below 20%.

New Product Launches

In September, we announced the launch of two important new products designed for unmet needs of the Surgical Recovery market: AMNIOEFFECT and AXIOFILL. AMNIOEFFECT is a tri-layer placental tissue allograft that contains amnion, intermediate layer and chorion membranes. This product is designed to meet the needs of surgeons performing procedures where a more robust allograft with expansive size offerings is desired. AXIOFILL is an extracellular matrix derived from human placental disc, and is designed to provide a cost-effective human collage scaffold that is conducive for use in large, complex wounds and those of irregular geometries.

Japan Commercial Launch

In mid-September, we secured and announced reimbursement approval for EPIFIX in Japan. In January 2023, we announced an exclusive distribution agreement with Gunze Medical Japan (“Gunze Medical”), a subsidiary of Gunze Limited, for sales of EPIFIX in the Japanese market. Gunze Medical is a leading distributor of products used in a wide range of wound and surgical settings, including bioabsorbable devices and materials, like sutures and sheet products. The company has a national team of over 90 sales representatives and clinical support staff as well as strong existing clinician relationships. EPIFIX is the first amniotic tissue product approved in the Japanese market and we believe Gunze Medical is an ideal partner for us as we look to service unmet patient needs in this significant market.

Advancing our Knee Osteoarthritis R&D Program

Over the course of 2022, we completed a comprehensive root cause analysis and corrective action plan following the Company’s Phase 2B clinical trial for our mDHACM candidate for knee osteoarthritis (“KOA”), which had failed to meet the study’s primary endpoints as announced in 2021. These findings along with corrective actions were shared through a series of extensive interactions with the FDA, through an RMAT Type B meeting, protocol amendments for our first registrational clinical study and CMC amendments, all of which took place during the second half of 2022. We initiated a registrational clinical trial for KOA in February 2023.

Pipeline Acceleration with Turn Therapeutics

In December 2022, we announced an in-licensing and distribution agreement with Global Health Solutions, Inc. (d.b.a. Turn Therapeutics or “Turn”), providing us with worldwide exclusive rights to Turn Therapeutics’ proprietary antimicrobial technology platform. PermaFusion® is petrolatum-based, liquid-in-oil suspension technology that involves the creation of nanodroplets without binding agents or emulsifiers and also includes a process to coat materials with antimicrobial-infused petrolatum. Turn’s intellectual property estate includes “mixing” and “coating” intellectual property and provides protection up to 20 years. MIMEDX expects this technology to be included in the creation of a number of new antimicrobial products for the Wound & Surgical markets.

Under the terms of the agreement, MIMEDX has exclusive rights to develop future products for the wound care, burn, and surgical fields using Turn’s intellectual property. Turn received an upfront cash payment and is entitled to future regulatory and product commercial milestones along with royalties on the sales of such products.

Shareholder Engagement and Responsiveness to 2022 “Say-on-Pay” Vote

Our annual say-on-pay vote is one of our opportunities to receive feedback from shareholders regarding our executive compensation program, and the Compensation Committee incorporates the result of this vote when determining the compensation of the Company’s executive officers. At our 2022 Annual General Meeting of Stockholders, the voting matter regarding executive compensation passed with 66.9% approval. Following the 2022 vote, the Board took a number of significant actions partially in response to shareholder feedback, including shareholder engagement and increased levels of performance-based compensation. Together with the leadership transitions and structural changes described herein, those changes more closely align compensation with shareholder interests and position the Company for accelerated performance and enhanced ability to capitalize on opportunities.

Following the 2022 vote, our Board Chair and other members of our Board as well as members of our senior management met with – or offered to meet with – current and prospective shareholders to discuss and obtain feedback regarding a wide variety of topics. These topics included the Company’s executive compensation practices, the leadership transition, financial results, strategy, outlook, governance and sustainability practices. We believe regular and transparent dialogue with our investors is beneficial for all parties. Our Compensation Committee will continue to consider both the outcome of our say-on-pay voting as well as ongoing stockholder feedback when making future compensation decisions for our NEOs.

Since our 2022 Annual General Meeting of Stockholders,

a.We have proactively reached out to investors representing approximately 43% of our outstanding common shares
b.We have met with investors representing 37% of our outstanding common shares
c.We have had Directors lead meetings with investors representing 37% of our outstanding common shares

Note: Shareholder ownership data calculated based upon holdings as of 12/31/2022

In our meetings, shareholders expressed support and positive feedback for the actions taken by the Board, interim CEO and management to reinvigorate performance on both the top and bottom line, while continuing to invest in product development, including our KOA program. While our sustainability disclosures are relatively new, we have received positive feedback for incorporating these disclosures into the Company’s website and SEC filings.

As a result of the feedback we obtained in our discussions with stockholders, we have made a number of enhancements to our executive compensation program and related disclosures, with an emphasis on increasing the amount of variable pay tied directly to Company performance.

Compensation Philosophy

MIMEDX’s compensation practices are guided by three overarching principles:

Attract & retain key talent with specific expertise

MIMEDX seeks to attract and retain executives and other employees that share the Company’s mission to develop and deliver innovative products that help physicians treat patients suffering from acute and chronic non-healing wounds. In order to find and employ these highly-qualified executives and align them with the Company’s operational and financial goals, we recognize that we must be able to provide a competitive compensation package. As a result, the Company studies competitive compensation practices at a number of peer organizations in order to formulate a total compensation program that is compelling for the executives, seeks to ensure that the structure encourages and rewards performance over both the short- and long-term, and is an important tool to retain these individuals.

Pay-for-performance

Our compensation program is designed to promote the achievement of various objectives, including financial and operational targets, and we believe it is structured consistent with a desired pay-for-performance culture. As a result, a significant portion of our executive’s variable compensation is at-risk contingent upon the achievement of stated financial and non-financial objectives.

Align executive interests with those of our stockholders

We seek to link compensation with the achievement of short- and long-term financial and operating goals and refrain from providing “golden parachute” excise tax gross-ups, or accelerated equity vesting, except in limited circumstances.

Compensation Governance Highlights

What we do	What we avoid
Implement a practice of pay-for-performance – aligning executive compensation to company goal and personal performance with a focus on the creation of long-term shareholder value

Have an independent advisor engaged by our Compensation Committee to assist in the design of our compensation program

Regular shareholder engagement related to compensation

Conduct an annual say-on-pay vote

Maintain a Clawback Policy for certain situations

Conduct an Annual Compensation Risk Assessment

Benchmark our compensation practices to ensure executive compensation is aligned with practices of our peer group

No hedging or pledging of Company securities

No Evergreen provisions in our equity plan

No repricing of underwater options without stockholder approval

No employment agreements for our executive officers other than the CEO and our current CFO

No excessive perquisites for our executives

No guaranteed bonuses, pay increases, or equity awards

No single trigger change in control cash payments

No tax gross-ups on change in control payments

Pay Setting Process
Role of the Compensation Committee

The Compensation Committee (the “Committee”) is responsible for evaluating and determining the compensation paid to the NEOs. All components of compensation for the NEOs are then recommended by the Committee to the Board for approval. The Committee relies on a combination of goals stemming from our ongoing strategic planning as well as market trends for similarly sized medical technology companies to help guide our executive compensation structure.

Role of the Independent Compensation Consultants

In making compensation decisions for 2023, the Committee has engaged a new independent advisor, Willis Towers, and continues to work with AON Consulting Inc. through its Radford subdivision (“Radford”). The independent compensation consultant is solely hired by, and reports directly to, the Committee. The Committee also has the sole authority to retain and terminate the independent consultant. At the Committee’s discretion, the role of the independent compensation consultant is to:

•Provide independent advice to the Committee on current compensation trends and best practices;
•Advise on plans or practices that may improve our compensation program’s effectiveness;
•Attend Committee meetings; and
•Conducts compensation-related research.

The Committee has received communication from Willis Towers and Aon confirming that they are each free of any conflicts of interest and independent under applicable exchange rules.

Role of Management

Our CEO and our other executive officers do not set their own compensation, nor are they present when the compensation committee sets their specific individual compensation. Our CEO provides an evaluation of each executive officer’s performance to the Compensation committee, and makes recommendations with respect to base salary, target incentives (cash and stock) and award amounts for each executive. This feedback is considered by the Committee, which makes its own determination.

Our Chief Human Resources Officer provides the CEO and the Committee with additional analysis and guidance as may be required to enable the CEO to make informed recommendations and enable the Committee to evaluate these recommendations and execute its responsibilities.
Use of a Peer Group
The peer group used by the Company is comprised of publicly-traded companies across the medical device, pharmaceutical, biotechnology and life sciences sectors of the healthcare industry. In 2022, the Company critically evaluated the continued appropriateness of its peer group in the prior year based on a combination of organizational criteria, revenue, market capitalization, and industry sector. Organizational criteria include number of employees as well as qualitative factors such as industry, markets, and development stage. The data from the peer group companies for the NEOs provides the Committee with a benchmark that it views as a point of reference, but not as a determining factor, for the compensation of the NEOs.

MIMEDX Peer Group

Akebia Therapeutics Inc.	NanoString Technologies Inc.	PTC Therapeutics, Inc.
Amarin Corporation plc	Omeros Corporation	Standard BioTools Inc.
Artivion, Inc.	OraSure Technologies, Inc	Travere Therapeutics, Inc
Collegium Pharmaceutical, Inc.	Organogenesis Holdings Inc.	Vanda Pharmaceuticals, Inc.
Ironwood Pharmaceuticals, Inc.	Orthofix Medical Inc.	Vericel Corporation
Meridian Bioscience, Inc.	Pacira Biosciences, Inc.

Additions to Peer Group
Amarin Corporation plc
Artivion, Inc.
Pacira Biosciences, Inc.
PTC Therapeutics, Inc.
Standard BioTools Inc.

Deletions from Peer Group
CryoLife, Inc.
Fluidigm Corporation
Halozyme Therapeutics, Inc.
Luminex Corporation
Precigen, Inc.
Spectrum Pharmaceuticals, Inc.

As reconstituted, MIMEDX ranked at the 76th, 42nd, and 32nd percentiles among the peer group for number of employees, revenues and market capitalization, respectively as of December 31, 2022.

The Committee uses competitive compensation data from the annual total compensation study of peer companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader United States market. Instead, the Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning, as well as the realities of attracting and retaining key employees.

2022 Compensation Components

The principal components of compensation for MIMEDX’s NEOs are base salary, annual cash incentives and long-term equity incentives. Cash incentives are included to encourage and reward effective performance relative to the Company’s near-term plans and objectives. Equity incentives are included to promote longer-term focus, to help retain key contributors and to align the interests of the Company’s executives and shareholders. In addition to other equity vehicles, we utilized Performance Share Units with our NEOs and key executives to drive pay for performance of Company goals. In 2022, our NEOs received grants of RSUs and PSUs, with PSUs as 25% of the total award mix. RSUs generally vest over a three-year period in equal annual increments and require the recipient to provide continuous service through each vesting date. PSUs vest based on the achievement of specific performance targets and also require the recipient to provide continuous service generally for a period of three years from the grant date.
PSUs Granted in 2022
The PSUs granted vest based on and to the extent that stipulated cumulative revenue growth targets over a three-year performance period are achieved. Of the PSUs granted to our NEOs in 2022, a portion of the awards may conditionally vest based on interim periods during the three-year performance period, but contingent on the NEOs continued employment through the performance period as follows:
25% can conditionally vest based on revenues achieved for the year ended December 31, 2022, contingent on continued employment through the entire performance period,
•
•25% can conditionally vest based on revenues achieved for the two-year period ending December 31, 2023, contingent on continued employment through the entire performance period, and
•
•the remaining award can vest based on revenues achieved for the three-year period ending December 31, 2024, contingent on continued employment through the PSU payment date.

Achievement of the performance goals allows for vesting of 50%, 100% and 150% (based on threshold, target or stretch performance) of the PSUs granted. If performance is below threshold, the PSUs do not vest. Performance at the threshold, target and stretch levels for the year ended December 31, 2022 revenue goal required revenue growth at a cumulative annual growth rate (“CAGR”) of 10%, 12.5% and 15%, respectively, over revenues for the year ended December 31, 2021. Performance at the threshold, target and stretch levels for each of the years ended December 31, 2023 and 2024 requires revenue growth at the same continued CAGRs of 10%, 12.5% and 15%, respectively. With respect to revenues for 2022, the Committee reviewed results and determined that performance had been achieved at between the threshold and the target levels, and therefore the conditional vesting goal had not been met.

The PSUs also include a limitation on payments if total shareholder return over the three-year performance period is negative, in which case vesting is limited to the target level, regardless of actual achievement against the stipulated revenue targets. All of the PSUs require recipients to continue employment with the Company through the vesting date, which will occur upon approval of the results with respect to the established targets by the Committee after December 31, 2024, but no later than March 15, 2025. The total shareholder return (“TSR”) is calculated as the average trading price of the Company’s common stock during the final 30 trading days of 2024, adjusted for dividends paid on the Company’s common stock, less the average trading price during the final 30 trading days of 2021.

Executive Pay Mix in 2022

The following table provides base salary rate and other compensation components earned by or granted to our CEO and our other NEOs in 2022:

Name	Base Salary	Options	RSU	PSU	Bonus	Other Compensation	Total
K. Todd Newton	$650,000	$—	$688,000	$—	$108,000	$1,125	$1,447,125
Peter M. Carlson	540,750	$—	866,250	288,750	146,476	12,200	1,854,426
William F. Hulse IV	525,000	$—	824,998	275,001	148,967	8,205	1,782,171
Robert B. Stein	520,000	$—	824,998	275,001	115,050	8,080	1,743,129

Timothy R. Wright(1)	776,250	$—	2,784,372	928,126	—	518,357	5,007,105
Rohit Kashyap, Ph.D.(2)	517,500	$—	824,998	275,001	—	12,200	1,629,699

(1) Timothy R. Wright is our former Chief Executive Officer.
(2) Rohit Kashyap, Ph.D. is our former President, Wound Care & Surgical.

The annual cash bonuses for 2022 were based on Company performance with respect to net sales (30%) and Adjusted EBITDA excluding R&D expenses (20%) goals and certain R&D/operational goals relating to clinical trial initiation and launch of commercial products (25%), as well as individual performance (25%). The net sales goal was met at between the threshold and target levels, resulting in a 97.0% attainment for this metric. Neither the Adjusted EBITDA excluding R&D expenses, nor the R&D/operational goals were met at the threshold level, resulting in 0% attainment for these metrics. The overall Company performance with respect to the goals was therefore at the 50.5% level. The Committee and Board did not exercise any discretion with respect to the Company performance goals for 2022. As a result, taking into account personal performance, Messrs. Newton, Carlson, Hulse and Dr. Stein received annual cash bonuses at a 50.5%, 49.2%, 56.7% and 44.2% level, respectively, of their target bonus opportunities. Dr. Kashyap was ineligible for a 2022 cash bonus following his voluntary resignation in January 2023.

PSUs constituted approximately 25% of each of the executives’ total award mix, except in the case of Mr. Newton, on account of the interim nature of his role. In addition, in 2023, the Board determined to continue to further strengthen the pay for performance alignment of the Company’s compensation policies. As a result, in 2023, the Committee approved granting the NEOs a higher percentage (40%) of their long term incentive compensation grants in the form of performance stock units in a continuing effort to incentivize management performance and align compensation with shareholders’ interests.

Outstanding Equity Awards at Year End 2022

Name	Options	RSUs	PSUs
K. Todd Newton	—	244,191	—
Peter M. Carlson	—	319,646	62,500
William F. Hulse IV	—	285,028	59,524
Robert B. Stein	—	279,393	59,524
Timothy R. Wright(1)	—	—	—
Rohit Kashyap, Ph.D. (2)	—	302,544	59,524

(1) Timothy R. Wright is our former Chief Executive Officer.
(2) Rohit Kashyap, Ph.D. is our former President, Wound Care & Surgical.

Agreements with our Executive Officers

Agreements with Mr.Capper

The Company entered into a Letter Agreement with Mr. Capper in January 2023, providing Mr. Capper with the following compensation in connection with his service as Chief Executive Officer:

i.an annual salary of $750,000;
ii.an annual bonus opportunity of 100% of base salary, based on the achievement of Company financial targets and individual objectives as determined by the Board;
iii.3,300,000 performance stock units (“PSUs”) and a non-qualified stock option (“Option”) for 3,600,000 shares of the Company’s common stock; and
iv.eligibility to participate in the Company’s stock incentive program beginning in 2025, subject to Board approval.

The PSU agreement governing Mr. Capper’s PSUs provides that they will vest over a four year performance period ending December 31, 2026 based upon the achievement of specified performance conditions, subject to Mr. Capper’s continued employment except in the case of Mr. Capper’s death or disability. Vesting of PSUs will accelerate upon a deemed termination of employment without Cause upon a Change in Control of the Company occurring prior to the end of the performance period and while Mr. Capper is in continuous service as follows: if Mr. Capper has been in the Company’s employment for at least one year prior to the Change in Control, the PSUs will vest, measured at target (or actual performance, if higher), and if Mr. Capper has been employed for less than one year the PSUs will vest pro-rata based on the number of days employed in relation to the performance period, measured at target (or actual performance, if higher).

The Non-Qualified Stock Option Agreement governing Mr. Capper’s Option provides that it will vest over a four year period ending January 31, 2027 based upon the achievement of share price performance goals, and subject to Mr. Capper’s continued employment 25% each year of the performance period. Vesting of the Option will accelerate upon a Change in Control of the Company, to the extent actual performance was achieved, subject to the recipient’s continued employment on the Change in Control (except if Mr. Capper’s employment is terminated without Cause or for Good Reason within three months prior to the Change in Control) as follows: if Mr. Capper has been in the Company’s employment for at least one year prior to the Change in Control, the Option will vest measured at actual performance, and if Mr. Capper has been employed for less than one year the Option will vest pro-rata based on the number of days employed in relation to the performance period, measured at actual performance. In the event Mr. Capper’s employment is terminated by the Company without Cause or Mr. Capper terminates his employment for Good Reason, the Option will become vested and exercisable to the extent the share price performance goals were attained during Mr. Capper’s employment. The Option includes a one year post-termination exercise period, to the extent vested, and will expire on February 1, 2030.

The Company also entered into a Key Employee Retention Agreement with Mr. Capper, pursuant to which separation benefits would be payable in the event his employment is involuntarily terminated by the Company without Cause or by him for Good Reason, as such terms are defined in the Key Employee Retention Agreement, in which case, the separation benefits are in the amount of two times his base salary and target bonus. In addition, Mr. Capper would receive either benefit continuation for a period of 24 months, or a cash payment equal to the cost of such benefit continuation. Payment of severance is contingent upon the Company’s receipt of an effective agreed-upon form of release of claims.

Agreement with Mr. Newton

The Company entered into an Interim Executive Employment Agreement (“Interim CEO Agreement”) with Mr. Newton on September 14, 2022, which provides for the following compensation in connection with Mr. Newton’s service as Interim Chief Executive Officer:

i.a monthly salary of $54,166.67;
ii.reimbursement for reasonable expenses incurred traveling to and from the Company’s headquarters to conduct Company business;
iii.temporary corporate housing at the Company’s headquarters location; and
iv.a grant of restricted stock units representing 200,000 shares of the Company’s common stock (the “Sign-On RSUs”), which were granted to Mr. Newton on September 15.

The Sign-On RSUs vested in full upon the appointment of Mr. Capper as permanent Chief Executive Officer. Under the terms of the Interim CEO Agreement, Mr. Newton was also entitled to participate in the Company’s bonus and incentive programs, as determined by the Board of Directors, and all benefit programs. Mr. Newton’s participation in these programs terminated when he ceased serving as interim Chief Executive Officer.

Agreement with Mr. Carlson

The Company entered into an agreement with Mr. Carlson effective December 16, 2019 to employ him as Executive Vice President - Finance. The Company later named Mr. Carlson Chief Financial Officer effective March 18, 2020. Pursuant to the Company’s agreement with Mr. Carlson, he received an annual base salary of $525,000 eligibility to participate in the Company’s incentive plan, a one-time signing-on bonus, grants of restricted stock and eligibility to receive awards under the Company’s long-term incentive plans.

Offer Letters with Other NEOs

Pursuant to Offer Letters with the Company, the other NEOs (excluding the departed Mr. Wright and Dr. Kashyap) are entitled to base salaries, and are eligible to participate in the Company’s incentive plan and to receive awards under the Company’s long-term incentive plans.

Agreements with Former CEO, Mr. Wright

The Board determined that Mr. Wright’s departure from the Company entitled him to severance benefits as an involuntary termination without cause under his employment agreement. In connection with his departure, the Company entered into a Separation Agreement and General Release with Mr. Wright on September 15, 2022 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, including Mr. Wright’s execution and non-revocation of a release of claims against the Company, Mr. Wright will receive the compensation to which he is entitled under his Letter Agreement with the Company of April 8, 2019 (the “Letter Agreement”) in the case of a termination (without a prior Change in Control) by the Company for reasons other than for Cause (as defined in the Letter Agreement). In accordance with the Letter Agreement and pursuant to the terms of the Separation Agreement and Mr. Wright’s general release of all claims against the Company, the Company will pay Mr. Wright (i) the gross total sum of $3,105,000, which is equal to 24 months of Mr. Wright’s salary at the time his employment terminated on September 3, 2022 (the “Separation Date”) plus two times his annual target base bonus amount under the Company’s annual cash incentive plan as of the Separation Date. Mr. Wright is also eligible for up to 24 months of COBRA continuation coverage under the Company’s medical, dental and vision plans. Pursuant to the terms of the Separation Agreement, Mr. Wright has agreed to provide consulting services to the Company to the extent needed and requested by the Company (up to eight hours per week) for which he will be compensated at a rate of $500 per hour. To date, no consulting services have been requested. As part of this leadership transition, the Company confirmed that the terms of Mr. Wright’s Separation Agreement followed the requirements of his Letter Agreement which, when the Letter Agreement was entered into, the then-Board of Directors of the Company had determined were consistent with those of similarly placed executives at publicly-traded companies with similar attributes to MIMEDX. Mr. Wright’s outstanding equity awards were forfeited upon his separation from service.

In connection with his prior appointment as Chief Executive Officer in May 2019, Mr. Wright had entered into a Letter Agreement with the Company that had provided for an annual base salary of $750,000, eligibility to participate in the Management Incentive Plan (“MIP”), a one-time signing-on bonus, grants of restricted stock; eligibility to receive awards under the Company’s long-term incentive plans; certain relocation and commuting benefits; and certain severance benefits.

Additional Compensation Practices and Policies

Perquisites

The Company generally does not provide executive officers with perquisites and other personal benefits beyond the Company benefits offered to similarly situated employees. Previously, during the COVID-19 pandemic when travel was reduced, the Company paid certain commuting expenses to various NEOs. These perquisites were provided on a transitional basis, were limited in duration, and are no longer continuing.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines that apply to the NEOs. Under the guidelines, covered persons are required to own stock, including unvested time-based restricted stock or RSUs, equal to certain multiples of their annual cash compensation as defined in the guidelines. Since October 2020, the multiples required are as follows:

Person Subject to Policy	Requirement
CEO	6.0x
Other NEOs	2.5x

Until such time as the executive officer reaches his or her applicable threshold and subject to certain exceptions, the executive officer is required to hold 100% of the shares of Company common stock awarded to him/her from the Company or received upon vesting of restricted stock and RSUs and upon exercise of stock options (net of any shares utilized to pay for tax withholding and any exercise price). Each of the NEOs was in compliance with these guidelines in 2022, other than Mr. Newton, on account of the interim nature of his executive role.

Compensation Recoupment (“Clawback”) Policy

In 2021, the Committee amended the Company’s original Clawback policy, which went into effect on April 1, 2016, covering executive officers of the Company. The policy provides that if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Committee may seek reimbursement of any cash or equity-based bonus or other incentive compensation paid or awarded to the officer or effect cancellation of previously granted equity awards to the extent the bonus or incentive compensation was based on erroneous financial data and was in excess of what would have been paid to the officer under the restatement.

The amendments made by the Committee in 2021 include:

•An allowance for clawback of payouts under MIMEDX’s incentive compensation programs when an executive officer has engaged in misconduct as predefined by the Committee including, but not limited to, any material violation of a Company policy that causes significant harm to the Company.
•Expansion of the scope of persons covered to include not only the Company’s CEO, CFO and other NEOs, but also other senior management level and higher ranking executive officers (“Senior Officers”) on the basis of having met or exceeded performance targets during the period covered by the restated financial statement(s), regardless of whether any executives are found personally responsible for the misstatement(s). Specifically, the Board may take the steps necessary to secure reimbursement from Senior Officer(s) of any bonus or other incentive-based or equity-based (to the extent tied to financial metrics) compensation paid to any Senior Officers during the twelve-month period following the first public issuance or filing with the SEC (whichever first occurs) of the financial document embodying such error to the extent that compensation was based on the misstated financial result.
•Requirement for the Board to take steps to recoup when any restatement was the result of violation(s) of federal securities laws in which scienter is a necessary element by the CEO, CFO, or any other senior officer. The Board must take the steps necessary to recoup from any Senior Officer whose scienter led to the restatement all incentive compensation awarded to such officer for performance during the periods affected by the restatement; provided, however, this recoupment obligation is subject to MIMEDX’s consideration regarding (1) a cost/benefit analysis with respect to pursuing recovery of such incentive compensation, and (2) an analysis of the potential impact of the individual’s indemnification agreement on such pursuit.
•Require any actions taken pursuant to the Clawback policy be disclosed in proxy statements filed with the SEC or on Form 8-K; and
•Require that all employment agreements with Senior Officers be amended as necessary to be consistent with the Clawback policy, as revised.

Hedging, Pledging and Insider Trading

Our Insider Trading Policy applies to all officers, directors and employees of MIMEDX as well as designated consultants and expressly bars ownership of financial instruments or participation in investment strategies that hedge the economic risk of owning our equity securities, such as prepaid variable forwards, equity swaps, collars and exchange funds. Directors, officers and other employees are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. In addition, we prohibit our executive officers, directors and employees from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit, and maintain a quarterly black-out period during which applicable individuals may not trade. Exceptions to black-out and pre-clearance restrictions exist for sales to cover tax withholding obligations upon vesting of equity awards.

Our executive officers and members of our Board are permitted to enter into trading plans that are intended to comply with the requirements of Exchange Act Rule 10b5-1 so they may make predetermined trades of our stock.

Compensation Risk Assessment

The Committee believes that our compensation policies and practices do not encourage excessive and unnecessary risk-taking, and that the level of risk-taking that they do encourage is not reasonably likely to have a material adverse effect on the Company. The Committee believes that the design of our compensation policies and practices encourages our employees to remain focused on those short- and long-term goals deemed to have the most material correlation to shareholder value creation.

Compensation Committee Report
The Compensation Committee has reviewed the Compensation Discussion and Analysis in this Proxy Statement and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the Company’s 2023 annual meeting of shareholders. This report is provided by the following independent directors, who comprise the Compensation Committee:
K. Todd Newton, Chair
Michael Giuliani, M.D.
Martin P. Sutter

May 4, 2023

Summary Compensation Table (2022, 2021 and 2020)

Name and Principal Position	Period	Salary	Bonus		Stock(8) Awards	Non-Equity Incentive Plan Compensation Awards(9)	All Other(10) Compensation	Total
K. Todd Newton (1) Interim Chief Executive Officer	2022	$200,000	$—		$862,996	$108,000	$1,125	$1,172,121
Peter M. Carlson,(2) EVP - Finance and Chief Financial Officer	2022	537,721	—		1,155,000	146,476	12,200	1,851,397
	2021	525,000	—		1,099,996	251,213	11,600	1,887,809
	2020	514,904	50,000	(7)	1,049,999	216,562	8,276	1,839,741
William F. Hulse, (3) General Counsel and Chief Administrative Officer	2022	520,192	—		1,099,999	148,967	8,205	1,777,363
	2021	495,192	—		999,991	228,750	9,750	1,733,683
	2020	465,865	125,000	(7)	712,496	178,125	6,714	1,488,200
Robert B. Stein,(4) President, Regenerative Medicine & Biologics Innovation	2022	516,154	—		1,099,999	115,050	8,080	1,739,283
	2021	500,000	—		1,099,996	222,500	8,750	1,831,246
	2020	192,308	250,000	(7)	500,000	83,334	316,741	1,342,383
Timothy R. Wright,(5) Former Chief Executive Officer	2022	579,379	—		3,712,498	—	518,357	4,810,234
	2021	750,000	—		3,374,991	652,500	39,808	4,817,299
	2020	735,577	—		3,374,995	562,599	56,831	4,730,002
Rohit Kashyap,(6) Former President, Wound Care & Surgical	2022	514,135	—		1,099,999	100,000	12,200	1,726,334
	2021	500,000	—		999,991	229,688	11,600	1,741,279
	2020	201,923	200,000	(7)	999,999	87,500	3,269	1,492,691

(1)K. Todd Newton served as interim Chief Executive Officer from September 2022 to January 2023.
(2)The Board appointed Mr. Carlson Executive Vice President - Finance effective December 16, 2019. The Company later named Mr. Carlson Chief Financial Officer effective March 18, 2020.
(3)William F. Hulse has served as General Counsel and Secretary since December 2019. He was named General Counsel and Chief Administrative Officer in April 2022.
(4)Robert B. Stein has served as Executive Vice President - Research and Development, since August, 2020. He was named President, Regenerative Medicine & Biologics Innovation in April 2022.
(5)Timothy R. Wright served as Chief Executive Officer from May 2019 until September 2022. Following his departure from the Company, he was paid and is being paid the severance benefits to which he was entitled for an involuntary termination without cause under his employment agreement.
(6)Rohit Kashyap, Ph.D. served as Executive Vice President and Chief Commercial Officer from August 2020 until January 2023. He served as President, Wound Care & Surgical from April 2022 until January 2023.
(7)Represents a one-time cash signing bonus in the following amounts: Mr. Carlson - $50,000; Mr. Hulse - $125,000; Dr. Stein - $250,000; Mr. Wright - $500,000; and Dr. Kashyap - $200,000. Mr. Wright also received a discretionary bonus in 2020 in lieu of his 2019 annual incentive in the amount of $720,000.
(8)Represents the aggregate grant date fair value of awards of restricted stock and performance stock units made in accordance with FASB ASC Topic 718. We provide information regarding the assumptions used to calculate the value of all stock awards made to NEOs in Note 11 to the consolidated financial statements included in the 2022 Annual Report. The restricted stock awards generally vest pro rata annually over a three-year period, other than Mr. Newton’s grant, which vested in full in January 2023 upon Mr. Capper’s appointment as Chief Executive Officer. The PSUs vest based on the achievement of specific performance targets and also require the recipient to provide continuous service generally for a period of three years from the grant date. All of Mr. Wright and Dr. Kashyap’s unvested RSU and PSU awards were forfeited upon their respective departures from the Company.
(9)Includes annual bonuses paid under the Management Incentive Plan for each year.
(10)Represents the following amounts: 401(k) matches for 2022 for Mr. Newton - $1,125; Mr. Carlson - $12,200; Mr. Hulse - $8,205; Dr. Stein - $8,080; Mr. Wright - $12,200; and Dr. Kashyap - $12,200; in addition, for Mr. Wright, the amount of $506,158 represents the amount accrued by us in 2022 for severance payments pursuant to our contractual agreement with him. As noted in the CD&A above, our gross total severance obligation for Mr. Wright is $3,105,000 and continued COBRA coverage.

Grants of Plan-Based Awards For 2022
The following table provides information regarding grants of plan-based awards to the Company’s NEOs during 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold	Target	Maximum
K. Todd Newton	9/15/2022				200,000 RSUs	$688,000

Peter M. Carlson	4/8/22	$148,706	$297,413	$594,825	187,500 RSUs	$866,250
					62,500 PSUs	$288,750
William F. Hulse	4/8/2022	131,250	262,500	525,000	178,571 RSUs	$824,998
					59,524 PSUs	$275,001
Robert B. Stein	4/8/2022	130,000	260,000	520,000	178,571 RSUs	$824,998
					59,524 PSUs	$275,001
Timothy R. Wright(4)	4/8/2022	388,125	$776,250	1,552,500	602,678 RSUs	$2,784,372
					200,893 PSUs	$928,126
Rohit Kashyap(2)	4/8/2022	135,844	271,688	543,375	178,571 RSUs	$824,998
					59,524 PSUs	$275,001

(1)Represents the annual incentive opportunity under the Management Incentive Plan (MIP) for 2022. Actual amounts paid for 2022 are included in the Summary Compensation Table.
(2)Represents restricted stock unit and performance stock unit awards granted under the 2016 Plan. The RSUs generally vest ratably annually over three years from the grant date. The PSUs vest based on the achievement of specific performance targets and also require the recipient to provide continuous service generally for a period of three years from the grant date. All of Mr. Wright and Dr. Kashyap’s unvested RSU and PSU awards were forfeited upon their respective departures from the Company.
(3)The amounts shown reflect the grant date fair market values of the awards computed in accordance with FASB ASC Topic 718—“Compensation-Stock compensation” and correspond to the aggregate values disclosed in the “Stock Awards” column in the Summary Compensation Table.
(4)Timothy R. Wright is our former Chief Executive Officer.
(5)Rohit Kashyap, Ph.D. is our former President, Wound Care & Surgical.

Outstanding Equity Awards as of December 31, 2022
The following table shows the number of shares covered by unvested restricted stock awards held by the Company’s NEOs on December 31, 2022.

	Stock Awards
Name	Number of Securities Unvested (RSUs)		Market Value of Unvested Securities (RSUs)(1)	Equity Incentive Plan Awards: number of unearned shares, units or other rights that have not vested (#)(8)	Equity Incentive Plan Awards: market or payout value of unearned shares, units or other rights that have not vested ($)
K. Todd Newton	244,191	(2)	$669,083	—	$—
Peter M. Carlson	319,646	(3)	$888,616	62,500	$173,750
William F. Hulse	285,028	(4)	$792,378	59,524	$165,477
Robert B. Stein	279,393	(5)	$776,713	59,524	$165,477
Timothy R. Wright	—	(6)	$—	—
Rohit Kashyap	302,544	(7)	$816,869	59,524	$165,477

(1)Calculated based on a closing stock price of $2.78 per share on December 30, 2022.
(2)200,000 RSUs, granted to Mr. Newton in his capacity as interim chief executive officer, vested on January 27, 2023; and 44,191 RSUs are scheduled to vest on June 7, 2023.
(3)59,322 RSUs vested on February 18, 2023; 36,412 RSUs vested on March 4, 2023; 20,833 RSUs vested on April 8, 2023; 20,833 RSUs vested on April 23, 2023; 20,833 RSUs are scheduled to vest on May 8, 2023; 36,412 RSUs are scheduled to vest on March 4, 2024; 62,501 RSUs are scheduled to vest on each of April 8, 2024 and April 8, 2025; and 62,500 PSUs are scheduled to vest in March 2025 subject to attainment of performance vesting criteria.
(4)40,254 RSUs vested on February 18, 2023; 33,101 RSUs vested on March 4, 2023; 19,841 RSUs vested on April 8, 2023; 19,841 RSUs vested on April 23, 2023; 19,841 RSUs are scheduled to vest on May 8, 2023; 33,102 RSUs are scheduled to vest on March 4, 2024; 59,524 RSUs are scheduled to vest on each of April 8, 2024 and April 8, 2025; and 59,524 PSUs are scheduled to vest in March 2025 subject to attainment of performance vesting criteria.
(5)36,412 RSUs vested on March 4, 2023; 19,841 RSUs vested on April 8, 2023; 19,841 RSUs vested on April 23, 2023; 19,841 RSUs are scheduled to vest on May 8, 2023; 27,278 RSUs are scheduled to vest on August 10, 2023; 36,412 RSUs are scheduled to vest on March 4, 2024; 59,524 RSUs are scheduled to vest on each of April 8, 2024 and April 8, 2025; and 59,524 PSUs are scheduled to vest in March 2025 subject to attainment of performance vesting criteria.
(6)Mr. Wright departed from the Company in September 2022 and upon his departure all of his outstanding equity awards were forfeited.
(7)Dr. Kashyap departed from the Company January 2023 and upon his departure all of his outstanding equity awards were forfeited pursuant to Section 10.02 of the Company’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”).

2022 Option Exercises and Stock Vested Table
The following table provides information concerning each exercise of stock options and each vesting of restricted stock during 2022, on an aggregated basis with respect to each of the Company’s NEOs.

	Stock Awards
Name	Number of Securities Acquired on Vesting	Value Realized on Vesting(1)
K. Todd Newton	17,506(2)	$65,324
Peter M. Carlson	112,165	$495,118
William F. Hulse	73,355	$343,955
Robert B. Stein	63,689	$291,344
Timothy R. Wright(3)	529,667	$2,309,736
Rohit Kashyap(4)	90,871	$374,373

(1)Represents the number of shares acquired on vesting multiplied by the closing price of Company common stock on the vesting date. Vesting occurred in accordance with applicable restricted stock unit agreements with the Company, pursuant to Section 10.02 of the 2016 Plan.
(2)These represent RSUs that were granted to Mr. Newton as a member of the Board of Directors, and not as an executive officer.
(3)Timothy R. Wright is our former Chief Executive Officer.
(4)Rohit Kashyap, Ph.D. is our former President, Wound Care & Surgical.

2022 Potential Payments Upon Termination Or Change In Control
This section describes additional payments that the Company would make to the NEOs assuming a hypothetical termination of employment occurred on December 31, 2022 under various scenarios. We have not included Mr. Wright in the table below because he was not employed by us on December 31, 2022, and the amounts paid or payable in 2022 to Mr. Wright in connection with his cessation of employment with the Company are included in the Summary Compensation Table, 2022 Option Exercises and Stock Vested Table and the related discussion above, including the CD&A.
No-Cause Termination. The Company entered into an Executive Retention Agreement with each NEO except for Mr. Newton that provides for compensation to the executive in the event the executive’s employment with the Company is terminated involuntarily without “Cause” (as defined in the agreement), or if the executive voluntarily terminates employment for “Good Reason” (as defined in the agreement) prior to a “change-in-control.” The compensation payable under the agreements is a lump sum severance payment equal to a multiple of 1.25 times the executive’s annual base salary and target base bonus. In addition, following termination of employment under such circumstances, each NEO is entitled to receive health insurance coverage (subject to a COBRA election, and a periodic cash payment for 18 months), and certain other fringe benefits equivalent to those in effect at the date of termination for a period of 15 months. Dr. Kashyap received no such benefits since he resigned voluntarily without “Good Reason.”
Change-in-Control. The Executive Retention Agreements with the NEOs provide and the Letter Agreement with Mr. Wright provided for compensation to the executive in the event the executive’s employment with the Company is terminated upon or within one year following the consummation of a “change-in-control” for reasons other than the executive’s death, disability or for “Cause” (as defined in the respective agreements), or if the executive voluntarily terminates employment for “Good Reason” (as defined in the respective agreements). The compensation payable under the agreements was or is a lump sum severance payment equal to a multiple of 1.5 times the executive’s annual base salary and target base bonus as of the date of the change-in-control. In addition, following termination of employment, these executives are entitled to receive health insurance coverage (subject to a COBRA election and a periodic cash payment for 18 months), and certain other fringe benefits equivalent to those in effect at the date of termination for a period of 18 months.
Restrictive Covenants. The Executive Retention Agreements and the Letter Agreement require the executive to comply with certain covenants that preclude the executive from competing with the Company or soliciting customers or employees of the Company for a period following termination of employment for 18 months.
Equity Awards. Generally, unvested equity awards vest upon an NEO’s death or disability. Upon a “change in control,” as defined in the 2016 Plan, and subject to any requirements of Section 409A of the Internal Revenue Code of 1986, as amended, grants made to the NEOs prior to October 2020 also vest. For awards made after October 2020, the Board adopted a new form of award agreement that uses a double-trigger, under which if the NEO’s employment terminates within 24 months following a change of control, as defined in the 2016 Plan, other than for cause, then the awards will vest upon such termination, provided that the awards were continued, assumed, or substituted in the transaction; if no written provision is made for continuance, assumption or substitution of the awards, then the Compensation Committee has discretion to (1) terminate such awards without payment, (2) terminate such awards in exchange for a payment equal to the fair market value of such awards on the date of the change in control, or (3) accelerate the vesting of the awards or take such other actions as the Committee determines to be reasonable under the circumstances to permit the NEO to realize the value of the awards. Accordingly, the amounts shown in the table below reflect awards granted under the prior form of agreement, pursuant to which awards would vest automatically upon a change in control, as well as awards made after October 2020, which would vest only at the Committee’s discretion or upon termination of employment other than for cause.

The table below details the payments and benefits to which the NEOs would have been entitled under each termination of employment and Change in Control scenario, assuming the triggering event occurred on December 31, 2022. On that date, the stock price was $2.78. The actual amounts that may be payable to any NEO on a separation from the Company can only be determined at the time of the actual separation and may differ from the amounts set forth in the tables below based on various factors. Please also see the footnotes to the table below for additional information.

Executive	Involuntary Without Cause or Voluntary for Good Reason		Involuntary Without Cause or Voluntary for Good Reason after Change in Control		Death or Disability
K. Todd Newton
cash severance	$—		$—		$—
estimated benefits
estimated value of accelerated equity awards			$556,000		$556,000
TOTAL			$556,000		$556,000
Peter M. Carlson
cash severance	1,047,703	(1)	1,257,244	(1)(2)	—
estimated benefits	19,344	(3)	23,212	(2)(3)	—
estimated value of accelerated equity awards	—		1,062,365	(4)	1,062,365	(5)
TOTAL	$1,067,047		$2,342,821		$1,062,365
William F. Hulse
cash severance	984,375	(1)	1,181,250	(1)(2)	—
estimated benefits	6,885	(3)	8,262	(2)(3)	—
estimated value of accelerated equity awards	—		957,854	(4)	957,854	(5)
TOTAL	$991,260		$2,147,366		$957,854
Robert B. Stein
cash severance	975,000	(1)	1,117,000	(1)(2)	n/a
estimated benefits	6,885	(3)	8,262	(2)(3)
estimated value of accelerated equity awards	—		940,188	(4)	940,188	(5)
TOTAL	$981,885		$2,065,450		$940,188
Rohit Kashyap(6)
cash severance	986,448	(1)	1,183,781	(1)(2)	n/a
estimated benefits	20,456	(3)	30,684	(2)(3)	n/a
estimated value of accelerated equity awards	—		1,006,549	(4)	1,006,549	(5)
TOTAL	$1,006,904		$2,221,014		$1,006,549

(1)Includes (a) annual base salary as of December 31, 2022, plus (b) annual targeted bonus for the year ended December 31, 2022, times the multiple applicable to the NEO.
(2)Payable only in the event the executive’s employment is terminated by the Company without cause or by the executive for “good reason” within one year following a change in control.
(3)Includes the estimated value of medical and dental insurance.
(4)Includes the value of unvested RSUs and PSUs based on the December 31, 2022 closing stock price, the vesting of which is deemed accelerated to December 31, 2022. As noted above, awards made before October 2020 vest automatically upon a change in control without regard to the manner of the Participant’s termination of employment. Awards made after October 2020 vest upon a change in control only at the Committee’s discretion or, if assumed in the transaction upon termination of employment without cause. For Messrs. Carlson, Hulse, Stein, and Kashyap these awards subject to Committee discretion constituted $1,062,365, $957,854, $864,355, and $845,948 out of the amounts shown in the table, respectively.
(5)If the Participant’s employment with the Company terminated on account of the Participant’s death or disability, the shares vest and become non-forfeitable on termination of the Participant’s employment with the Company.
(6)Rohit Kashyap, Ph.D. is our former President, Wound Care & Surgical.

PROPOSAL 2—ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing shareholders with the opportunity to vote on an advisory resolution, commonly known as a “say-on-pay” proposal, to approve the compensation of the Company’s NEOs as disclosed in the CD&A, the compensation tables, and the accompanying narrative disclosures, (see pages 29 through 46):

RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the
Company’s named executive officers as disclosed in the Company’s proxy statement under the section captioned “Executive Compensation,” including the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosures.

The Compensation Committee is responsible for evaluating and determining the compensation paid to the Company’s NEOs. All components of compensation for the NEOs are then recommended by the Compensation Committee for approval by the Board. As described above in detail in the CD&A, the compensation tables and the accompanying narrative disclosures, the Company’s executive compensation philosophy is based on the belief that competitive compensation is essential to attract and retain highly-qualified executives and motivate them to achieve the Company’s operational and financial goals. The Company’s compensation components seek to reward effective performance relative to the Company’s near-term plans and objectives, promote longer-term focus and help retain key contributors and align the interests of the Company’s executives and shareholders.

The Company conducted an advisory say-on-pay vote at the 2022 annual meeting of shareholders, where approximately 66.9% of the votes cast were in favor of the proposal. The Board and the Committee have considered this advisory vote result, together with the other factors and data discussed in the CD&A in connection with its determination of compensation policies and decisions. The Board and the Committee also considered input received from shareholders, and advice from expert advisors on market trends and other matters. As noted above, in September 2022 the Board made the decision to implement a leadership change, naming K. Todd Newton as interim Chief Executive Officer. The Board’s decision was driven by a desire to accelerate our performance, renew our focus on execution, improve the Company’s financial profile and capitalize on the significant opportunity within our Wound & Surgical and Regenerative Medicine businesses. The Board also determined to continue to further strengthen the pay for performance alignment of the Company’s compensation policies, with 25% of the NEO incentive compensation grants comprised of performance stock units in 2022. Further, in 2023, the Committee approved granting the NEOs a higher percentage (40%) of their long term incentive compensation grants in the form of performance stock units in a continuing effort to incentivize management performance and align compensation with shareholders’ interests. The Committee and the Board will continue to consider expert advice and shareholder input when making future decisions about executive compensation.

The Company has previously determined that its shareholders should vote on an advisory say-on-pay proposal every year, consistent with the recommendation of the Board and the preference expressed by the Company’s shareholders in the advisory vote taken at the annual meeting of shareholders held in 2022. The next vote to consider the frequency at which advisory say-on-pay proposals will be held will be at the 2026 annual meeting of shareholders.

Effect of Vote

While this is a non-binding, advisory vote, the Compensation Committee and the Board intend to take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

For this proposal to be approved, votes cast FOR the proposal by the holders of shares represented at the meeting and entitled to vote must exceed the votes cast AGAINST the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL

DIRECTOR COMPENSATION
The Company compensates non-employee directors with a mix of equity and cash. Directors who are full-time Company employees do not receive any compensation for their service as directors or as members of Board committees. The Company compensates non-employee directors at approximately the median of peer practices. The 2016 Plan imposes limits on awards to directors for their service as directors of (i) 125,000 shares granted during any calendar year and (ii) a maximum of $300,000 for any consecutive 12-month period for awards stated as a specific dollar amount.

Equity Compensation

Upon initial election or appointment to the Board, each non-employee director receives a one-time grant of a number of restricted shares of Company common stock valued at $175,000, plus a prorated portion of the prior year’s annual grant (based on the number of months between the date of appointment to the Board and expected date of the next annual meeting of shareholders). One third of this grant vests on each anniversary of the grant date. In addition, each non-employee director receives an annual grant of a number of restricted shares of Company common stock valued at $175,000. The Board usually makes this grant on the date of the annual meeting of shareholders or the first meeting of the Board that follows the annual meeting of shareholders, subject to the share limits in the Plan, and it vests upon the earlier of the next annual meeting or the first anniversary of the grant date.

Director Stock Ownership Guidelines
The Nominating and Corporate Governance Committee has adopted stock ownership guidelines for the Company’s non-employee directors to better align the interests of non-employee directors with shareholders. The guidelines require non-employee directors to own shares of Company common stock with a value equal to or greater than three times their annual gross cash compensation (as defined in the guidelines). Newly elected directors have three years from the date of election to the Board to comply with the ownership guidelines. Shares must be owned directly by the director or the director’s immediate family members residing in the same household, held in trust for the benefit of the non-employee director or the director’s immediate family or owned by a partnership, limited liability company or other entity to the extent of the director’s interest therein (including the interests of the director’s immediate family members residing in the same household) provided that the individual has the power to vote or dispose of the shares. Unvested shares of restricted stock and unexercised stock options (vested or unvested) do not count toward satisfaction of the guidelines.
Cash Compensation

In 2022, the Company also paid the following cash amounts to non-employee directors.

	Chairman	Non-Chair Member
Board	$71,000	$42,000
Audit Committee	21,000	11,000
Compensation Committee	16,000	8,500
Nominating and Corporate Governance	12,500	6,500
Ethics and Compliance Committee	12,500	6,500

The following table provides information concerning compensation of the Company’s non-employee directors who served in 2022.
2022 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Options	Total
M. Kathleen Behrens	$130,500	$174,996	$—	$305,496
James L. Bierman	69,000	$174,996	—	243,996
Phyllis L. Gardner	55,000	$174,996	—	229,996
Michael Giuliani	57,000	$174,996	—	231,996
William A. Hawkins	54,500	$174,996	—	229,496
Cato T. Laurencin	61,917	$174,996	—	236,913
K. Todd Newton	63,708	$174,996	—	238,704
Martin P. Sutter(2)	—	—	—	—

(1)    The amounts shown reflect the grant date fair market values of the awards computed in accordance with FASB ASC Topic 718—“Compensation-Stock compensation.” We provide information regarding the assumptions used to calculate the value of all stock awards made to NEOs in Note 11 to the consolidated financial statements included in the 2022 Annual Report.
(2)    Mr. Sutter has declined all compensation as a non-employee director.

CEO PAY RATIO
In 2022, we paid total annual compensation to our median employee of $91,800. The annualized total compensation of our interim CEO serving on December 31, 2022, Mr. Newton, was $3,595,161. This amount equals Mr. Newton’s compensation as reported in the Summary Compensation Table plus an additional amount that reflects the annualizing of his base salary, non-equity incentive plan compensation, and annual long-term equity award for 2022 consistent with the applicable SEC guidance.

Based on this information, for 2022, the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees was 39 to 1, which is a reasonable estimate that was calculated consistent with the SEC regulation and is based on our records and the methodology described below.
We determined our median employee using all income as shown in Form W-2 box 1 for all employees other than our CEO, based on information as of December 31, 2022. As permitted by SEC rules, (i) we identified our median employee as of December 31, 2022, and will determine the median employee at least every third year unless we make changes to our employee population or employee compensation arrangements that would result in a significant change to our pay ratio disclosure; (ii) we excluded all four non-U.S. employees in determining the median employee. The total number of U.S. and non-U.S. employees as of December 31, 2022 was 868.

Pay Versus Performance
The following table summarizes the total compensation paid to our NEOs versus the performance of the Company for the fiscal years ended December 31, 2022, 2021 and 2020.

Year	Summary Compensation Table Total for Todd Newton	Summary Compensation Table Total for Tim Wright	Compensation Actually Paid to Todd Newton	Compensation Actually Paid to Tim Wright	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Loss (Thousands)	Net Sales (Thousands)
							TSR	Comp Peer Group TSR
(a)	(b)	(b)(j)(k)	(c)(j)	(c)(k)(l)	(d)(m)	(e)(n)	(f)	(g)	(h)	(i)
2022	$1,172,121	$4,810,234	$1,040,121	$(2,292,965)	$1,773,574	$796,402	$38.08	$33.14	$(30,197)	$267,841
2021	$—	$4,817,299	$—	$2,226,051	$1,798,504	$1,220,083	$82.74	$56.95	$(10,285)	$258,615
2020	$—	$4,730,002	$—	$6,303,611	$1,540,754	$1,966,280	$124.38	$76.37	$(49,284)	$248,234
(j) differences between the Summary Compensation Table and Compensation Actually Paid reflect decreases in fair value of awards of $132,000 for the year ended December 31, 2022.
(k) differences between the Summary Compensation Table and Compensation Actually Paid reflect forfeitures of share-based payment awards of $6,213,747 for the year ended December 31, 2022.
(l) differences between the Summary Compensation Table and Compensation Actually Paid reflect increases (decreases) in the fair value of share-based payment awards of ($889,452), ($2,591,248), and $1,573,609 for the years ended December 31, 2022, 2021, and 2020, respectively.
(m) The names of each of the Non‐PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Mr. Carlson, Mr. Hulse, Dr. Stein, and Dr. Kashyap (our former President, Wound Care & Surgical); (ii) for 2021, Mr. Carlson, Mr. Hulse, Dr. Stein, and Dr. Kashyap (our former President, Wound Care & Surgical); and (iii) for 2020, Mr. Carlson, Mr. Hulse, Dr. Stein, and Dr. Kashyap (our former President, Wound Care & Surgical).
(n ) differences between the Summary Compensation Table and Compensation Actually Paid reflect increases (decreases) in the fair value of share-based payment awards of ($977,172), ($578,422) and $425,526, respectively.

The table above shows the relationships between the executive compensation actually paid to the PEOs and our other non-PEO NEOs and our TSR, in general declining as the TSR declined, with exceptions largely reflecting lump sum severance payments, among other items. In line with our Compensation Peer Group TSR, our TSR has declined over the last three years, reflecting the market’s reaction to the end of FDA enforcement discretion, resulting in our inability to sell certain of our products in the United States, and our unsuccessful Phase 2b KOA clinical trial, as well as poor market conditions for our peers generally. The Company also sets compensation goals and measures performance to determine compensation looking at TSR and three other primary measures:

Net Sales - Our net sales (the financial measure we believe has been most important to our compensation determinations for all our NEOs in 2022) have increased over the three-year period, but not at the target levels we have set for ourselves, and this is reflected in the lower executive compensation actually paid over the same three-year period.

Adjusted EBITDA – Our Adjusted EBITDA has declined over the three-year period, which was expected due, in part, to the end of enforcement discretion as mentioned above, along with other expenses associated with items that we do not expect to recur in the future.

R&D Goals – The Company also set several R&D goals for the business in order to continue to bring new products to the market. In late-2022, we were able to successfully launch two such products for our Wound & Surgical business and continue to invest in R&D activities with the aim of continuing to launch additional products in future periods.

Our net loss variations over the three year period have been more reflections of the end of FDA enforcement discretion and other factors, and have therefore had less impact on our executive compensation actually paid.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about the Company’s equity compensation plans as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	933,894	$6.46	7,462,479
Equity compensation plans not approved by security holders	—	—	—
Total	933,894	$6.46	7,462,479
(1)    Includes the Company’s 2016 Plan and the MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan.

AUDIT MATTERS

Appointment of Deloitte & Touche LLP

On March 25, 2021, the Audit Committee approved the engagement of, and on March 29, 2021 executed an agreement with, Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2021. On March 2, 2022, the Board approved the engagement of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. On April 27, 2023, the Audit Committee approved the engagement of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Neither the Company, nor anyone acting on its behalf, consulted Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (as those terms are defined in Item 304(a)(1) of Regulation S-K).

Shareholders are being asked to ratify the Board’s appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 at the Annual Meeting. A representative of Deloitte is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Dismissal of BDO USA, LLP in 2021

In light of its engagement of Deloitte for the year ended December 31, 2021, the Audit Committee dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm effective March 25, 2021.

BDO’s reports on the effectiveness of internal control over financial reporting as of December 31, 2020 and as of December 31, 2019 expressed an adverse opinion on the effectiveness of the Company’s internal control over financial reporting.

During the period from May 24, 2019 through March 25, 2021, there were no “disagreements” as such term is described in Item 304(a)(1)(iv) of Regulation S-K with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its audit report. Also, during this same period, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided BDO with a copy of the foregoing disclosures and requested that BDO furnish the Company with a letter addressed to the Commission stating whether BDO agreed with the above statements. A copy of BDO’s letter dated March 30, 2021 was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on March 30, 2021.

BDO provided the Company with an unqualified opinion regarding its audit of the Company’s financial statements as of December 31, 2020 and 2019 that were included in the Company’s Annual Report on Form 10-K.

The Audit Committee initially approved the engagement of, and executed an agreement with, BDO as the Company’s independent registered public accounting firm for the fiscal years ending December 31, 2017, 2018 and 2019 on May 24, 2019 and engaged BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 on April 28, 2020. Shareholders ratified BDO’s appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 on August 31, 2020 at the 2019 annual meeting of shareholders.

Independent Auditor Fees and Services
The Audit Committee’s duties include pre-approving audit and non-audit services provided to the Company by the Company’s independent registered public accounting firm, Deloitte. All of the services in respect of 2022 and 2021 under the Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees categories below were pre-approved by the Audit Committee.

Type of Fee	Year Ended December 31, 2022	Year Ended December 31, 2021
Deloitte Audit Fees(1)	$1,738,614	$1,855,000
Deloitte Audit-Related Fees	—
Deloitte Tax Fees	287,411	375,632
Deloitte All Other Fees	—
(1)    This category includes fees for the audit of the Company’s annual financial statements and review of financial statements included in its Quarterly Reports on Form 10-Q.

REPORT OF THE AUDIT COMMITTEE
The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall it be incorporated by reference into any previous or future filing by the Company under the Securities Act of 1933, as amended, (the “Exchange Act”) except to the extent that the Company incorporates it by specific reference.

Management is responsible for the preparation, presentation and integrity of financial statements; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The purpose of the Audit Committee is to assist the Board in its duty to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and internal control over financial reporting.

On April 27, 2023, the Audit Committee approved the engagement of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 with management and Deloitte. It also reviewed and discussed with Deloitte: (1) the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “Commission”); (2) Deloitte’s judgments as to the quality of the accounting principles applied in the Company’s financial reporting; (3) written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence; and (4) Deloitte’s independence. The Audit Committee also met with management periodically during 2022 to consider the adequacy of the Company’s internal control over financial reporting and the quality of its financial reporting and discussed these matters with Deloitte and with appropriate Company financial personnel and internal auditors.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Commission.

Submitted by the Audit Committee of the Board of Directors:

James Bierman, Chairman
M. Kathleen Behrens
Cato T. Laurencin

May 4, 2023

PROPOSAL 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023
The Audit Committee has appointed Deloitte as the Company's independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2023. Shareholders are being asked to ratify this appointment.
The Board and the Audit Committee believe that the continued retention of Deloitte as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.
A representative of Deloitte is expected to be present at the virtual Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
Effect of Vote

In the event our shareholders fail to ratify the selection, the Audit Committee and Board will reconsider whether or not to continue to retain Deloitte for the fiscal year ending December 31, 2023. In view of the process and expense involved in changing the independent registered public accounting firm on short notice, if the shareholders do not ratify the selection of Deloitte, it is contemplated that the appointment of Deloitte will be permitted to stand unless the Board finds other compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the Audit Committee select another independent registered public accounting firm for the following year.

Vote Required

For this proposal to be approved, votes cast FOR the proposal by the holders of shares present and entitled to vote must exceed the votes cast against the proposal. Abstentions will have no effect on the outcome of this proposal. Because this is considered a routine proposal, we do not expect any broker non-votes on this matter.

THE BOARD AND AUDIT COMMITTEE UNANIMOUSLY RECOMMEND
THAT YOU VOTE FOR THIS PROPOSAL.

PROPOSAL 4—APPROVAL OF AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
Shareholders are being asked to approve an amendment to the Company’s Articles of Incorporation, as amended (the “Articles”), to increase the number of authorized shares of the Company’s capital stock from 192,500,000 shares to 255,000,000 shares, and to increase the number of shares designated as common stock from 187,500,000 shares ($.001 par value) to 250,000,000 shares ($.001 par value). The Board of Directors has approved this amendment, subject to shareholder approval, and directed that this amendment be submitted to a vote of the Company’s shareholders at the 2023 Annual Meeting. The Board has determined that this amendment is in the best interests of the Company and its shareholders and recommends approval by the Company’s shareholders.

The Articles currently authorize the issuance of up to 192,500,000 shares of capital stock of which 187,500,000 shares are designated as common stock ($.001 par value) and 5,000,000 shares are designated as preferred stock ($.001 par value).

As of the Record Date, 115,527,029 shares of common stock were outstanding (including restricted stock awards outstanding under the MiMedx Group, Inc. 2016 Equity and Cash Incentive Plan (the “Plan”)). In addition, the Company had 4,264,663 shares of common stock subject to outstanding stock options, 9,216,800 shares of common stock subject to outstanding restricted stock unit awards, restricted share awards, and performance stock unit awards, and 5,230,809 shares reserved for issuance pursuant to future grants under the Company’s current stock incentive plans.

Also, as of the Record Date, 100,000 shares of Series B Preferred Stock were outstanding. Each holder of Series B Preferred Stock (each a “Holder” and collectively, the “Holders”) has the right, at its option, to convert its Series B Preferred Stock, in whole or in part, into a number of fully paid and non-assessable shares of Company common stock equal to the Purchase Price Per Share ($1,000), plus any accrued and unpaid dividends, at the conversion price (currently $3.85). (No Holder may convert its shares of Series B Preferred Stock into shares of Company common stock if such conversion would result in the Holder, together with its affiliates, holding more than 19.9% of the votes entitled to be cast at any shareholder meeting or beneficially owning in excess of 19.9% of then-outstanding shares of Company common stock.) Accordingly, the Company has reserved 29,992,341 shares of Company common stock for issuance upon potential conversion of the Series B Preferred Stock.

After accounting for the outstanding shares of common stock and common stock reserved with respect to outstanding stock options, restricted stock unit awards, restricted share awards, and performance stock unit awards, future grants under the Company’s current stock incentive plans (prior to the amendments contemplated by Proposal 5), and outstanding shares of Series B Preferred Stock, the Company has only 17,663,281 shares of common stock remaining available for issuance under the Articles.

The proposed amendment will not increase or otherwise affect the Company’s authorized preferred stock. The additional common stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the additional common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of Company common stock outstanding, such as dilution of the voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon the filing of Articles of Amendment with the Department of State of the State of Florida.

Purpose of Amendment

The Board believes it is in the best interest of the Company to increase the number of authorized shares of common stock in order to give the Company greater flexibility in considering and planning for future potential business needs. The additional shares may be used for various purposes without further shareholder approval, subject to applicable laws and applicable listing requirements that may require shareholder approval for certain issuances of additional shares.

Having this additional authorized common stock available for future use will allow the Company to issue additional shares of common stock without the expense and delay of arranging a special meeting of shareholders.

Further, as described in Proposal 5 below, the Company is seeking shareholder approval to add 5,000,000 shares to the Plan. Except for Proposal 5, below, the Company has no current plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional authorized shares of common stock resulting from the increase proposed herein. The additional shares of common stock will be available for issuance by the Board for various corporate purposes, including but not limited to, financings, potential strategic transactions, including mergers, acquisitions, strategic partnerships, joint ventures, divestitures, and business combinations, stock splits, stock dividends, grants under employee stock incentive plans, as well as other general corporate transactions.

Possible Effects of the Amendment and Additional Anti-takeover Consideration

The additional shares of common stock that would become available for issuance if the proposal is adopted could also be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. For example, without further shareholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempt directed at the Company), shareholders should be aware that approval of the proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

Effect of the Amendment

If the Company’s shareholders approve the proposed amendment, the Board will have authority to file with the Department of State of the State of Florida an amendment to the Articles to authorize an additional 62,500,000 shares of capital stock, all of which shall be designated as common stock ($.001 par value). Upon approval and following such filing with the Secretary of State of the State of Florida, the Articles of Amendment will become effective on the date they are filed.

The first paragraph of Article 3 of the Articles currently provides as follows:

“Article 3. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is not more than 192,500,000 shares of capital stock, of which 187,500,000 shares shall be designated “Common Stock,” at $.001 par value per share, and 5,000,000 shares shall be designated as “Preferred Stock,” at $.001 par value per share."

Our Board of Directors has approved the following amendment to Article 3, subject to approval of such amendment by the holders of our common stock in accordance with the required vote as set forth above. If this Proposal 4 is approved, we will subsequently file Articles of Amendment to the Articles providing that the first paragraph of Article 3, set forth above, will be deleted in its entirety and replaced by the following:

“Article 3. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is not more than 255,000,000 shares of capital stock, of which 250,000,000 shares shall be designated “Common Stock,” at $.001 par value per share, and 5,000,000 shares shall be designated as “Preferred Stock,” at $.001 par value per share."

Vote Required

This proposal requires the affirmative vote of a majority of shares entitled to vote on the matter (i.e., shares outstanding). The failure to vote as well as abstentions and broker non-votes will be counted as votes “AGAINST” this proposal.

Neither Florida law, nor the Articles, nor the Company’s amended and restated bylaws provide for appraisal or other similar rights for dissenting shareholders in connection with this proposal. Accordingly, the Company’s shareholders will have no right to dissent and obtain payment for their shares.

PROPOSAL 5–APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2016 EQUITY AND CASH INCENTIVE PLAN
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT AND RESTATEMENT OF THE 2016 CASH AND INCENTIVE PLAN

The MiMedx Group, Inc. 2016 Equity and Cash Incentive Plan (the “Plan”) was originally approved by shareholders at the Annual Meeting held on May 18, 2016 and was last amended and restated and approved by the shareholders at the Annual Meeting held on November 20, 2020. The Plan was recently amended and restated and adopted by the Board of Directors, upon recommendation by the Compensation Committee, subject to shareholder approval.

The principal features of the Plan, as amended and restated, are summarized below. The summary is qualified in its entirety by the full text of the Plan, which is set forth as Appendix B to this Proxy Statement. The principal amendments were to increase by 5,000,000 the total number of shares of the Company’s common stock reserved for issuance as awards under the Plan, and to limit Committee discretion with respect to accelerating awards in relation to the minimum vesting criteria included in the Plan and vesting upon Change in Control transactions. The Plan prohibits the payment of dividends or dividend equivalents on unvested awards, or on any stock option, stock appreciation right or other purchase right.
Amendment to the Plan

On May 2, 2023, our Board of Directors approved, subject to approval by our shareholders, an amendment to the Plan to add 5,000,000 shares to the Plan and the additional amendments described below.

Prior to giving effect to the amendment, there were available in the Plan only 5,230,809 shares for grant as of April 11, 2023. If shareholders approve the amendment to the Plan, then 5,000,000 additional shares will become available for grant as full value shares and other awards under the Plan. We estimate that this will be sufficient to make grants for approximately two years, assuming no cancellation of outstanding awards, but our estimate depends on a number of factors, including the rate at which prior awards are forfeited and the rate at which our workforce grows. Refer to the table below which shows the amount of prior grants and forfeitures. The Plan is our only plan for providing stock-based compensation to our eligible employees and non-employee directors.

Shareholder approval of the amendment to the Plan is required by Nasdaq Stock Market listing standards.

Reasons for the Amendment

The Amendment will allow the Company to continue to make grants under the Plan for the purpose of attracting, retaining, and motivating key employees, and to continue to support the Company’s growth. Based on its review, the Compensation Committee determined that an insufficient number of shares were available under the Plan to continue to provide future grants to the Company’s employees and non‑employee directors. As noted above, there remain only 5,230,809 shares available for grant as of April 11, 2023.

Over the past three-year period, we have used the following number of shares under the Plan:

	2020	2021	2022	Average 2020-2022
Total Number of Employees on January 1	699	733	813	748
Number of Employees Receiving Grants During the Year	146	730	133	336

Shares Subject to Options Granted During the Year	0	0	0	0
Shares of Full Value Awards Granted During the Year	3,057,804	3,020,935	4,674,355	3,584,365
RSU and Restricted Share Awards Granted (Time-Based) During the Year	3,032,382	3,020,935	4,232,390	3,428,569
PSU Awards Granted During the Year	25,422	—	441,965	155,796
PSU Awards Vested During the Year	83,370	35,212	—	39,464
Subtotal of Time-Based RSU and Restricted Share Awards Granted During the Year and PSU Awards Vested During the Year	3,115,752	3,056,147	4,232,390	3,468,033
less forfeitures (includes grants made in prior years)	892,594	466,819	2,356,989	1,238,801
Net Shares Used During the Year	2,165,210	2,554,116	2,317,366	2,345,564
Shares outstanding at December 31	112,703,926	112,703,926	113,705,447	113,037,766

Current Overhang (As of April 11, 2023)
Stock Options Outstanding(1)	4,242,413
Weighted Average Exercise Price of Outstanding Stock Options	$4.19
Weighted Average Remaining Term of Outstanding Stock Options	5.97
Full Value Awards Outstanding (restricted stock units, restricted share awards, and performance-based awards)(2)	9,216,800
Total Equity Awards Outstanding(1)(2)	13,495,213
Shares Remaining Available for Future Grant	5,230,809
Common Stock Outstanding as of Record Date	115,527,029

(1) Includes inducement grant of 3,600,000 options to Mr. Capper on January 27, 2023, not under the Plan, and 642,413 options granted under our 2006 Equity Incentive Plan (expiring no later than June 1, 2025).
(2) Includes inducement grant of 3,300,000 PSUs to Mr. Capper on January 27, 2023, not under the Plan.

The Board believes that the success of the Company is largely dependent on its ability to attract and retain highly‑qualified employees, consultants, and non-employee directors and that by offering them the opportunity to acquire or increase their proprietary interest in the Company, the Company will enhance its ability to attract and retain such persons. Further, the Company strongly believes in aligning the interests of its employees, especially its executive officers, with those of its shareholders. If the amendment to the Plan is not approved by the shareholders, then our ability to provide future awards to attract, provide incentives to and retain key personnel and non-employee directors would be limited significantly.

If shareholders approve the amendments to the Plan, and if the shareholders approve the amendment to the Company’s articles of incorporation (Proposal No. 4), then the amendments to the Plan will become effective on June 13, 2023. If shareholders do not approve the amendment, the amendment will not take effect; the pre-amendment Plan will continue to be effective according to its terms, and we may continue to make awards under the Plan, subject to such pre-amendment share limits.

Long-term equity incentive awards assist us in recruiting and retaining individuals with ability and initiative by enabling such individuals to participate in our future success and aligning their interests with our interests and the interests of our shareholders. In consideration of the benefits of long-term equity incentive awards and upon the recommendation of our Compensation Committee, our Board of Directors adopted the amended and restated Plan on

May 2, 2023 contingent upon its approval by our shareholders. If approved by our shareholders, the amended and restated Plan will provide us with the ability to continue to utilize equity and cash incentive awards as a part of our overall compensation structure.

Other Amendments

In addition to the increase in shares available, the amendments limit Committee discretion with respect to accelerating awards in relation to the minimum vesting criteria included in the Plan and vesting upon Change in Control transactions. The Plan requires a minimum one-year vesting requirement for awards and prohibits the payment of dividends or dividend equivalents on unvested awards, or on any stock option, stock appreciation right or other purchase right.

Key features of the Plan, as amended and restated, reflecting Shareholder-aligned Governance Features, include:

a.All stock options, stock appreciation rights and other purchase rights must have an exercise price that is not less than the fair market value of the underlying stock on the grant date.
b.The maximum number of shares of our Common Stock that will be made available under the Plan is the sum of (i) 5,000,000 shares plus (ii) the number of shares that remain available for issuance under the Plan on the date the Company’s shareholders approve the amended and restated Plan (iii) plus the number of shares that are represented by outstanding Awards issued under the Plan on the date that the Company’s shareholders approve the amended and restated Plan and that later become available because of the expiration or forfeiture of the Award without the issuance of the underlying shares.
c.Shares of Common Stock not issued as the result of a net settlement of an Award, or tendered or withheld to pay the exercise price, purchase price or withholding taxes relating to an Award, shall not again be made available for issuance as Awards under the Plan.
d.Awards granted under the Plan will be subject to a one-year minimum vesting period, subject to certain exceptions for the participant’s death or Disability (as defined in the Plan), provided that up to 5% of the shares authorized for issuance under the Plan may provide for vesting of Awards in less than one year.
e.The Compensation Committee may not accelerate the vesting of Awards other than in the event of the participant’s death, Disability, Retirement, or involuntary termination without Cause.
f.The Plan does not include any reload or “evergreen” share replenishment features.
g.Except in connection with an equitable adjustment or a Change in Control, the Plan prohibits the repricing of outstanding stock options, stock appreciation rights and other stock-based awards in the nature of purchase rights, whether by amending an existing award or by substituting a new award at a lower price. The Plan also prohibits the payment of cash, Awards or other securities in exchange for out-of-the-money awards.
h.Awards granted under the Plan are subject to the Company’s Compensation Recoupment Policy (which is described above under “Compensation Discussion and Analysis - Recoupment of Compensation”).
i.Notwithstanding any other provision of the Plan or any Agreement to the contrary, no participant may sell, transfer or otherwise dispose of any shares of Common Stock acquired under an Award (“net” shares acquired in case of any net exercise or withholding of shares) until the participant has met the minimum level of ownership provided in the Company’s Stock Ownership Guidelines (which is described above under “Compensation Discussion and Analysis - Stock Ownership Guidelines”), to the extent applicable to the participant.
j.There is no liberal Change in Control definition in the Plan. A Change in Control does not occur on announcement or commencement of a tender offer, a potential takeover or shareholder approval of a merger or other transaction.
k.Material amendments to the Plan require shareholder approval.
l.The Plan will be administered by our Compensation Committee, which is comprised entirely of independent directors.
m.No dividends or Dividend Equivalents (as defined below) may be granted in connection with Options, SARs or other Stock-Based Awards in the nature of purchase rights (as defined below). No dividends or Dividend Equivalents may be paid in connection with any Award unless and until the applicable Award becomes payable or nonforfeitable. Dividends or dividend equivalents may accumulate (without interest) and become payable only at the time and to the extent the underlying Awards becomes payable or nonforfeitable.

A summary of the principal features of the Plan is included below. However, every aspect of the Plan is not addressed in this summary and shareholders are encouraged to read the full text of the Plan which is attached to this proxy statement as Appendix B. We have no current plans, proposals or arrangements, written or otherwise, to grant any specific awards under the Plan except (a) certain routine awards to be granted to non-executive employees under the Plan at the Company’s 2023 Board of Directors meeting and; (b) grants to non-employee Directors in the ordinary course of business.

Reasons for the Plan and Recommendation of the Board of Directors

As described in more detail in this proxy statement under “Executive Compensation-Compensation Disclosure and Analysis,” we believe our compensation programs are structured to attract, retain and motivate our employees, officers and directors. Our Board of Directors believes that equity incentive awards play a key role in these programs as they help align the interests of employees, officers and directors with those of our shareholders. As of April 11, 2023, there are only 5,230,809 shares available for grant under the Plan.

Historical Burn Rate. We are committed to managing the use of our equity incentives prudently to balance the benefits equity compensation brings to our compensation program with the dilution it causes our shareholders. As part of our analysis when considering the proposed share increase, we considered the Plan’s “burn rate,” calculated as the number of shares subject to equity awards granted under the Plan, divided by the weighted average number of shares outstanding for that period. Our average burn rate (before forfeitures) for the three years ended December 31, 2022 was 2.8%. We believe that our burn rate and potential dilution amounts are reasonable for our industry and market conditions. Since the Plan was adopted, we have sought to provide equity compensation to our employees who we believe are important to our organization in furthering our business strategy. In addition, we have made multiple leadership appointments and promotions to advance our strategy. We made equity grants from the Plan in connection with each of these new hires and promotions. We believe these new hires and promotions are key to the development and strengthening of the management team with the experience and talent necessary to further implement our strategy.

Shareholder Value Transfer Analysis. When evaluating the appropriate number of shares to increase the share reserve under the Plan, we reviewed the shareholder value transfer of the proposed increase, calculated as the value of available shares and plan awards as a percentage of our market capitalization, and determined that the approval of 5,000,000 new shares under the Plan was reasonable and consistent with industry guidelines.

Expected Duration. We expect that the shares available for future awards, including the additional shares if this proposal is approved by our shareholders, will be sufficient for currently-anticipated awards under the Plan for approximately the next two years. Expectations regarding future share usage could be impacted by a number of factors such as hiring and promotion activity at the executive level; the rate at which shares are returned to the Plan reserve upon awards’ expiration, forfeiture or cash settlement; the future performance of our stock price; consequences of acquiring other companies; and other factors. While we believe that the assumptions we used are reasonable, future share usage may differ from current expectations.

For the foregoing reasons, the Board of Directors recommends that our shareholders approve the amended and restated Plan.

General Plan Information

The Plan is intended to permit the grant of stock options (both incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs” (collectively “Options”)), stock appreciation rights (“SARs”), restricted stock awards (“Restricted Stock Awards”), performance stock awards (“Performance Stock Awards”), restricted stock units (“RSUs”), performance stock units (“PSUs”), incentive awards (“Incentive Awards”), other stock-based awards (“Stock-Based Awards”) and dividend equivalents (“Dividend Equivalents”) (collectively “Awards”). “Full Value Award” means an Award other than an Option, SAR or Stock-Based Award in the nature of purchase rights. All Awards granted under the Plan will be governed by separate written or electronic agreements between MiMedx and the participants. The separate agreements will specify the terms and conditions of the Award. No right or interest of a participant in any Award will be subject to any lien, obligation or liability of the participant. The laws of the State of Florida govern the Plan and any Awards granted thereunder. The Plan is unfunded, and we will not segregate any assets to cover grants of Awards under the Plan.

No Awards may be granted on or after the tenth anniversary of Board approval of the Plan. No Awards will be granted and become effective under the Plan as amended and restated unless the shareholders approve the Plan. If shareholders do not approve the amended and restated Plan, the pre-amendment Plan will continue to be effective according to its terms, and we may continue to make awards under the pre-amendment Plan.

Administration

We will bear all expenses of administering the Plan. Our Compensation Committee will administer the Plan and has the authority to grant Awards to such persons and upon such terms and conditions (not inconsistent with the provisions of the Plan) as it may consider appropriate. Our Compensation Committee may act through subcommittees or, with respect to Awards granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of our Board of Directors or the Board of Directors of our Affiliates (as defined in the Plan), delegate to one or more of our officers all or part of its duties with respect to such Awards.

Eligibility for Participation

Any of our employees or independent contractors, employees or independent contractors of our Affiliates, and non-employee members of our Board of Directors or of any Board of Directors of our Affiliates is eligible to receive an Award under the Plan. However, ISOs may only be granted to employees of MiMedx or one of our Affiliates.

Shares Subject to Plan

The maximum aggregate number of shares of our Common Stock that may be issued under the Plan pursuant to Awards is the sum of (i) 5,000,000 shares (all of which may be issued as ISOs) plus (ii) the number of shares that remain available for issuance under the Plan on the date the Company’s shareholders approve the amended and restated Plan (iii) plus the number of shares that are represented by outstanding Awards (as defined below) issued under the Plan on the date the Company’s shareholders approve the amended and restated Plan and that later become available because of the expiration or forfeiture of the Award without the issuance of the underlying shares.

Except as described below, each share issued in connection with an Award will reduce the number of shares available under the Plan by one, and each share covered under a stock-settled SAR will reduce the number of shares available under the Plan by one even though the share is not actually issued upon settlement of the stock-settled SAR.

Shares relating to Awards that are terminated, settled in cash in lieu of shares, or exchanged prior to the issuance of shares for Awards not involving shares, will again be available for issuance under the Plan. Shares of Common Stock not issued as the result of a net settlement of an Award, or tendered or withheld to pay the exercise price, purchase price or withholding taxes relating to an Award, or purchased on the open market with the proceeds of the exercise or purchase price of any Award, will not again be available for issuance under the Plan. This treatment of Awards also applies to any Awards which were issued under the Plan prior to its amendment and restatement and are outstanding after the date that the Company’s shareholders approve the Plan as amended and restated.

Notwithstanding the foregoing, the maximum aggregate number of shares of our Common Stock that may be issued under the Plan, and the maximum aggregate number of shares of our Common Stock that may be issued under any specific type of Award, will not be reduced by (i) substitute Awards with respect to our shares of Common Stock that are granted to participants who become employed with MiMedx or its Affiliates in connection with a corporate transaction or other appropriate event or (ii) Awards with respect to shares of our Common Stock that become available for grant under a shareholder-approved plan of an acquired company (subject in both cases to applicable stock exchange requirements).

In any calendar year, no participant may be granted Options, SARs or other Stock-Based Awards in the nature of purchase rights that relate to more than 1,000,000 shares of our Common Stock, or Full Value Awards that relate to more than 1,000,000 shares of our Common Stock. The limit in such a period for a member of our Board of Directors is 125,000 shares of Common Stock. For any Award that is stated with reference to a specific dollar limit, the maximum amount payable with respect to any 12-month performance period to any one participant is $2,000,000 (pro-rated up or down for performance periods greater or less than 12 months), and the maximum for any Award stated with reference to a specific dollar amount is $300,000 for a member of our Board of Directors. The maximum number of shares of Common Stock that may be issued pursuant to Awards, the per individual limits on Awards and the terms of and number of shares subject to outstanding Awards will be adjusted as is equitably required in the event of corporate transactions and other appropriate events.

Awards

Options

An Option entitles the participant to purchase from MiMedx a stated number of shares of Common Stock. The exercise price per share of Common Stock underlying any Option may not be less than the fair market value of a share of Common Stock on the date the Option is granted. With respect to an ISO granted to a participant who, at the time of grant, beneficially owns more than ten-percent of the combined voting power of MiMedx or any of our Affiliates (determined by applying certain attribution rules), the exercise price per share may not be less than 110% of the fair market value of the Common Stock on the date the Option is granted. The exercise price may be paid in cash or, if the written agreement so provides, our Compensation Committee may allow a participant to pay all or part of the exercise price by tendering shares of Common Stock, by a broker-assisted cashless exercise, by means of a “net exercise” procedure, or by any other specified medium of payment. In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of the Common Stock with respect to which an ISO may become exercisable for the first time during any calendar year cannot exceed $100,000; and if this limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as NQSOs.

SARs

A SAR entitles the participant to receive, upon exercise, the excess of the fair market value on that date of each share of Common Stock subject to the exercised portion of the SAR over the fair market value of each such share on the date of the grant of the SAR. A SAR can be granted alone or in tandem with an Option. A SAR granted in tandem with an Option is called a Corresponding SAR and entitles the participant to exercise the Option or the SAR, at which time the other tandem Award expires with respect to the number of shares being exercised. No participant may be granted Corresponding SARs in tandem with ISOs which are first exercisable in any calendar year for shares of Common Stock having an aggregate fair market value (determined as of the date of grant) that exceeds $100,000. A Corresponding SAR may be exercised only to the extent that the related Option is exercisable, and no SAR is exercisable unless the fair market value of the Common Stock at the time of exercise exceeds the fair market value of the Common Stock as of the date of grant of the SAR. As set forth in the written agreement, the amount payable as a result of the exercise of a SAR may be settled in cash, shares of Common Stock or a combination of each.

Restricted Stock Awards and Performance Stock Awards

A Restricted Stock Award and a Performance Stock Award is the grant or sale of shares of Common Stock, which may be subject to forfeiture for a period of time or subject to certain conditions. Performance Stock Awards are subject to performance conditions, which may include those described below. The Compensation Committee will determine, on the date of the grant of the Award, whether the participant will have all rights of a shareholder with respect to the shares of Common Stock subject to an Award, including the right to vote the shares, provided, however, the participant may not transfer the shares while they are subject to forfeiture. To the extent deemed necessary by the Compensation Committee (or as described below), dividends payable with respect to an Award may accumulate (without interest) and become payable in cash or shares of our Common Stock at the time and to the extent that the portion of the Award to which the dividends relate has become transferable and nonforfeitable. In no event will dividends be paid until the vesting of the underlying Award. In lieu of retaining the certificates evidencing the shares, we may hold the certificates evidencing the shares in escrow or record the certificates evidencing the shares as outstanding by notation on our stock records. If a participant must pay for an Award, the participant may pay the purchase price in cash or, if the written agreement so provides, our Compensation Committee may allow a participant to pay all or part of the purchase price by tendering shares of Common Stock, by means of a “net exercise” procedure, or by any other specified medium of payment.

RSUs and PSUs

An RSU and a PSU entitle the participant to receive, upon vesting, shares of our Common Stock (or as otherwise determined by the Compensation Committee and set forth in the applicable agreement, the equivalent fair market value of shares of our Common Stock in cash). PSUs are subject to performance conditions, which may include those described below. We will deliver to the participant one share of Common Stock (or, if applicable, the fair market value of one share of Common Stock in cash) for each RSU or PSU that becomes earned and payable. No participant shall have any rights of a shareholder with respect to an RSU or PSU unless and until the underlying shares of Common Stock are issued, provided, however, except as described below, dividends payable with respect to shares subject to RSUs and PSUs may accumulate (without interest) and be paid in cash or shares of Common Stock only to the extent the related RSUs and PSUs become earned and payable. In no event will dividends be paid until the vesting of the underlying RSU or PSU.

Incentive Awards

An Incentive Award entitles the participant to receive cash or Common Stock when certain conditions are met, which may include performance conditions as described below. As set forth in the participant’s separate agreement, an Incentive Award may be paid in cash, shares of Common Stock or a combination of each. No participant shall have any rights of a shareholder with respect to shares underlying an Incentive Award unless and until the underlying shares of Common Stock are issued.

Stock-Based Awards

Stock-Based Awards may be denominated or payable in, valued by reference to or otherwise based on shares of Common Stock, including Awards convertible or exchangeable into shares of Common Stock (or the cash value thereof) and Common Stock purchase rights and Awards valued by reference to the fair market value of the Common Stock. The purchase price for the Common Stock under any Stock-Based Award in the nature of a purchase right may not be less than the fair market value of the shares of the Common Stock as of the date the Award is granted. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted. In no event will dividends be paid until the vesting of the underlying Award. Dividends payable with respect to an Award may accumulate (without interest) and become payable in cash or shares of our Common Stock at the time and to the extent that the portion of the Award to which the dividends relate has become transferable and nonforfeitable.

Our Compensation Committee is also authorized under the Plan to grant shares of Common Stock as a bonus, or to grant shares of Common Stock or other awards in lieu of other obligations of MiMedx or any of our Affiliates to pay cash or to deliver other property under the Plan or under any other plans or compensatory arrangements of MiMedx or any of our Affiliates.

Dividend Equivalents

A Dividend Equivalent is an award that entitles the participant to receive cash, shares of Common Stock, other awards or other property equal in value to all or a specified portion of dividends paid with respect to shares of our Common Stock. Except as described below, Dividend Equivalents may be accrued or deemed to have been reinvested in additional shares of Common Stock, other awards or other investment vehicles, subject to restrictions on transferability, risk of forfeiture and any other terms set forth in the written agreement for the Award. Dividend equivalents are not paid until the vesting of the underlying Award. No Dividend Equivalents may be granted in connection with Options, SARs or Stock-Based Awards in the nature of purchase rights.

Performance Objectives and Time-Based Vesting

Our Compensation Committee has discretion to establish performance conditions for when Awards will become vested, exercisable, and payable. These performance conditions may be based on one or any combination of metrics related to our financial, market or business performance. Performance conditions may be related to a specific customer or group of customers or products or geographic region individually, alternatively or in any combination, subset or component thereof. The form of the performance conditions also may be measured on a company, Affiliate, division, business unit, service line, segment, product or geographic basis individually, alternatively or in any combination thereof. Performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance conditions. Profits, earnings and revenues used for any performance conditions measurement may exclude any extraordinary or nonrecurring items.

The performance conditions may, but need not, be based upon an increase or positive result under the specified performance conditions and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific performance conditions). An Award that is intended to become exercisable, vested or payable on the achievement of performance conditions means that the Award will not become exercisable, vested or payable solely on mere continued employment or service. However, such an Award, in addition to performance conditions, may be subject to continued employment or service by the participant.

The performance conditions may, among others, include any or any combination of the following: (a) cash flow; (b) return on equity; (c) return on assets; (d) earnings per share; (e) operations expense efficient milestones; (f) earnings

(losses) before or after interest, taxes, depreciation, amortization and/or share-based compensation or expenses (consolidated or otherwise); (g) net income (loss); (h) operating income (loss); (i) book value per share; (j) return on investment; (k) return on capital; (l) improvements in capital structure; (m) expense management; (n) profitability of an identifiable business unit or product; (o) maintenance or improvement of profit margins; (p) stock price; (q) total shareholder return; (r) market share; (s) revenues (consolidated or otherwise); (t) sales; (u) costs; (v) working capital; (w) economic wealth created; (x) strategic business criteria; (y) efficiency ratio(s); (z) achievement of division, group, function or corporate financial, strategic or operational goals; (aa) days sales outstanding; (bb) comparisons with stock market indices or performance metrics of peer companies; (cc) individual participant performance criteria; and (dd) any other performance criteria adopted by the Compensation Committee. Performance goals may be determined in accordance with GAAP or adjusted to include or exclude any items otherwise includable or excludable under GAAP. In determining if the performance conditions have been achieved, the Compensation Committee may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Compensation Committee also may adjust the performance targets in the event of any (a) unanticipated asset write-downs or impairment charges, (b) litigation or claim judgments or settlements thereof, (c) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization or restructuring programs, or extraordinary, unusual, infrequently occurring or non-reoccurring items, (e) acquisitions or dispositions or (f) foreign exchange gains or losses.

The Compensation Committee will have the discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining when an Award will become vested, exercisable or payable.

Minimum Vesting Requirement

Awards must vest over a period of not less than one year, subject to exceptions for the participant’s death or Disability, provided that up to 5% of the shares authorized for issuance under the Plan may provide for vesting of Awards in less than one year.

Post-Exercise Holding Requirement

Notwithstanding any other provision of the Plan or any Agreement to the contrary, no participant may sell, transfer or otherwise dispose of any shares of Common Stock acquired under an Award (“net” shares acquired in case of any net exercise or withholding of shares) until the participant has met the minimum level of ownership provided in the Company’s Stock Ownership Guidelines (which is described above under “Compensation Discussion and Analysis - Stock Ownership Guidelines”), to the extent applicable to the participant.

Limited Discretion to Accelerate

The Compensation Committee may not accelerate the time at which any Award may be exercised, become transferable or nonforfeitable or become earned and settled other than in the event of the participant’s death, Disability, Retirement, or involuntary termination without Cause.

Form and Timing of Payments

Payments to be made by us upon the exercise of an Option or SAR or settlement of any other Award may be made in such form as our Compensation Committee may determine and set forth in the separate agreement for the Award, including cash, shares of Common Stock, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis if and to the extent permitted by and consistent with Code (as defined in the Plan) Section 409A. However, no dividends or Dividend Equivalents may be paid in connection with an Award unless and until the underlying Award vests and any such dividends or Dividend Equivalents may accumulate (without interest) and become payable to the participant only at the time and to the extent that the applicable Award becomes payable or nonforfeitable.

Shareholder Rights

No participant shall have any rights as a shareholder of MiMedx unless and until the Award is settled by the issuance of Common Stock (other than such rights as a shareholder to which the participant may be entitled pursuant to the specific terms of the separate agreement).

Maximum Award Period

No Award may be exercisable or become vested or payable more than 10 years after the date of grant (except that the Compensation Committee may make certain exceptions in the event the Award would expire prior to exercise, vesting or settlement because trading in shares of our Common Stock is then prohibited by law or by any insider trading policy, in which case the term of the Award may be extended until thirty (30) days after the expiration of any such prohibitions). An ISO granted to a participant who beneficially owns more than 10% of the combined voting power of MiMedx or any of our Affiliates (determined by applying certain attribution rules) or a Corresponding SAR that relates to such an ISO may not be exercisable more than five years after the date of grant.

Change in Control

With respect to outstanding Awards, to the extent that written provision is made for their continuance, assumption or substitution in connection with a Change in Control, and except as otherwise provided in the applicable Award agreement, the following provisions shall apply. In the event the employment of a participant is terminated by the Company and its Affiliates without Cause during the two-year period following the Control Change Date (as defined in the Plan):
1.all outstanding Stock Options, SARs and Other Stock-Based Awards in the nature of purchase rights shall become fully vested and exercisable;
2.all restrictions with respect to outstanding Restricted Stock Awards, RSUs, Incentive Awards, Dividend Equivalents or Other Stock-Based Awards shall lapse, and such shares or units shall be fully vested and nonforfeitable; and
3.all restrictions with respect to outstanding Performance Stock Awards, PSUs or other shares or units which are based on performance conditions and for which performance periods are already completed shall lapse, and such shares or units, measured at actual performance achieved, shall be fully vested and nonforfeitable.

Unless the applicable Award agreement shall otherwise provide, if a Change in Control occurs prior to the end of any performance period, with respect to outstanding Performance Stock Awards, PSUs and other shares or units, the target level of performance set forth with respect to each performance condition under such shares and units shall be deemed to have been attained (or, if higher, the actual level of performance attained) and such shares or units shall be converted into and remain outstanding as Restricted Stock or RSUs, subject to forfeiture unless the participant continues to be actively employed by the Company through the end of the original performance period, but subject to exception in the case of a termination of employment by the Company without Cause during the two-year period following the Control Change Date, and such other exceptions as may be provided by the Compensation Committee.

With respect to outstanding Awards, in the event that written provision is not made for their continuance, assumption or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control, and except as otherwise provided in the applicable Agreement, the following provisions shall apply: upon the occurrence of a Change in Control: (i) all Stock Options, SARs and Other Stock-Based Awards in the nature of purchase rights which are then outstanding hereunder shall become fully vested and exercisable, (ii) all restrictions with respect to Restricted Stock, Restricted Units, Incentive Awards, Dividend Equivalents or Other Stock Based Awards which are then outstanding hereunder shall lapse, and such shares or units shall be fully vested and nonforfeitable, and (iii) any performance-based Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable performance goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the performance goals for the Award as determined by the Committee not later than the Control Change Date, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and (iv) underwater Options, SARs and other purchase rights shall be cancelled without consideration.

Compliance with Applicable Law

No Award shall become exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax, withholding and securities laws), any listing agreement with any stock exchange to which we are a party and the rules of all domestic stock exchanges on which our shares may be listed.

Amendment and Termination of Plan

Our Board of Directors may amend or terminate the Plan at any time; provided, however, that no amendment may adversely impair the rights of a participant with respect to outstanding Awards without the participant’s consent. An amendment will be contingent on approval of our shareholders, to the extent required by law, any tax or regulatory requirement, by the rules of any stock exchange on which our securities are then traded or if the amendment would (a) increase the benefits accruing to Plan participants, (b) increase the aggregate number of shares of Common Stock issuable under the Plan, or (c) modify the eligibility requirements of the Plan.

Forfeiture Provisions; No Repricings

Awards do not confer upon any individual any right to continue in the employ of or service to MiMedx or any of our Affiliates. All rights to any Award that a participant has will be immediately forfeited if the participant is discharged from employment or service for “Cause” (as defined in the Plan). Except to the extent approved by our shareholders, the Plan does not permit (a) any decrease in the exercise price or base value of any outstanding Awards, (b) the issuance of any replacement Options, SARs or Stock-Based Awards in the nature of purchase rights, which shall be deemed to occur if a participant agrees to forfeit an existing Option, SAR or Stock-Based Award in the nature of purchase rights in exchange for a new Option, SAR or Stock-Based Award in the nature of purchase rights with a lower exercise price or base value, (c) us to repurchase underwater or out-of-the-money Options, SARs or Stock-Based Awards in the nature of purchase rights, which shall be deemed to be those Options, SARs or Stock-Based Awards in the nature of purchase rights with exercise prices or base values in excess of the current fair market value of the shares of Common Stock underlying the Option, SAR or Stock-Based Award in the nature of purchase rights, (d) us to issue any replacement or substitute Awards, or pay cash in exchange, for underwater or out-of-the-money Options, SARs or Stock-Based Awards in the nature of purchase rights, (e) us to repurchase any Awards under the Plan prior to the time the Award becomes exercisable, vested or payable or (f) any other action that is treated as a “repricing” under generally accepted accounting principles or Nasdaq listing rules.

Federal Income Tax Consequences

The following discussion summarizes the principal United States federal income tax consequences associated with Awards under the Plan. The discussion is based on laws, regulations, rulings and court decisions currently in effect, all of which are subject to change. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences. To the extent any awards under the Plan are subject to Code Section 409A, the following description assumes that such awards will be designed to conform to the requirements of Code Section 409A (or an exception thereto). The Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code.

ISOs

A participant will not recognize taxable income on the grant or exercise of an ISO (although the excess of the fair market value of the shares over the exercise price at the time of exercise may result in payment of the alternative minimum tax). A participant will recognize taxable income when he or she disposes of the shares of Common Stock acquired under the ISO. If the disposition occurs more than two years after the grant of the ISO and more than one year after its exercise, the participant will recognize long-term capital gain (or loss) to the extent the amount realized from the disposition exceeds (or is less than) the participant’s tax basis in the shares of Common Stock. A participant’s tax basis in the Common Stock generally will be the amount the participant paid for the stock. If Common Stock acquired under an ISO is disposed of before the expiration of the ISO holding period described above, the participant will recognize as ordinary income in the year of the disposition the excess of the fair market value of the Common Stock on the date of exercise of the ISO over the exercise price. Any additional gain will be treated as long-term or short-term capital gain, depending on the length of time the participant held the shares. Special rules apply if a participant pays the exercise price by delivery of Common Stock.

We will not be entitled to a federal income tax deduction with respect to the grant or exercise of an ISO. However, in the event a participant disposes of Common Stock acquired under an ISO before the expiration of the ISO holding period described above, except as described in Limitations on Deductions below, we generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

NQSOs

A participant will not recognize any taxable income on the grant of a NQSO. On the exercise of a NQSO, the participant will recognize as ordinary income the excess of the fair market value of the Common Stock acquired over the exercise price. A participant’s tax basis in the Common Stock is the amount paid plus any amounts included in income on exercise. Special rules apply if a participant pays the exercise price by delivery of Common Stock. Except as described in Limitations on Deductions below, the exercise of a NQSO generally will entitle us to claim a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

SARs

A participant will not recognize any taxable income at the time SARs are granted. The participant at the time of receipt will recognize as ordinary income the amount of cash and the fair market value of the Common Stock that he or she receives. Except as described in Limitations on Deductions below, we generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Restricted Stock and Performance Stock Awards

A participant will recognize ordinary income on account of a Restricted Stock Award or Performance Stock Award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The ordinary income recognized will equal the excess of the fair market value of the Common Stock on such date over the purchase price, if any, paid for the Award. However, even if the shares under an Award are both nontransferable and subject to a substantial risk of forfeiture, the participant may make a special “83(b) election” to recognize income, and have his or her tax consequences determined, as of the date the Award is made. The participant’s tax basis in the shares received will equal the income recognized plus the price, if any, paid for the Award. Except as described in Limitations on Deductions below, we generally will be entitled to a federal income tax deduction at the time the participant recognizes ordinary income from the Award, and equal to the amount of ordinary income the participant recognizes.

RSUs and PSUs

The participant will not recognize any taxable income at the time RSUs or PSUs are granted. When the terms and conditions to which the RSUs and PSUs are subject have been satisfied and the RSUs or PSUs are paid, the participant will recognize as ordinary income the fair market value of the Common Stock he or she receives. Except as described in Limitations on Deductions below, we generally will be entitled to a federal income tax deduction at the time the participant recognizes ordinary income, and equal to the amount of ordinary income the participant recognizes.

Incentive Awards

A participant will not recognize any taxable income at the time an Incentive Award is granted. When the terms and conditions to which an Incentive Award is subject have been satisfied and the Award is paid, the participant will recognize as ordinary income the amount of cash and the fair market value of the Common Stock he or she receives. Except as described in Limitations on Deductions below, we generally will be entitled to a federal income tax deduction at the time the participant recognizes ordinary income, and equal to the amount of ordinary income the participant recognizes.

Stock-Based Awards

A participant will recognize ordinary income on receipt of cash or shares of Common Stock paid with respect to a Stock-Based Award. Except as described in Limitations on Deductions below, we generally will be entitled to a federal tax deduction at the time the participant recognizes ordinary income, and equal to the amount of ordinary income the participant recognizes.

Dividend Equivalents

A participant will recognize as ordinary income the amount of cash and the fair market value of any Common Stock he or she receives on payment of the Dividend Equivalents. Except as described in Limitations on Deductions below, we generally will be entitled to a federal tax deduction at the time the participant recognizes ordinary income, and equal to the amount of ordinary income the participant recognizes. To the extent the Dividend Equivalents are paid in the form of other Awards, the participant will recognize income as otherwise described herein.

Limitation on Deductions

The Company and its subsidiaries may lose a compensation deduction, which would otherwise be allowable, for all or a part of compensation paid in the form of awards under the Plan, if, the employee is the Chief Executive Officer or Chief Financial Officer of the Company (or acts in such capacity) or is another “covered employee” as defined under the Code or was such an employee beginning in any year after 2017, if the total compensation paid to such employee exceeds $1,000,000. In addition, if a “change of control” of the Company causes awards under the Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of the Company’s deductions under Code Section 280G. While we are cognizant of the tax deduction limitations applicable to our compensation program for covered employees, we may set compensation levels or structure arrangements outside the deduction limitations if we deem the amount of compensation appropriate. The Committee has the discretion to establish the compensation paid, or intended to be paid or awarded to the covered employees, as the Committee may determine in our and our shareholders’ best interests. This is an important feature of our compensation practices because it provides the Committee with sufficient flexibility to respond to specific situations.

Other Tax Rules

The Plan is designed to enable our Compensation Committee to structure Awards that are intended to not be subject to Code Section 409A, which imposes certain restrictions and requirements on deferred compensation. However, our Compensation Committee may grant Awards that are intended to be subject to Code Section 409A. In that case, the terms of such 409A Award will be (a) subject to the deferral election requirements of Section 409A; and (b) may only be paid upon a separation from service, a set time, death, disability, a change in control or an unforeseeable emergency, each within the meanings of Section 409A. Our Compensation Committee shall not have the authority to accelerate or defer a 409A Award other than as permitted by Code Section 409A. Moreover, any payment on a separation from service of a “Specified Employee” (as defined in the Plan) will not be made until six months following the participant’s separation from service (or upon the participant’s death, if earlier) as required by Code Section 409A.

New Plan Benefits

The benefits that will be awarded or paid under the Plan are not currently determinable. Awards granted under the Plan are within the discretion of the Compensation Committee and future awards and the individuals who may receive them have not been determined. The Grants of Plan Based Awards Table includes information for prior year grants with respect to the persons indicated therein under the Plan.

Vote Required

To be approved, the votes cast FOR by the holders of shares present and entitled to vote must exceed the votes cast AGAINST. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT TO THE 2016 EQUITY AND CASH INCENTIVE PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables sets forth certain information as of April 11, 2023 regarding the Company’s capital stock, beneficially owned by each person known to the Company to beneficially own more than 5% of the outstanding shares of Company common stock and Series B Preferred Stock, each NEO, each director, and all directors and executive officers as a group. Unless otherwise indicated below, the address of those identified in the table is c/o MiMedx Group, Inc., 1775 West Oak Commons Court, NE, Marietta, Georgia 30062.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership(1)
The Vanguard Group(2)	6,094,595	5.3%
BlackRock, Inc.(3)	7,781,521	6.8%

NEOs, Executive Officers, and Directors	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership(1)
M. Kathleen Behrens, Ph.D.(4)	125,618	*
James L. Bierman(4)	125,618	*
Joseph H. Capper(5)	—	—
Peter M. Carlson(6)	366,637	*
Phyllis Gardner(7)	75,953	*
Michael J. Giuliani(8)	87,320	*
William A. Hawkins(9)	111,543	*
William F. Hulse IV(10)	179,908	*
Rohit Kashyap(11)	430,072	*
Cato T. Laurencin(8)	87,320	*
K. Todd Newton(12)	325,618	*
Robert B. Stein(13)	77,584	*
Martin P. Sutter(14)	26,993,607	18.9%
Timothy R. Wright(15)	1,711,324	*
Total Directors and Executive Officers(16) (13 persons)	28,556,726	19.9%

*	Less than 1%

(1)    The beneficial ownership set forth in the table is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. Under Rule 13d-3 of the Exchange Act, “beneficial ownership” of a security means that a person has or shares the power, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, (a) to vote or direct the voting of a security, or (b) to dispose of or direct the disposition of a security. The percentage of beneficial ownership is based on 115,527,029 shares of Company common stock outstanding on April 11, 2023. Shares of common stock that may be acquired by an individual or group within 60 days of April 11, 2023, pursuant to the conversion of preferred shares, exercise of options or warrants, vesting of restricted shares or RSUs or otherwise, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in the footnotes to this table, we believe that the stockholders named in the tables that follow have sole voting and investment power with respect to all shares of Company common stock and/or Company Preferred Stock shown to be beneficially owned by them, based on information provided to us by them.
(2)     The Vanguard Group filed a Schedule 13G on February 9, 2023 with the SEC that indicated, among other things, that, as of December 31, 2022, The Vanguard Group (i) had shared voting power with respect to 66,956 shares of Company common stock, (ii) had sole dispositive power with respect to 5,954,432 shares of Company common stock; and (iii) had shared dispositive power with respect to 140,163 shares of Company common stock. The address of the principal office of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(3)    BlackRock, Inc. filed a Schedule 13G/A on February 1, 2023 with the SEC that indicated, among other things, that, as of December 31, 2022, BlackRock, Inc (i) had sole voting power over 7,533,268 shares of Company common stock and (ii) had sole dispositive power over 7,781,521 shares of Company common stock. The address of the principal office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(4)    Includes 44,191 time vesting restricted stock units scheduled to vest within 60 days of April 11, 2023.
(5)    Does not include an option to purchase 3,600,000 shares held pursuant to Company award agreements. Does not include 3,300,000 performance vesting restricted stock units held pursuant to Company award agreements.
(6)    Includes 41,666 time vesting restricted stock units scheduled to vest within 60 days of April 11, 2023. Does not include 301,868 time vesting restricted stock units held pursuant to Company award agreements. Does not include 156,136 performance vesting restricted stock units held pursuant to Company award agreements.
(7)    Includes 49,637 time vesting restricted stock units scheduled to vest within 60 days of April 11, 2023. Does not include 5,717 time vesting restricted stock units held pursuant to Company award agreements.
(8)    Includes 44,191 time vesting restricted stock units scheduled to vest within 60 days of April 11, 2023. Does not include 7,450 time vesting restricted stock units held pursuant to Company award agreements.
(9)    Includes 44,191 time vesting restricted stock units scheduled to vest within 60 days of April 11, 2023. Does not include 5,322 time vesting restricted stock units held pursuant to Company award agreements.
(10)    Includes 39,682 time vesting restricted stock units scheduled to vest within 60 days of April 11, 2023. Does not include 288,514 time vesting restricted stock units held pursuant to Company award agreements. Does not include 150,433 performance vesting restricted stock units held pursuant to Company award agreements.
(11)    Rohit Kashyap, Ph.D. served as Executive Vice President and Chief Commercial Officer from August 2020 until January 2023. He served as President, Wound Care & Surgical from April 2022 until January 2023. This information is as of August 9, 2022, which is the date of his last Form 4 filing.
(12)    Includes 44,191 time vesting restricted stock units scheduled to vest within 60 days of April 11, 2023.
(13)     Includes 39,682 time vesting restricted stock units scheduled to vest within 60 days of April 11, 2023. Does not include 317,803 time vesting restricted stock units held pursuant to Company award agreements. Does not include 149,567 performance vesting restricted stock units held pursuant to Company award agreements.
(14)    Mr. Sutter is deemed to own 26,993,107 shares of Company common stock issuable upon conversion of 90,000 shares of Series B Preferred Stock and unpaid dividends held of record by an affiliate of EW Healthcare Partners (converted using a ratio of $1,000 divided by $3.85, or approximately 259 common shares per share of Series B Preferred Stock), and 500 shares of common stock held by his spouse.
(15)    Timothy R. Wright served as Chief Executive Officer from May 2019 until September 2022. This information is as of June 9, 2022, which is the date of his last Form 4 filing.
(16)    Represents the ownership of only those persons currently serving as a director or executive officer of the Company. Includes 27,428,650 shares of Company common stock that may be acquired within 60 days. Does not include (i) 934,124 time vesting restricted stock units held pursuant to Company award agreements, (ii) 3,756,136 performance vesting restricted stock units held pursuant to Company award agreements, and (iii). an option to purchase 3,600,000 shares held pursuant to Company award agreements.

SERIES B CONVERTIBLE PREFERRED STOCK
Name of Beneficial Owner	Number of Shares of Series B Convertible Preferred Stock	Percentage Ownership of Series B Convertible Preferred Stock	Number of Shares of Company Common Stock Into Which They May Convert(b)	Percentage Ownership of Common Stock(b)(c)
EW Healthcare Partners(a)	90,000	90%	26,993,107	18.9%
(a)    The Series B Preferred Stock is held of record by Falcon Fund 2 Holding Company, L.P., a partnership controlled by EW Healthcare Partners. EW Healthcare Partners Fund 2-UGP, LLC, the general partner of Falcon Fund 2 Holding Company, L.P., may also be deemed to have sole voting and investment power with respect to the shares of Company common stock underlying the Series B Preferred Stock. EW Healthcare Partners Fund 2-UGP, LLC, in a Schedule 13D filed on July 13, 2020 by it, Falcon Fund 2 Holding Company, L.P., Martin P. Sutter, Scott Barry, Ronald W. Eastman, Petri Vainio and Steve Wiggins, each a manager and collectively the managers of EW Healthcare Partners Fund 2-UGP, LLC (the “EW Schedule 13D”), disclaimed beneficial ownership of such shares of Company common stock except to the extent of its or his pecuniary interest therein. Similarly, each of the managers may be deemed to exercise shared voting and investment power with respect to such shares, and in the EW Schedule 13D each manager disclaimed beneficial ownership of such shares of Company common stock except to the extent of his pecuniary interest therein. Martin P. Sutter is a member of the Company’s Board of Directors. The principal address of the EW Healthcare Partners entities and each of the managers is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.
(b)     Conversion to Common Stock. Each holder of Series B Preferred Stock (each a “Holder” and collectively, the “Holders”) has the right, at its option, to convert its Series B Preferred Stock (plus any accrued and unpaid dividends), in whole or in part, into a number of fully paid and non-assessable shares of Company common stock (converted using a ratio of $1,000 divided by $3.85, or approximately 259 common shares per share of Series B Preferred Stock). For purposes of this table the conversion price is presumed to be $3.85. However, as explained below, no Holder may convert its shares of Series B Preferred Stock into shares of Company common stock if such conversion would result in the Holder, together with its affiliates, holding more than 19.9% of the votes entitled to be cast at any shareholders meeting or beneficially owning in excess of 19.9% of then-outstanding shares of Company common stock.
(c)     Voting Rights. Each share of Series B Preferred Stock is entitled to be voted by the Holders and will vote on an as-converted basis (converted using a ratio of $1,000 divided by $5.25 per share, or approximately 190 votes per share of Series B Preferred Stock) as a single class with the Company common stock, subject to certain limitations on voting set forth in the Company’s Articles of Incorporation, as amended, including a limit on the maximum number of votes to which Holders are entitled. As a result, EW Healthcare Partners would have 17,142,857 votes, or 12.9%, as of April 11, 2023. Percentage of total voting power is based on 115,527,029 shares of Company common stock outstanding on April 11, 2023, plus the 17,142,857 votes to which EW Healthcare Partners are entitled.

OTHER MATTERS

Proxy Solicitation Costs
The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of the Board. These expenses will include, among others, the costs of preparing, assembling, printing and mailing the proxy materials to shareholders of record and reimbursement paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners and obtaining beneficial owners’ voting instructions. Proxies may be solicited through the mail, in person, by telephone or via email.
Shareholder Proposals and Director Nominations for the 2024 Annual Meeting of Shareholders
The Company does not know at this time when it will hold the 2024 annual meeting of shareholders.
For any nomination or other business to be properly brought before the 2024 annual meeting by a shareholder pursuant to Section 10(a)(i)(C), the nomination or other business must be permitted by law, the Articles of Incorporation and the Company’s Bylaws, and the shareholder must give timely valid written notice thereof to the Secretary of the Company. To be timely, a shareholder’s notice must set forth all information required by the Bylaws and must be received by the Secretary of the Company at the principal executive office of the Company not later than 90 days nor earlier than 120 days before the anniversary of the date of the 2023 Annual Meeting (i.e., no earlier than February 14, 2024 and no later than March 15, 2024); provided, however, that in the event that the date of the 2024 annual meeting of shareholders is more than 30 days earlier or later than 60 days after such anniversary, in order for notice by the shareholder to be timely, such notice must be so delivered no more than 190 days prior to the 2024 annual meeting of shareholders nor less than the later of (A) 90 days prior to the date of the 2024 annual meeting of shareholders and (B) the 10th day following the day on which public announcement of the date of the 2024 annual meeting of shareholders is first made. The public announcement of the postponement or adjournment of the 2024 annual meeting of shareholders will not commence a new time period for the giving of a shareholder’s notice as described above.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2024.
Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the Company’s proxy statement for the 2024 annual meeting of shareholders must submit such proposals to the Company’s Secretary at the principal executive office of the Company by December 30, 2023.
To nominate a director nominee for inclusion in the Company’s proxy statement for the 2024 annual meeting of shareholders , the nominating shareholder must give timely valid written notice thereof to the Secretary of the Company. To be timely, a shareholder’s notice must set forth all information required by the Bylaws, and must be received by the Secretary of the Company at the principal executive office of the Company no earlier than 150 days and no later than 120 days before the anniversary of the date that the Company delivered its proxy statement for 2023 Annual Meeting (i.e., no earlier than November 30, 2023 and no later than December 30, 2023); provided, however, that if (and only if) the 2024 annual meeting of shareholders is not scheduled to be held within a period that commences 30 days before the anniversary date of the 2023 Annual Meeting and ends 30 days after such anniversary date (an annual meeting of the shareholders date outside such period being referred to herein as an “Other Meeting Date”), the notice must be given by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the 10th day following the date such Other Meeting Date is first publicly announced or disclosed:
Householding of Proxy Materials
We may deliver only one copy of this Proxy Statement to shareholders residing at the same address unless contrary instructions have been received from one or more of the affected shareholders. This is known as “householding.” We do this to reduce costs and preserve resources. Upon oral or written request, we will promptly deliver a separate copy to any shareholder residing at an address to which only one copy was mailed. Shareholders of record residing at the same address that have received multiple copies of this Proxy Statement may contact our mailing agent, Broadridge, to request that only a single copy of our proxy statement be mailed in the future. Contact Broadridge by phone at 1-800-690-6903 or by mail at 51 Mercedes Way, Edgewood, NY 11717.
Additional Information
Management knows of no matters that are to be presented for action at the Annual Meeting other than those set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

APPENDIX A

ARTICLES OF AMENDMENT
TO
THE RESTATED ARTICLES OF INCORPORATION
OF
MIMEDX GROUP, INC.
FIRST: This Corporation is named MiMedx Group, Inc. (the “Corporation”). The Florida document number of the Corporation is P08000023430. The Articles of Incorporation of the Corporation were originally filed in the Office of the Department of State of the State of Florida on February 28, 2008. The Restated Articles of Incorporation of the Corporation were filed in the Office of the Department of State of the State of Florida on March 4, 2021 and were amended by two Articles of Amendment thereto filed in the Office of the Department of State of the State of Florida on June 3, 2021 (the Restated Articles of Incorporation of the Corporation, as so amended, the “Restated Articles”).

SECOND: These Articles of Amendment were duly adopted by the Board of Directors of the Corporation on May [●], 2023 in accordance with the provisions of Section 607.1003 of the Florida Business Corporation Act (the “Act”).

THIRD: These Articles of Amendment were duly approved by holders of a majority of the outstanding shares of the Common Stock and Preferred Stock of the Corporation, voting together as a single class, in accordance with the provisions of Section 607.1003 of the Act and the Restated Articles on [June 13], 2023, and the number of votes cast for these Articles of Amendment by the Corporation’s shareholders was sufficient for approval.

FOURTH: The Restated Articles are hereby amended by deleting the first sentence of Article 3 and inserting the following text in lieu thereof:

Article 3. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is not more than 255,000,000 shares of capital stock, of which 250,000,000 shares shall be designated “Common Stock,” at $.001 par value per share, and 5,000,000 shares shall be designated as “Preferred Stock,” at $.001 par value per share.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on ______, 2023.

MiMedx Group, Inc.

By: ____________________________
Name: William F. Hulse IV
Its: General Counsel and Secretary

APPENDIX B

MIMEDX GROUP, INC.
2016 EQUITY AND CASH INCENTIVE PLAN
Amended and Restated through June __, 2023

TABLE OF CONTENTS
i

v

22.07 Key Employee Rule	41
22.08 Distributions Upon Vesting	41
22.09 Scope and Application of this Provision	41
ARTICLE XXIII EFFECTIVE DATE OF PLAN	42
ARTICLE XXIV DURATION OF PLAN	42

ARTICLE I
DEFINITIONS
1.01409A Award
409A Award means an Award that is intended to be subject to Section 409A of the Code.
1.02Affiliate
Affiliate, as it relates to any limitations or requirements with respect to incentive stock options, means any “subsidiary” or “parent” corporation (as such terms are defined in Code Section 424) of the Company. Affiliate otherwise means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 1563(a), 414(b) or 414(c), except that, in making any such determination, fifty percent (50%) shall be substituted for eighty percent (80%) under such Code Sections and the related regulations.
1.03Agreement
Agreement means a written or electronic agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award granted to such Participant.
1.04Award
Award means an Option, SAR, Restricted Stock Award, Performance Stock Award, Restricted Stock Unit, Performance Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalent granted under this Plan.
1.05Board
Board means the Board of Directors of the Company.
1.06Cause
Cause means “Cause” as such term is defined in any employment or service agreement between the Company or any Affiliate and the Participant except as otherwise determined by the Committee and set forth in the applicable Agreement. If no such employment or service agreement exists or if such employment or service agreement does not contain any such definition, except as otherwise determined by the Committee and set forth in the applicable Agreement, “Cause” means (i) the Participant's willful and repeated failure to comply with the lawful directives of the Board, the Board of Directors of any Affiliate or any personnel with managerial responsibility for the Participant; (ii) any criminal act or act of fraud, dishonesty or willful misconduct by the Participant that has a material adverse effect on the property, operations, business or reputation of the Company or any Affiliate; (iii) the material breach by the Participant of the terms of any confidentiality, non-competition, non-solicitation or other agreement that the Participant has with the Company or any Affiliate; (iv) acts by the Participant of willful malfeasance or negligence in a matter of material importance to the Company or any Affiliate, (v) regular or repeated refusal or failure to perform the Participant’s duties with the Company or an Affiliate or (vi) conduct by the Participant that could have a material adverse effect on the property, operations, business or reputation of the Company or any of its Affiliates without a reasonable good faith belief that such conduct was in the best interests of the Company and its Affiliates. For purposes of the Plan, other than where the definition of Cause is determined under any employment or service agreement between the Company or any Affiliate and the Participant, in which case such employment or service agreement shall control, in no event shall any termination of employment or service be deemed for Cause unless the Committee concludes that the situation warrants a determination that the Participant's employment or service terminated for Cause; except that, in the case of any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act, any determination that such individual’s employment terminated for Cause shall be made by the Board acting without such individual (if such individual is then serving on the Board). Without in any way limiting the effect of the foregoing, for the purposes of the Plan and any Award, a Participant’s employment or service shall be deemed to have terminated for Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified, in the opinion of the Committee, a termination for Cause.
1.07Change in Control
Change in Control means the occurrence of any of the following events:
    (a)     The accumulation in any number of related or unrelated transactions by any Person of beneficial ownership (as such term is used in Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's voting stock; provided that for purposes of this subsection (a), a Change in Control will not be deemed to have occurred if the accumulation of more than fifty percent (50%) of the voting power of the Company's voting stock results from any acquisition of voting stock (i) directly from the Company that is approved by the Incumbent Board, (ii) by the Company, (iii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, or (iv) by any Person pursuant to a merger, consolidation or reorganization (a “Business Combination”) that would not cause a Change in Control under subsections (b), (c) or (d) below; or
    (b)     Consummation of a Business Combination, unless, immediately following that Business Combination, (i) all or substantially all of the Persons who were the beneficial owners of the voting stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, at least fifty percent (50%) of the then outstanding shares of common stock and at least fifty percent (50%) of the combined voting power of the then outstanding voting stock entitled to vote generally in the election of directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the voting stock of the Company, and (ii) at least fifty percent (50%) of the members of the Board of Directors of the entity resulting from that Business Combination holding at least fifty percent (50%) of the voting power of such Board of Directors were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for that Business Combination and as a result of or in connection with such Business Combination, no Person has a right to dilute either of such percentages by appointing additional members to the Board of Directors or otherwise without election or other action by the shareholders; or
    (c)     A sale or other disposition of all or substantially all of the assets of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsections (b) above or (d) below; or
    (d)     A complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsections (b) and (c) above.
    Notwithstanding the foregoing, a Change in Control shall only be deemed to have occurred with respect to a Participant and the Participant’s 409A Award if the Change in Control otherwise constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section

409A of the Code (except that, with respect to vesting of the 409A Award, Change in Control shall have the same meaning as described above).
1.08Code
Code means the Internal Revenue Code of 1986 and any amendments thereto.
1.09Committee
Committee means the Compensation Committee of the Board, or the Board itself if no Compensation Committee exists. If such Compensation Committee exists, if and to the extent deemed necessary by the Board, such Compensation Committee shall consist of two or more directors, all of whom are (i) “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) independent directors under the rules of the principal stock exchange on which the Company’s securities are then traded.
1.10Common Stock
Common Stock means the common stock of the Company, par value $0.001 per share, or such other class or kind of shares or other securities resulting from the application of Article XVI, as applicable.
1.11Company
Company means MiMedx Group, Inc., a Florida corporation, and any successor thereto.
1.12Control Change Date
Control Change Date means the date on which a Change in Control occurs.
1.13Corresponding SAR
Corresponding SAR means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.
1.14Disability
Disability means a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Code except as otherwise determined by the Committee and set forth in the applicable Agreement except that a Disability shall only be deemed to occur with respect to a Participant and the Participant’s 409A Award if there is a Disability within the meaning of Section 409A of the Code where required by Section 409A of the Code.
1.15Dividend Equivalent
Dividend Equivalent means the right, granted under the Plan, to receive cash, shares of Common Stock, other Awards or other property equal in value to all or a specified portion of dividends paid with respect to a specified number of shares of Common Stock.
1.16Exchange Act
Exchange Act means the Securities Exchange Act of 1934, as amended.
1.17Fair Market Value
Fair Market Value of a share of Common Stock means, on any given date, the fair market value of a share of Common Stock as the Committee, in its discretion, shall determine; provided, however, that the Committee shall determine Fair Market Value without regard to any restriction other than a restriction which, by its terms, will never lapse and, if the shares of Common Stock are traded on any national stock exchange or quotation system, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock as reported on such stock exchange or quotation system on such date, or if the shares of Common Stock are not traded on such stock exchange or quotation system on such date, then on the next preceding day that the shares of Common Stock were traded on such stock exchange or quotation system, all as reported by such source as the Committee shall select. The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Participant. Fair Market Value relating to the exercise price, Initial Value, or purchase price of any Non-409A Award that is an Option, SAR or Other Stock-Based Award in the nature of purchase rights shall conform to the requirements for exempt stock rights under Code Section 409A.
1.18Full Value Award
Full Value Award means an Award other than an Option, SAR or Other Stock-Based Award in the nature of purchase rights.
1.19Incentive Award
Incentive Award means an Award stated with reference to a specified dollar amount or number of shares of Common Stock which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive shares of Common Stock, cash or a combination thereof from the Company or an Affiliate.
1.20Incumbent Board
Incumbent Board means a Board of Directors at least a majority of whom consist of individuals who either are (a) members of the Company's Board as of the effective date of the adoption of this Plan or (b) members who become members of the Company's Board subsequent to the date of the adoption of this Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least sixty percent (60%) of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.
1.21Independent Contractor
Independent Contractor means an independent contractor, consultant or advisor providing services to the Company or an Affiliate.
1.22Initial Value
Initial Value means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to a SAR granted independently of an Option, the amount determined by the Committee on the date of grant which shall not be less than the Fair Market Value of one share of Common Stock on the date of grant, subject to Sections 14.06 and 16.03 with respect to substitute Awards.
1.23Non-409A Award
Non-409A Award means an Award that is not intended to be subject to Section 409A of the Code.
1.24Option
Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

1.25Other Stock-Based Award
Other Stock-Based Award means an Award granted to the Participant under Article XII of the Plan.
1.26Participant
Participant means an employee of the Company or an Affiliate, a member of the Board or Board of Directors of an Affiliate (whether or not an employee), an Independent Contractor of the Company or an Affiliate and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or Independent Contractor and who satisfies the requirements of Article V and is selected by the Committee to receive an Award.
1.27Plan
Plan means this MiMedx Group, Inc. 2016 Equity and Cash Incentive Plan, as amended and restated as set forth herein and as hereafter amended.
1.28Performance Stock Award
Performance Stock Award means shares of Common Stock granted to a Participant under Article IX of the Plan.
1.29Performance Stock Unit
Performance Stock Unit means an Award, stated with respect to a specified number of shares of Common Stock, that entitles the Participant to receive one share of Common Stock (or, as otherwise determined by the Committee and set forth in the applicable Agreement, the equivalent Fair Market Value of one share of Common Stock in cash) with respect to each Performance Stock Unit that becomes payable under the terms and conditions of the Plan and the applicable Agreement, including the performance conditions.
1.30Person
Person means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or any other entity of any kind.
1.31Restricted Stock Award
Restricted Stock Award means shares of Common Stock granted to a Participant under Article IX.
1.32Restricted Stock Unit
Restricted Stock Unit means an Award, stated with respect to a specified number of shares of Common Stock, that entitles the Participant to receive one share of Common Stock (or, as otherwise determined by the Committee and set forth in the applicable Agreement, the equivalent Fair Market Value of one share of Common Stock in cash) with respect to each Restricted Stock Unit that becomes payable under the terms and conditions of the Plan and the applicable Agreement.
1.33Retirement
Retirement means, as applied to any Participant, as defined in any employment agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if any such agreement does contain any such definition), Retirement means retirement as determined by the Committee.

1.34SAR
SAR means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive cash or a number of shares of Common Stock, as determined by the Committee and set forth in the applicable Agreement, based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a stated period specified by the Committee over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.
1.35Ten Percent Shareholder
Ten Percent Shareholder means any individual who (considering the stock attribution rules described in Code Section 424(d)) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.
1.36Termination Date
Termination Date means the day on which a Participant’s employment or service with the Company and its Affiliates terminates or is terminated.
ARTICLE II
ESTABLISHMENT AND PURPOSES
The Plan was most recently adopted by the Company’s Board of Directors and approved by the Company’s stockholders on November 20, 2020. The Plan hereby is amended and restated as set forth herein, effective upon and subject to the approval of the Company’s stockholders. The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such Persons to participate in the future success of the Company and its Affiliates by aligning their interests with those of the Company and its stockholders.
ARTICLE III
TYPES OF AWARDS
The Plan is intended to permit the grant of Options qualifying under Code Section 422 (“incentive stock options”) and Options not so qualifying, SARs, Restricted Stock Awards, Performance Stock Awards, Restricted Stock Units, Performance Stock Units, Incentive Awards, Other Stock-Based Awards and Dividend Equivalents in accordance with the Plan and procedures that may be established by the Committee. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan may be used for general corporate purposes.
ARTICLE IV
ADMINISTRATION
1.01General Administration
    The Plan shall be administered by the Committee. The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of this Plan) as the Committee may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the grant, exercisability, transferability, settlement and forfeitability of all or any part of an Award, among other terms. In addition, the Committee shall have complete authority to interpret all provisions of this Plan including, without limitation, the discretion to interpret any terms used in the Plan that are not defined herein; to prescribe the form of Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive. The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement or Award. Unless otherwise provided by the Bylaws of the Company, by resolution of the Board or applicable law, a majority of the members of the Committee shall constitute a quorum, and acts of the majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.
1.02Limited Discretion to Accelerate
Notwithstanding anything to the contrary in the Plan, but subject to Section 14.08, following the grant of an Award, the Committee may not accelerate the time at which an Award may be exercised, may become transferable or nonforfeitable or be earned and settled other than in the event of the Participant’s death, Disability, involuntary termination without Cause or Retirement.
1.03Delegation of Authority
The Committee may act through subcommittees, in which case the subcommittee shall be subject to and have the authority hereunder applicable to the Committee, and the acts of the subcommittee shall be deemed to be the acts of the Committee hereunder. Additionally, to the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not members of the Board or the Board of Directors of an Affiliate. The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation. If and to the extent deemed necessary by the Board, all Awards granted to any individual who is subject to the reporting and other provisions of Section 16 of the Exchange Act shall be made by a Committee comprised solely of two or more directors, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, to the extent necessary to exempt the Award from the short-swing profit rules of Section 16(b) of the Exchange Act. An Award granted to an individual who is a member of the Committee may be approved by the Committee in accordance with the applicable Committee charters then in effect and other applicable law.
1.04Indemnification of Committee
The Company shall bear all expenses of administering this Plan. The Company shall indemnify and hold harmless each Person who is or shall have been a member of the Committee acting as administrator of the Plan, or any delegate of such, against and from any cost, liability, loss or expense that may be imposed upon or reasonably incurred by such Person in connection with or resulting from any action, claim, suit or proceeding to which such Person may be a party or in which such Person may be involved by reason of any action taken or not taken under the Plan and against and from any and all amounts paid by such Person in settlement thereof, with the Company’s approval, or paid by such Person in satisfaction of any judgment in any such action, suit or proceeding against such Person, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. Notwithstanding the foregoing, the Company shall not indemnify and hold harmless any such Person if applicable law or the Company’s Certificate of Incorporation or Bylaws prohibit such indemnification. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or under any other power that the Company may have to indemnify such Person or hold him or her harmless. The provisions of the foregoing indemnity shall survive indefinitely the term of this Plan.
ARTICLE V
ELIGIBILITY
Any employee of the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of this Plan), a member of the Board or the Board of Directors of an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) (whether or not such Board or Board of Directors member is an employee), an Independent Contractor of the Company or an Affiliate (including an entity that becomes an Affiliate after the adoption of the Plan) and any entity which is a wholly-owned alter ego of such employee, member of the Board or Board of Directors of an Affiliate or Independent Contractor is eligible to participate in this Plan if the Committee, in its sole discretion, determines that such Person or entity has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or any Affiliate or if it is otherwise in the best interest of the Company or any Affiliate for such Person or entity to participate in this Plan. With respect to any Board member who is (i) designated or nominated to serve as a Board member by a stockholder of the Company and (ii) an employee of such stockholder of the Company, then, at the irrevocable election of the employing stockholder, the Person or entity who shall be eligible to participate in this Plan on behalf of the service of the respective Board member shall be the employing stockholder (or one of its Affiliates). To the extent such election is made, the respective Board member shall have no rights hereunder as a Participant with respect to such Board member’s participation in this Plan. An Award may be granted to a Person or entity who has been offered employment or service by the Company or an Affiliate and who would otherwise qualify as eligible to receive the Award to the extent that Person or entity commences employment or service with the Company or an Affiliate, provided that such Person or entity may not receive any payment or exercise any right relating to the Award, and the grant of the Award will be contingent, until such Person or entity has commenced employment or service with the Company or an Affiliate.
ARTICLE VI
COMMON STOCK SUBJECT TO PLAN
1.01Common Stock Issued
Upon the issuance of shares of Common Stock pursuant to an Award, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs) shares of Common Stock from its authorized but unissued Common Stock, treasury shares or reacquired shares, whether reacquired on the open market or otherwise.
1.02Aggregate Limit
The maximum aggregate number (the “Maximum Aggregate Number”) of shares of Common Stock that may be issued under this Plan and to which Awards may relate is the sum of (i) [number] shares of Common Stock, all of which may be issued as Incentive Stock Options, (ii) the number of Shares available under the Plan immediately prior to stockholder approval of the Plan as amended and restated, subject to the counting, adjustment and substitution provisions of the Plan, plus (iii) that number of shares of Common Stock that are represented by awards which previously have been granted and are outstanding under the Plan on the date the Plan as amended and restated is approved by stockholders of the Company and which subsequently expire or otherwise lapse, are terminated or forfeited, are settled in cash, or exchanged with the Committee’s permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock, without the issuance of the underlying shares of Common Stock. The Maximum Aggregate Number of shares of Common Stock that may be issued under the Plan may be issued pursuant to (i) Options, SARs or Other Stock Based Awards in the nature of purchase rights, (ii) Full Value Awards or (iii) any combination thereof. To the extent shares of Common Stock not issued under an Option must be counted against this limit as a condition to satisfying the rules applicable to incentive stock options, such rule shall apply to the limit on incentive stock options granted under the Plan. Shares of Common Stock covered by an Award generally shall only be counted as used to the extent they are actually used. Except as set forth below, a share of Common Stock issued in connection with any Award under the Plan shall reduce the Maximum Aggregate Number of shares of Common Stock available for issuance under the Plan by one; provided, however, that a share of Common Stock covered under a stock-settled SAR shall reduce the Maximum Aggregate Number of shares of Common Stock available for issuance under the Plan by one even though the shares of Common Stock are not actually issued in connection with settlement of the stock-settled SAR.
Except as otherwise provided herein, any shares of Common Stock related to an Award which terminates by expiration, forfeiture, cancellation or otherwise without issuance of shares of Common Stock, which is settled in cash in lieu of Common Stock or which is exchanged, with the Committee’s permission, prior to the issuance of shares of Common Stock, for Awards not involving shares of Common Stock shall again be available for issuance under the Plan.
The following shares of Common Stock, however, may not again be made available for issuance as Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an Award, (ii) shares of Common Stock tendered or withheld to pay the exercise price, purchase price or withholding taxes relating to an Award or (iii) shares of Common Stock repurchased on the open market with the proceeds of the purchase price of an Award.
The Maximum Aggregate Number of shares of Common Stock that may be issued under the Plan shall be subject to adjustment as provided in Article XVI, provided, however, that (i) substitute Awards granted under Section 16.03 shall not reduce the shares of Common Stock otherwise available under the Plan (to the extent permitted by applicable stock exchange rules) and (ii) available shares of stock under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) also may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock otherwise available under the Plan (subject to applicable stock exchange requirements).
1.03Individual Limit
The maximum number of shares of Common Stock that may be covered by Options, SARs or other Stock-Based Awards in the nature of purchase rights granted to any one Participant during any calendar year shall be [1,000,000] shares of Common Stock. For purposes of the foregoing limit, an Option and its corresponding SAR shall be treated as a single Award. For Full Value Awards that are denominated in shares of Common Stock, no more than [1,000,000] shares of Common Stock may be subject to any such Full Value Awards granted to any one Participant during any calendar year (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting); provided, however, that if the Full Value Award is denominated in shares of Common Stock but an equivalent amount of cash is delivered in lieu of delivery of shares of Common Stock, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of shares of Common Stock into cash. For any Awards that are stated with reference to a specified dollar limit, the maximum amount that may be earned and become payable to any one Participant with respect to any twelve (12)-month performance period shall equal [$2,000,000] (prorated up or down for performance periods that are greater or lesser than twelve (12) months); provided, however, that if the Award is denominated in cash but an equivalent amount of shares of Common Stock are delivered in lieu of delivery of cash, the foregoing limit shall be applied to the cash based on the methodology used by the Committee to convert the cash into shares of Common Stock. In addition to the limits set forth herein, (i) the maximum number of shares of Common Stock that may be covered by Awards stated with reference to a specific number of shares of Common Stock and granted to any one Participant in connection with the Participant's service as a member of the Board during any calendar year shall be [125,000] shares of Common Stock and (ii) for Awards stated with reference to a specific dollar amount, the maximum amount that may be earned and become payable to any one Participant in connection with the Participant's service as a member of the Board for any consecutive twelve (12)-month period shall equal [$300,000] (prorated up or down for periods that are greater or lesser than twelve (12) months), in each case applied as described above for the other individual limitations. The maximum number of shares that may be granted in any calendar year to any Participant under the above limits shall be subject to adjustment as provided in Article XVI.
ARTICLE VII
OPTIONS
1.01Grant
Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such grant and whether the Option is an incentive stock option or a nonqualified stock option. Notwithstanding any other provision of the Plan or any Agreement, the Committee may only grant an incentive stock option to an individual who is an employee of the Company or an Affiliate. An Option may be granted with or without a Corresponding SAR.
1.02Option Price
The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted, subject to Sections 14.06 and 16.03 with respect to substitute Awards. However, if at the time of grant of an Option that is intended to be an incentive stock option, the Participant is a Ten Percent Shareholder, the price per share of Common Stock purchased on the exercise of such Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the Option is granted.
1.03Maximum Term of Option
The maximum time period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted (or five (5) years from the date such Option was granted in the event of an incentive stock option granted to a Ten Percent Shareholder).
1.04Exercise
Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date the Option is granted) exceeding the limit set forth under Code Section 422(d) (currently $100,000). If the limitation is exceeded, the Options that cause the limitation to be exceeded shall be treated as nonqualified stock options. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option. The exercise of an Option shall result in the termination of the Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.
1.05Payment
Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the Option price (a) by surrendering (actually or by attestation) shares of Common Stock to the Company that the Participant already owns; (b) by a cashless exercise through a broker; (c) by means of a “net exercise” procedure; (d) by such other medium of payment as the Committee, in its discretion, shall authorize; or (e) by any combination of the aforementioned methods of payment. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.
1.06Stockholder Rights
No Participant shall have any rights as a stockholder with respect to shares subject to his or her Option until the date of exercise of such Option and the issuance of the shares of Common Stock. Dividends (whether paid in cash or Common Stock) and dividend equivalents may not be paid or accrued on Options; provided that Options may be adjusted under certain circumstances in accordance with the terms of Article XVI.
1.07Disposition of Shares
A Participant shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Option that was designated an incentive stock option if such sale or disposition occurs (a) within two (2) years of the grant of an Option or (b) within one (1) year of the issuance of shares of Common Stock to the Participant (subject to any changes in such time periods as set forth in Code Section 422(a)). Such notice shall be in writing and directed to the Secretary of the Company.
1.08No Liability of Company
The Company shall not be liable to any Participant or any other Person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an incentive stock option and granted hereunder does not qualify as an incentive stock option.
1.09Effect of Termination Date on Options
Subject to rules established by the Committee and unless otherwise provided in an Agreement:
(a)    If a Participant incurs a Termination Date due to death, Disability or Retirement, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.
    (b)    If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12)

months after a Change in Control, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.
    (c)    If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised Option granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of three (3) months after the Termination Date or (ii) until the expiration of the stated term of the Option, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.
ARTICLE VIII
SARS
1.01Grant
Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such grant. In addition, no Participant may be granted Corresponding SARs (under this Plan and all other incentive stock option plans of the Company and its Affiliates) that are related to incentive stock options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.
1.02Maximum Term of SAR
The maximum term of a SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten (10) years from the date such SAR was granted (or five (5) years for a Corresponding SAR that is related to an incentive stock option and that is granted to a Ten Percent Shareholder). No Corresponding SAR shall be exercisable or continue in existence after the expiration of the Option to which the Corresponding SAR relates.
1.03Exercise
Subject to the provisions of this Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a SAR may be exercised only when the Fair Market Value of the Common Stock that is subject to the exercise exceeds the Initial Value of the SAR and a Corresponding SAR may be exercised only to the extent that the related Option is exercisable. A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.
1.04Settlement
The amount payable to the Participant by the Company as a result of the exercise of a SAR shall be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion, determines and sets forth in the applicable Agreement. No fractional share will be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.
1.05Stockholder Rights
No Participant shall, as a result of receiving a SAR, have any rights as a stockholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock. Dividends (whether paid in cash or Common Stock) and dividend equivalents may not be paid or accrued on SARs; provided that SARs may be adjusted under certain circumstances in accordance with the terms of Article XVI.
1.06Effect of Termination Date on SARs
Subject to rules established by the Committee and unless otherwise provided in an Agreement:
    (a)    If a Participant incurs a Termination Date due to death, Disability or Retirement, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.
    (b)    If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.
    (c)    If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of the termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised SAR granted to the Participant may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of three (3) months after the Termination Date or (ii) until the expiration of the stated term of the SAR, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the SAR that remains unexercised after the expiration of such period, regardless of whether such portion of the SAR is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.
ARTICLE IX
RESTRICTED STOCK & PERFORMANCE STOCK AWARDS
1.01Award
Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom a Restricted Stock Award or Performance Stock Award is to be granted, and will specify the number of shares of Common Stock covered by such grant and the price, if any, to be paid for each share of Common Stock covered by the grant.
1.02Payment
Unless the Agreement provides otherwise, if the Participant must pay for a Restricted Stock Award or Performance Stock Award, payment of the Award shall be made in cash or cash equivalent acceptable to the Committee. If the Agreement so provides, the Committee, in its discretion and provided applicable law so permits, may allow a Participant to pay all or part of the purchase price (i) by surrendering (actually or by attestation) shares of Common Stock to the Company the Participant already owns, (ii) by means of a “net exercise procedure” by the surrender of vested shares of Common Stock to which the Participant is otherwise entitled under the Award, (iii) by such other medium of payment as the Committee in its discretion shall authorize or (iv) by any combination of the foregoing methods of payment. If Common Stock is used to pay all or part of the purchase price, the sum of cash and cash equivalent and other payments and the Fair Market Value (determined as of the day preceding the date of purchase) of the Common Stock surrendered must not be less than the purchase price of the Award. A Participant’s rights in an Award may be subject to repurchase upon specified events as determined by the Committee and set forth in the Agreement.
1.03Vesting
The Committee, on the date of grant may, but need not, prescribe that a Participant’s rights in the Restricted Stock Award or Performance Stock Award shall be forfeitable and nontransferable for a period of time or subject to such conditions as may be set forth in the Agreement. Notwithstanding any provision herein to the contrary except as provided in Section 14.08, the Committee, in its sole discretion, may grant Restricted Stock Awards that are nonforfeitable and transferable immediately upon grant. A Restricted Stock Award or Performance Stock Award can only become nonforfeitable and transferable during the Participant’s lifetime in the hands of the Participant.
1.04Maximum Restriction Period
To the extent the Participant’s rights in an Award are forfeitable and nontransferable for a period of time, the Committee on the date of grant shall determine the maximum period over which the rights may become nonforfeitable and transferable, except that such period shall not exceed ten (10) years from the date of grant.
1.05Stockholder Rights
The Committee, on the date of grant of the Restricted Stock Award or Performance Stock Award, shall determine whether the Participant will have any rights as a stockholder with respect to an Award, including the right to receive dividends upon vesting of the Award; provided, however, that during such period (a) a Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of shares granted pursuant to an Award, (b) the Company shall retain custody of any certificates evidencing shares granted pursuant to an Award and (c) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Award. In lieu of retaining custody of the certificates evidencing shares granted pursuant to an

Award, the shares of Common Stock granted pursuant to the Award may, in the Committee’s discretion, be held in escrow by the Company or recorded as outstanding by notation on the stock records of the Company until the Participant’s interest in such shares of Common Stock vest. Notwithstanding the preceding sentences, in no event will any dividends be paid until the vesting of the underlying Award and, subject to Section 14.07 below, if and to the extent deemed necessary by the Committee, dividends payable with respect to Awards may accumulate (without interest) and become payable in cash or in shares of Common Stock to the Participant at the time, and only to the extent that, the portion of the Award to which the dividends relate has become transferable and nonforfeitable. The limitations set forth in the preceding sentences shall not apply after the shares granted under the Award are transferable and are no longer forfeitable.
1.06Performance Stock
Performance Stock Awards are awards of stock subject to performance conditions and terms included within Article XV and such other terms and conditions as are provided in the Plan and the applicable Agreement.
ARTICLE X
RESTRICTED STOCK UNITS & PERFORMANCE STOCK UNITS
1.01Grant
Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom a grant of Restricted Stock Units or Performance Stock Units is to be made and will specify the number of shares covered by such grant.
1.02Earning the Award
The Committee, on the date of grant of the Restricted Stock Units or Performance Stock Units, shall prescribe that the Units will be earned and become payable subject to such conditions as are set forth in the Agreement.
1.03Maximum Unit Award Period
The Committee, on the date of grant, shall determine the maximum period over which Units may be earned, except that such period shall not exceed ten (10) years from the date of grant.
1.04Payment
The amount payable to the Participant by the Company when an Award of Restricted Stock Units or Performance Stock Units is earned shall be settled by the issuance of one share of Common Stock (or, as otherwise determined by the Committee and set forth in the applicable Agreement, the equivalent Fair Market Value of one share of Common Stock in cash) for each Unit that is earned. A fractional share of Common Stock shall not be deliverable when an Award of Restricted Stock Units or Performance Stock Units is earned, but a cash payment will be made in lieu thereof.
1.05Stockholder Rights
No Participant shall, as a result of receiving a grant of Restricted Stock Units or Performance Stock Units, have any rights as a stockholder until and then only to the extent that the Restricted Stock Units or Performance Stock Units are earned and settled in shares of Common Stock. However, notwithstanding the foregoing, the Committee, in its sole discretion, may set forth in the Agreement that, for so long as the Participant holds any Restricted Stock Units or Performance Stock Units, if the Company pays any cash dividends on its Common Stock, then upon the vesting of the Unit Award (a) the Company may pay the Participant in cash for each outstanding Unit covered by the Agreement as of the record date of such dividend, less any required withholdings, the per share amount of such dividend or (b) the number of outstanding Units covered by the Agreement may be increased by the number of Units, rounded down to the nearest whole number, equal to (i) the product of the number of the Participant’s outstanding Units as of the record date for such dividend multiplied by the per share amount of the dividend divided by (ii) the Fair Market Value of a share of Common Stock on the payment date of such dividend. In the event additional Units are Awarded, such Units shall be subject to the same terms and conditions set forth in the Plan and the Agreement as the outstanding Units with respect to which they were granted. Notwithstanding the preceding sentences, in no event will any dividends be paid until the vesting of the underlying Restricted Stock Units or Performance Stock Units and, subject to Section 14.07 below, if and to the extent deemed necessary to the Committee, dividends payable with respect to Restricted Stock Units or Performance Stock Units may accumulate (without interest) and become payable to the Participant at the time, and only to the extent that, the portion of the Units to which the dividends relate has become earned and payable. The limitations set forth in the preceding sentences shall not apply after the Units become earned and payable and shares are issued thereunder.
1.06Performance Stock Units
Performance Stock Unit Awards are subject to performance conditions and terms included within Article XV and such other terms and conditions as are provided in the Plan and the applicable Agreement.
ARTICLE XI
INCENTIVE AWARDS
1.01Grant
Subject to the eligibility provisions of Article V, the Committee will designate each individual or entity to whom Incentive Awards are to be granted. All Incentive Awards shall be determined exclusively by the Committee under the procedures established by the Committee.
1.02Earning the Award
Subject to the Plan, the Committee, on the date of grant of an Incentive Award, shall specify in the applicable Agreement the terms and conditions which govern the grant, including, without limitation, any performance conditions and whether the Participant to be entitled to payment must be employed or providing services to the Company or an Affiliate at the time the Incentive Award is to be paid.
1.03Maximum Incentive Award Period
The Committee, at the time an Incentive Award is made, shall determine the maximum period over which the Incentive Award may be earned, except that such period shall not exceed ten (10) years from the date of grant.
1.04Payment
The amount payable to the Participant by the Company when an Incentive Award is earned may be settled in cash, by the issuance of shares of Common Stock or by a combination thereof, as the Committee, in its sole discretion, determines and sets forth in the applicable Agreement. A fractional share of Common Stock shall not be deliverable when an Incentive Award is earned, but a cash payment will be made in lieu thereof.
1.05Stockholder Rights
No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder of the Company or any Affiliate on account of such Incentive Award, unless and then only to the extent that the Incentive Award is earned and settled in shares of Common Stock.

ARTICLE XII
OTHER STOCK-BASED AWARDS
1.01Other Stock-Based Awards
The Committee is authorized, subject to limitations under applicable law, to grant to a Participant such other Awards that may be denominated or payable in, valued in whole or in part by reference to or otherwise based on shares of Common Stock, including, without limitation, convertible or exchangeable securities, and other rights convertible or exchangeable into shares of Common Stock or the cash value of shares of Common Stock. The Committee shall determine the terms and conditions of any such Other Stock-Based Awards, provided that in no event will any dividends be paid until the vesting of the underlying Other Stock-Based Award and, subject to Section 14.07 below, if and to the extent deemed necessary by the Committee, dividends payable with respect to Awards may accumulate (without interest) and become payable in cash or in shares of Common Stock to the Participant at the time, and only to the extent that, the portion of the Award to which the dividends relate has become transferable and nonforfeitable. Common Stock delivered pursuant to an Other Stock-Based Award in the nature of purchase rights (“Purchase Right Award”) shall be purchased for such consideration not less than the Fair Market Value of the shares of Common Stock as of the date the Other Stock-Based Award is granted (subject to Sections 14.06 and 16.03 with respect to substitute Awards), and may be paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other Awards, notes or other property, as the Committee shall determine. The maximum time period in which an Other Stock-Based Award in the nature of purchase rights may be exercised shall be determined by the Committee on the date of grant, except that no Other Stock-Based Award in the nature of purchase rights shall be exercisable after the expiration of ten (10) years from the date such Other Stock-Based Award was granted. Cash Awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Plan.
1.02Bonus Stock and Awards in Lieu of Other Obligations
The Committee also is authorized (i) to grant to a Participant shares of Common Stock as a bonus, (ii) to grant shares of Common Stock or other Awards in lieu of other obligations of the Company or any Affiliate to pay cash or to deliver other property under this Plan or under any other plans or compensatory arrangements of the Company or any Affiliate, (iii) to use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, and (iv) subject to Section 19.13 below, to grant as alternatives to or replacements of Awards granted or outstanding under the Plan or any other plan or arrangement of the Company or any Affiliate, subject to such terms as shall be determined by the Committee and the overall limitation on the number of shares of Common Stock that may be issued under the Plan. In no event will any dividends be paid until the vesting of the underlying Award and, subject to Section 14.07 below, if and to the extent deemed necessary by the Committee, dividends payable with respect to Awards may accumulate (without interest) and become payable in cash or in shares of Common Stock to the Participant at the time, and only to the extent that, the portion of the Award to which the dividends relate has become transferable and nonforfeitable. The minimum vesting provisions contained within the Plan may be satisfied by reference to the vesting or performance period of any such other compensation or incentive plan, program or arrangement the obligations of which are satisfied through the use of Awards under the Plan. Notwithstanding any other provision hereof, shares of Common Stock or other securities delivered to a Participant pursuant to a purchase right granted under this Plan shall be purchased for consideration, the Fair Market Value of which shall not be less than the Fair Market Value of such shares of Common Stock or other securities as of the date such purchase right is granted.

1.03Effect of Termination Date on Other Stock-Based Awards
Subject to rules established by the Committee and unless otherwise provided in an Agreement:
    (a)    If a Participant incurs a Termination Date due to death, Disability or Retirement, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of twelve (12) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.
    (b)    If a Participant incurs a termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of six (6) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.
    (c)    If a Participant incurs a Termination Date for any reason, other than death, Disability or Retirement, other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and without Cause in contemplation of or within twelve (12) months after a Change in Control and other than as the result of termination of service or employment by the Company and its Affiliates involuntarily and with Cause, any unexercised Other Stock-Based Award in the nature of purchase rights may thereafter be exercised by the Participant (or, where appropriate, a transferee of the Participant), to the extent it was exercisable as of the Termination Date, (i) for a period of three (3) months after the Termination Date or (ii) until the expiration of the stated term of the Other Stock-Based Award in the nature of purchase rights, whichever period is shorter, unless specifically provided otherwise in the applicable Agreement (in which case the terms of the Agreement shall control). Any portion of the Other Stock-Based Award in the nature of purchase rights that remains unexercised after the expiration of such period, regardless of whether such portion of the Other Stock-Based Award in the nature of purchase rights is vested or unvested, shall terminate and be forfeited with no further compensation due to the Participant.
ARTICLE XIII
DIVIDEND EQUIVALENTS
The Committee is authorized to grant Dividend Equivalents to a Participant which may be awarded on a free-standing basis or in connection with another Award. In no event will any dividend equivalents be paid until the vesting of the underlying Award. Subject to Section 14.07 below, the Committee may provide that Dividend Equivalents shall be accrued or shall be deemed to have been reinvested in additional shares of Common Stock, other Awards or other investment vehicles, subject to restrictions on transferability, risk of forfeiture and such other terms as the Committee may specify and set forth in the applicable Agreement. Notwithstanding the foregoing, no Dividend Equivalents may be awarded in connection with an Option, SAR or Other Stock-Based Award in the nature of purchase rights.
ARTICLE XIV
TERMS APPLICABLE TO ALL AWARDS
1.01Written Agreement
Each Award shall be evidenced by a written or electronic Agreement (including any amendment or supplement thereto) between the Company and the Participant specifying the terms and conditions of the Award granted to such Participant. Each Agreement should specify whether the Award is intended to be a Non-409A Award or a 409A Award.
1.02Nontransferability
Except as provided in Section 14.03 below, each Award granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution or pursuant to the terms of a valid qualified domestic relations order. In the event of any transfer of an Option or Corresponding SAR (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same Person or Persons or entity or entities. Except as provided in Section 14.03 below, during the lifetime of the Participant to whom the Option or SAR is granted, the Option or SAR may be exercised only by the Participant. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant or his transferee.
1.03Transferable Awards
Section 14.02 to the contrary notwithstanding, if the Agreement so provides, an Award that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option may be transferred by a Participant to any of such class of transferees who can be included in the class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell shares issuable upon exercise or payment of such Awards granted under the Plan. Any such transfer will be permitted only if (a) the Participant does not receive any consideration for the transfer, (b) the Committee expressly approves the transfer and (c) the transfer is on such terms and conditions as are appropriate for the class of transferees who may rely on the Form S-8 Registration Statement. The holder of the Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Award except by will or the laws of descent and distribution. In the event of any transfer of an Option that is not an incentive stock option or a Corresponding SAR that relates to an incentive stock option (by the Participant or his transferee), the Option and Corresponding SAR that relates to such Option must be transferred to the same Person or Persons or entity or entities. Unless transferred as provided in Section 9.05, a Restricted Stock Award or Performance Stock Award may not be transferred prior to becoming non-forfeitable and transferable.
1.04Participant Status
If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Participant and the Company and/or an Affiliate if, at the time of the determination, the Participant is a director, officer, employee, consultant or advisor of the Company or an Affiliate. A Participant on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three (3) months, or, if longer, so long as the individual’s right to re-employment with the Company or any of its Affiliates is guaranteed either by statute or by contract. If the period of leave exceeds three (3) months, and the individual’s right to re-employment is not guaranteed by statute or by contract, the employment shall be deemed to be terminated on the first day after the end of such three (3) month period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or advisor shall not be affected by any change in the status of the Participant so long as the Participant continues to be a director, officer, employee, consultant or advisor to the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another). The Participant’s employment or continued service shall not be considered interrupted in the event the Committee, in its discretion, and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or an Affiliate, except that if the Committee does not otherwise specify such at or such prior to such occurrence, the Participant will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Participant is no longer the Company or an entity that qualifies as an Affiliate. The foregoing provisions apply to a 409A Award only to the extent Section 409A of the Code does not otherwise treat the Participant as continuing in service or employment or as having a separation from service at an earlier time.
1.05Change in Control
With respect to outstanding Awards, to the extent that written provision is made for their continuance, assumption or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control, and except as otherwise provided in the applicable Agreement, the following provisions shall apply. In the event the employment of a Participant is terminated by the Company and its Affiliates without Cause during the two-year period following the Control Change Date (i) all Stock Options, SARs and Other Stock-Based Awards in the nature of purchase rights which are then outstanding hereunder shall become fully vested and exercisable, (ii) all restrictions with respect to Restricted Stock, Restricted Units, Incentive Awards, Dividend Equivalents or Other Stock-Based Awards which are then outstanding hereunder shall lapse, and such shares or units shall be fully vested and nonforfeitable, and (iii) all restrictions with respect to Performance Stock, Performance Shares or other shares or units which are then outstanding and based on performance conditions and for which performance periods are already completed shall lapse, and such shares or units, measured at actual performance achieved, shall be fully vested and nonforfeitable. Unless the applicable Agreement shall otherwise provide, if a Change in Control occurs prior to the end of any performance period, with respect to all Performance Stock Awards, Performance Unit Awards and other shares or units which are then outstanding hereunder, the target level of performance set forth with respect to each performance condition under such shares and units shall be deemed to have been attained (or, if higher, the actual level of performance attained) and such shares or units shall be converted into and remain outstanding as Restricted Stock or Restricted Stock Units, subject to forfeiture unless the Participant continues to be actively employed by the Company through the end of the original performance period, but subject to exception in the case of a termination of employment by the Company without Cause during the two-year period following the Control Change Date, and such other exceptions as may be provided by the Committee.
With respect to outstanding Awards, in the event that written provision is not made for their continuance, assumption or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control, and except as otherwise provided in the applicable Agreement, the following provisions shall apply: upon the occurrence of a Change in Control: (i) all Stock Options, SARs and Other Stock-Based Awards in the nature of purchase rights which are then outstanding hereunder shall become fully vested and exercisable, (ii) all restrictions with respect to Restricted Stock, Restricted Units, Incentive Awards, Dividend Equivalents or Other Stock Based Awards which are then outstanding hereunder shall lapse, and such shares or units shall be fully vested and nonforfeitable, and (iii) any performance-based Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable performance goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement of the performance goals for the Award as determined by the Committee not later than the Control Change Date, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable Performance Period)), and (iv) underwater Options, SARs and other purchase rights shall be cancelled without consideration.
1.06Stand-Alone, Additional, Tandem and Substitute Awards
Subject to Section 19.13 below, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Award or any Award granted under another plan of the Company or any Affiliate or any entity acquired by the Company or any Affiliate or any other right of a Participant to receive payment from the Company or any Affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award, and incentive stock options may not be granted in tandem with nonqualified stock options. Awards granted in addition to or in tandem with another Award or Awards may be granted either at the same time as or at a different time from the grant of such other Award or Awards. Subject to applicable law and the restrictions on 409A Awards and repricings in Section 19.13 below, the Committee may determine that, in granting a new Award, the in-the-money value or Fair Market Value of any surrendered Award or Awards or the value of any other right to payment surrendered by the Participant may be applied, or otherwise taken into account with respect, to any other new Award or Awards.
1.07Form and Timing of Payment; Deferrals
Subject to the terms of the Plan and any applicable Agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option or settlement of any other Award may be made in such form as the Committee may determine and set forth in the applicable Agreement, including, without limitation, cash, shares of Common Stock, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis if and to the extent permitted by and consistent with Section 409A of the Code. Cash may be paid in lieu of shares of Common Stock in connection with settlement of an Award, in the discretion of the Committee or upon the occurrence of one or more specified events set forth in the applicable Agreement (and to the extent permitted by the Plan and Section 409A of the Code). Subject to the Plan, installment or deferred payments may be required by the Committee or permitted at the election of the Participant on the terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in shares of Common Stock. In the case of any 409A Award that is vested and no longer subject to a substantial risk of forfeiture (within the meaning of Sections 83 and 409A of the Code), such Award may be distributed to the Participant, upon application of the Participant to the Committee, if the Participant has an unforeseeable emergency within the meaning of Section 409A of the Code. Notwithstanding any other provision of the Plan, however, no dividends payable with respect to an Award or Dividend Equivalents may be paid in connection with any Awards or Dividend Equivalents that are to become nonforfeitable and transferable or earned and payable based upon performance conditions unless and until the performance conditions are satisfied, and any such dividends and Dividend Equivalents will accumulate (without interest)

and become payable to the Participant at the time, and only to the extent that, the applicable Awards or Dividend Equivalents have become non-forfeitable and transferable or earned and payable upon satisfaction of the relevant performance conditions.
1.08Time and Method of Exercise; Minimum Vesting Requirement
The Committee shall determine and set forth in the Agreement the time or times at which Awards granted under the Plan may be exercised or settled in whole or in part and shall set forth in the Agreement the rules regarding the exercise, settlement and/or termination of Awards upon the Participant’s death, Disability, termination of employment or ceasing to be a director. Notwithstanding any other provision of the Plan, but subject to the next succeeding sentence, an Option, SAR, other Stock Based Award in the nature of purchase rights, a Restricted Stock Award, Performance Stock Award, Restricted Units, Performance Stock Units, Incentive Award payable in shares or any other Award shall not become exercisable or vested sooner than one (1) year after the date of grant (except in case of death or Disability, and awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting). Notwithstanding the foregoing, up to five percent (5%) of the available shares of Common Stock authorized for issuance under the Plan pursuant to Section 5(a) may provide for vesting of Options, SARs, Other Stock-Based Awards in the nature of purchase rights, Restricted Stock Awards, Performance Stock Awards, Restricted Units, Performance Units, Incentive Awards or any other Award partially or in full, in less than one-year. Notwithstanding any provision of the Plan providing for the maximum term of an Award, in the event any Award would expire prior to exercise, vesting or settlement because trading in shares of Common Stock is prohibited by law or by any insider trading policy of the Company, the Committee may extend the term of the Award (or provide for such in the applicable Agreement) until thirty (30) days after the expiration of any such prohibitions to permit the Participant to realize the value of the Award, provided such extension (i) is permitted by law, (ii) does not violate Section 409A with respect to any Awards, and (iii) does not otherwise adversely impact the tax consequences of the Award (such as incentive stock options and related Awards).
ARTICLE XV
PERFORMANCE-BASED COMPENSATION
1.01Performance Conditions
In accordance with the Plan, the Committee may prescribe that Awards will become exercisable, nonforfeitable and transferable, and earned and payable, based on performance conditions. The performance conditions may be stated with respect to (a) cash flow; (b) return on equity; (c) return on assets; (d) earnings per share; (e) operations expense efficient milestones; (f) earnings (losses) before or after interest, taxes, depreciation, amortization and/or share-based compensation or expenses (consolidated or otherwise); (g) net income (loss); (h) operating income (loss); (i) book value per share; (j) return on investment; (k) return on capital; (l) improvements in capital structure; (m) expense management; (n) profitability of an identifiable business unit or product; (o) maintenance or improvement of profit margins; (p) stock price; (q) total shareholder return; (r) market share; (s) revenues (consolidated or otherwise); (t) sales; (u) costs; (v) working capital; (w) economic wealth created; (x) strategic business criteria; (y) efficiency ratio(s); (z) achievement of division, group, function or corporate financial, strategic or operational goals; (aa) days sales outstanding; (bb) comparisons with stock market indices or performance metrics of peer companies; (cc) individual Participant performance criteria; and (dd) any other performance criteria adopted by the Committee. Any performance goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The business criteria above may be related to a specific customer or group of customers or products or geographic region. The form of the performance conditions may be measured on a Company, Affiliate, product, division, product line, sales channel, business unit, service line, customer type, segment or geographic basis, individually, alternatively or in any combination, subset or component thereof. Performance goals may include one or more of the foregoing business criteria, either individually, alternatively or any combination, subset or component. Performance goals may reflect absolute performance or a relative comparison of the performance to the performance of a peer group or other external measure of the selected business criteria. Profits, earnings and revenues used for any performance condition measurement may exclude any extraordinary, unusual, infrequently occurring or non-recurring items. The performance conditions, as applicable, may, but need not, be based upon an increase or positive result under the aforementioned business criteria and could include, for example and not by way of limitation, maintaining the status quo or limiting the economic losses (measured, in each case, by reference to the specific business criteria). The performance conditions may not include solely the mere continued employment of the Participant. However, the Award may become exercisable, nonforfeitable and transferable or earned and payable contingent on the Participant’s continued employment or service, and/or employment or service at the time the Award becomes exercisable, nonforfeitable and transferable or earned and payable, in addition to the performance conditions described above. The Committee shall have the sole discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining a Participant’s right to, and the settlement of, an Award that will become exercisable, nonforfeitable and transferable or earned and payable based on performance conditions, subject to applicable minimum vesting provisions.
1.02Establishing the Amount of the Award
The amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable if the performance conditions are obtained (or a formula for, or method of, computing such amount) also must be established at the time set forth in Section 15.01 above. Notwithstanding the preceding sentence, the Committee may, in its sole discretion, reduce the amount of the Award that will become exercisable, nonforfeitable and transferable or earned and payable, as applicable, if the Committee determines that such reduction is appropriate under the facts and circumstances.
1.03Earning the Award
If the Committee, on the date of grant, prescribes that an Award shall become exercisable, nonforfeitable and transferable or earned and payable only upon the attainment of any of the above enumerated performance conditions, the Award shall become exercisable, nonforfeitable and transferable or earned and payable only to the extent that the Committee determines that such conditions have been achieved. In determining if the performance conditions have been achieved, the Committee may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Committee also may adjust the performance targets in the event of any (a) unanticipated asset write-downs or impairment charges, (b) litigation or claim judgments or settlements thereof, (c) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization or restructuring programs, or extraordinary, unusual, infrequently occurring or non-reoccurring items, (e) acquisitions or dispositions or (f) foreign exchange gains or losses.

1.04Performance Awards
The purpose of this Article XV is to permit the grant of Awards that are performance-based and subject to the achievement or satisfaction of performance conditions in addition to any employment conditions as may be specified by the Committee.
ARTICLE XVI
ADJUSTMENT UPON CHANGE IN COMMON STOCK
1.01General Adjustments
The maximum number of shares of Common Stock that may be issued pursuant to Awards, the number of shares of Common Stock and terms of outstanding Awards and the per individual limitations on the number of shares of Common Stock that may be issued pursuant to Awards shall be adjusted as the Committee shall determine to be equitably required in the event (a) there occurs a reorganization, recapitalization, stock split, spin-off, split-off, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or distribution to stockholders other than an ordinary cash dividend; (b) the Company engages in a transaction Code Section 424 describes; or (c) there occurs any other transaction or event which, in the judgment of the Board, necessitates such action. In that respect, the Committee shall make such adjustments as are necessary in the number or kind of shares of Common Stock or securities which are subject to the Award, the exercise price or Initial Value of the Award and such other adjustments as are appropriate in the discretion of the Committee. Such adjustments may provide for the elimination of fractional shares that might otherwise be subject to Awards without any payment therefor. Notwithstanding the foregoing, the conversion of one or more outstanding shares of preferred stock or convertible debentures that the Company may issue from time to time into Common Stock shall not in and of itself require any adjustment under this Article XVI. In addition, the Committee may make such other adjustments to the terms of any Awards to the extent equitable and necessary to prevent an enlargement or dilution of the Participant’s rights thereunder as a result of any such event or similar transaction. Any determination made under this Article XVI by the Committee shall be final and conclusive.
1.02No Adjustments
The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares that may be issued pursuant to Awards, the per individual limitations on the number of shares that may be issued pursuant to Awards or the terms of outstanding Awards.
1.03Substitute Awards
The Committee may grant Awards in substitution for Options, SARs, Restricted Stock, Performance Stock, Restricted Stock Units, Performance Stock Units, Incentive Awards or similar Awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XVI. Notwithstanding any provision of the Plan (other than the limitation of Section 6.02), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.
1.04Limitation on Adjustments
Notwithstanding the foregoing, no adjustment hereunder shall be authorized or made if and to the extent the existence of such authority or action (a) would cause a Non-409A Award to be subject to Section 409A of the Code or (b) would violate Code Section 409A for a 409A Award, unless the Committee determines that such adjustment is necessary and specifically acknowledges that the adjustment will be made notwithstanding any such result.

ARTICLE XVII
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
1.01Compliance
No Option or SAR shall be exercisable, no Restricted Stock Award, Performance Stock Award, Restricted Stock Unit, Performance Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalents shall be granted or settled, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate evidencing shares of Common Stock issued pursuant to an Award may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations and to reflect any other restrictions applicable to such shares as the Committee otherwise deems appropriate. No Option or SAR shall be exercisable, no Restricted Stock Award, Performance Stock Award, Restricted Stock Unit, Performance Stock Unit, Incentive Award, Other Stock-Based Award or Dividend Equivalents shall be granted or settled, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
1.02Postponement of Exercise or Payment
The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to the Award under the securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities laws; (v) to comply with any legal or contractual requirements during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of any Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.

1.03Forfeiture of Payment
A Participant shall be required to forfeit any and all rights under Awards or to reimburse the Company for any payment under any Award (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law or any applicable claw-back or recoupment policy of the Company or any of its Affiliates requires such forfeiture or reimbursement.
ARTICLE XVIII
LIMITATION ON BENEFITS
Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan would subject a Participant to tax under Code Section 4999, the Committee may determine whether some amount of payments or benefits would meet the definition of a “Reduced Amount.” If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Participant under all Awards must be reduced to such Reduced Amount, but not below zero. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Participant of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article XVIII are final, conclusive and binding upon the Company and the Participant. It is the intention of the Company and the Participant to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Participant would thereby be increased. As result of the uncertainty in the application of Code Section 4999 at the time of the initial determination by the Committee under this Article XVIII, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Participant which should not have been so paid (“Overpayment”) or that additional amounts which will not have been paid under the Plan to or for the benefit of a Participant could have been so paid (“Underpayment”), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by applicable law, which the Participant must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Participant to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under Code Sections 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid promptly to the Participant but no later than the end of the Participant’s taxable year next following the Participant’s taxable year in which the determination is made that the Underpayment has occurred. For purposes of this Section, (a) “Net After Tax Receipt” means the Present Value of a payment under this Plan net of all taxes imposed on Participant with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Participant’s taxable income for the applicable taxable year; (b) “Present Value” means the value determined in accordance with Code Section 280G(d)(4); and (c) “Reduced Amount” means the smallest aggregate amount of all payments and benefits under this Plan which (i) is less than the sum of all payments and benefits under this Plan and (ii) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan were any other amount less than the sum of all payments and benefits to be made under this Plan.

ARTICLE XIX
GENERAL PROVISIONS
1.01Effect on Employment and Service
Neither the adoption of this Plan, its operation nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.
1.02Unfunded Plan
This Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Any liability of the Company to any Person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
1.03Rules of Construction
Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
1.04Tax Withholding and Reporting
Unless an Agreement provides otherwise, each Participant shall be responsible for satisfying in cash or cash equivalent any income and employment (including, without limitation, Social Security and Medicare) tax withholding obligations, if applicable, attributable to participation in the Plan and the grant, exercise, vesting or payment of Awards granted hereunder (including the making of a Code Section 83(b) election with respect to an Award). In accordance with procedures that the Committee establishes, the Committee, to the extent applicable law permits and only to the extent using shares of Common Stock to pay applicable withholdings would not cause adverse accounting consequences, may allow a Participant to pay any such applicable amounts (a) by surrendering (actually or by attestation) shares of Common Stock that the Participant already owns; (b) by a cashless exercise, or surrender of shares of Common Stock already owned, through a broker; (c) by means of a “net issuance” procedure by the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Award; (d) by such other medium of payment as the Committee, in its discretion, shall authorize; or (e) by any combination of the aforementioned methods of payment; provided, however, that a cashless or net exercise shall not be permitted if the withholdings are incurred in connection with the making of a Code Section 83(b) election with respect to an Award unless the Participant actually surrenders shares of Common Stock that the Participant already owns. The Company shall comply with all such reporting and other requirements relating to the administration of this Plan and the grant, exercise, vesting or payment of any Award hereunder as applicable law requires.
1.05Code Section 83(b) Election
No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under similar laws may be made unless expressly permitted by the terms of the Award or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provisions.

1.06Reservation of Shares
The Company, during the term of this Plan, shall at all times reserve and keep available such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. Additionally, the Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorizations needed in order to issue and to sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. However, the inability of the Company to obtain from any such regulatory agency the requisite authorizations the Company’s counsel deems to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any shares of Common Stock hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such shares of Common Stock as to which such requisite authority shall not have been obtained.
1.07Governing Law
This Plan and all Awards granted hereunder shall be governed by the laws of the State of Florida, except to the extent federal law applies.
1.08Other Actions
Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant Options, SARs, Restricted Stock Awards, Performance Stock Awards, Restricted Stock Units, Performance Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents for proper corporate purposes otherwise than under the Plan to any employee or to any other Person, firm, corporation, association or other entity, or to grant Options, SARs, Restricted Stock Awards, Performance Stock Awards, or Restricted Stock Units, Performance Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents to, or assume such Awards of any Person in connection with, the acquisition, purchase, lease, merger, consolidation, reorganization or otherwise, of all or any part of the business and assets of any Person, firm, corporation, association or other entity.
1.09Repurchase of Common Stock
Subject to Section 19.13 below, the Company or its designee may have the option and right to purchase any Award or any shares of Common Stock issued pursuant to any Award in accordance with the terms and conditions set forth in the applicable Agreement. However, shares of Common Stock repurchased pursuant to an Agreement will still be deemed issued pursuant to the Plan and will not be available for issuance pursuant to future Awards under the Plan.
1.10Other Conditions
The Committee, in its discretion, may, as a condition to the grant, exercise, payment or settlement of an Award, require the Participant on or before the date of grant, exercise, payment or settlement of the Award to enter into (i) a covenant not to compete (including a confidentiality, non-solicitation, non-competition or other similar agreement) with the Company or any Affiliate, which may become effective on the date of termination of employment or service of the Participant with the Company or any Affiliate or any other date the Committee may specify and shall contain such terms and conditions as the Committee shall otherwise specify, (ii) an agreement to cancel any other employment agreement, service agreement, fringe benefit or compensation arrangement in effect between the Company or any Affiliate and such Participant and/or (iii) a shareholders' agreement with respect to shares of Common Stock to be issued pursuant to the Award. If the Participant shall fail to enter into any such agreement at the Committee's request, then no Award shall be granted, exercised, paid or settled and the number of shares of Common Stock that would have been subject to such Award, if any, shall be added to the remaining shares of Common Stock available under the Plan.
1.11Forfeiture Provisions
Notwithstanding any other provisions of the Plan or any Agreement, all rights to any Award that a Participant has will be immediately discontinued and forfeited, and the Company shall not have any further obligation hereunder to the Participant with respect to any Award and the Award will not be exercisable (whether or not previously exercisable) or become vested or payable on and after the time the Participant is discharged from employment or service with the Company or any Affiliate for Cause.
1.12Legends; Payment of Expenses
The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon the grant or exercise of an Award and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements under the Exchange Act, applicable state securities laws or other requirements, (b) implement the provisions of the Plan or any Agreement between the Company and the Participant with respect to such shares of Common Stock, (c) permit the Company to determine the occurrence of a "disqualifying disposition" as described in Section 421(b) of the Code of the shares of Common Stock transferred upon the exercise of an incentive stock option granted under the Plan or (d) as may be appropriate to continue an Award’s exemption or compliance with Section 409A of the Code. The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the grant or exercise of the Award, as well as all fees and expenses incurred by the Company in connection with such issuance.
1.13Repricing of Awards
Notwithstanding any other provisions of this Plan, except in connection with a Change in Control as described above, for adjustments pursuant to Article XVI or to the extent approved by the Company’s stockholders and consistent with the rules of any stock exchange on which the Company’s securities are traded, this Plan does not permit (a) any decrease in the exercise or purchase price or base value of any outstanding Awards, (b) the issuance of any replacement Options, SARs or Other Stock-Based Awards in the nature of purchase rights which shall be deemed to occur if a Participant agrees to forfeit an existing Option, SAR or Other Stock-Based Award in the nature of purchase rights in exchange for a new Option, SAR or Other Stock-Based Award in the nature of purchase rights with a lower exercise or purchase price or base value, (c) the Company to repurchase underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, which shall be deemed to be those Options, SARs or Other Stock-Based Awards in the nature of purchase rights with exercise or purchase prices or base values in excess of the current Fair Market Value of the shares of Common Stock underlying the Option, SAR or Other Stock-Based Award in the nature of purchase rights, (d) the issuance of any replacement or substitute Awards or the payment of cash in exchange for, or in substitution of, underwater or out-of-the-money Options, SARs or Other Stock-Based Awards in the nature of purchase rights, (e) the Company to repurchase any Award if the Award has not become exercisable, vested or payable prior to the repurchase or (f) any other action that is treated as a repricing under generally accepted accounting principles or applicable Nasdaq listing rules.
1.14Right of Setoff
The Company or an Affiliate may, to the extent permitted by applicable law, deduct from and setoff against any amounts the Company or Affiliate may owe the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company or Affiliate, including but not limited to any amounts owed under the Plan, although the Participant shall remain liable for any part of the Participant’s obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff hereunder.
1.15Fractional Shares
No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereof shall be forfeited or otherwise eliminated.
1.16Compensation Recoupment Policy
Notwithstanding any other provision of this Plan or any Agreement to the contrary, any Award received by the Participant and/or shares of Common Stock issued and/or cash paid hereunder, and/or any amount received with respect to any sale of any such shares of Common Stock, shall be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of the Company’s Compensation Recoupment Policy, if any, as it may be established or amended from time to time. By acceptance of the Award, the Participant agrees and consents to the Company’s application, implementation and enforcement of (a) any Compensation Recoupment Policy or similar policy established by the Company or any Affiliate that may apply to the Participant and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate any such Compensation Recoupment Policy, similar policy (as applicable to the Participant) or applicable law without further consent or action being required by the Participant. To the extent that the terms of this Plan or any Agreement and any Compensation Recoupment Policy or similar policy or law conflict, then the terms of such policy or law shall prevail.
1.17Post-Exercise Holding Requirements
Notwithstanding any other provision of this Plan or any Agreement to the contrary, no Participant may sell, transfer or other dispose of any shares of Common Stock acquired under an Award (“net” shares acquired in case of any net exercise or withholding of shares) until the Participant has met the minimum level of ownership provided in the Company’s Stock Ownership Guidelines, to the extent applicable to the Participant. All shares of Common Stock acquired under Awards granted under the Plan (“net” shares acquired in case of any net exercise or withholding of shares) shall be subject to the terms and conditions of the Company’s Stock Ownership Guidelines, as they may be amended from time to time.
ARTICLE XX
CLAIMS PROCEDURES
1.01Initial Claim
If a Participant has exercised an Option or SAR or if shares of Restricted Stock or Performance Stock have become vested or Restricted Stock Units, Performance Stock Units, Incentive Awards, Other Stock-Based Awards or Dividend Equivalents have become payable, and the Participant has not received the benefits to which the Participant believes he or she is entitled under such Award, then the Participant must submit a written claim for such benefits to the Committee within ninety (90) days of the date the Participant tried to exercise the Option or SAR, the date the Participant contends the Restricted Stock or Performance Stock vested or the date the Participant contends the Restricted Stock Units, Performance Stock Units, Incentive Awards, or Other Stock-Based Awards of Dividend Equivalents became payable or the claim will be forever barred.

1.02Appeal of Claim
If a claim of a Participant is wholly or partially denied, the Participant or his duly authorized representative may appeal the denial of the claim to the Committee. Such appeal must be made at any time within thirty (30) days after the Participant receives written notice from the Company of the denial of the claim. In connection therewith, the Participant or his duly authorized representative may request a review of the denied claim, may review pertinent documents and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of such request for review, shall furnish the Participant with the decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the Participant, as well as specific references to the pertinent provisions of the Plan upon which the decision is based.
1.03Time to File Suit
The Committee has the discretionary and final authority under the Plan to determine the validity of a claim. Accordingly, any decision the Committee makes on a Participant’s appeal will be administratively final. If a Participant disagrees with the Committee’s final decision, the Participant may sue, but only after the claim on appeal has been denied. Any lawsuit must be filed within ninety (90) days of receipt of the Committee’s final written denial of the Participant’s claim or the claim will be forever barred.
ARTICLE XXI
AMENDMENT
1.01Amendment of Plan
The Board may amend or terminate this Plan at any time; provided, however, that no amendment to the Plan may adversely impair the rights of a Participant with respect to outstanding Awards without the Participant’s consent. In addition, an amendment will be contingent on approval of the Company’s stockholders, to the extent required by law or any tax or regulatory requirement applicable to the Plan or by the rules of any stock exchange on which the Company’s securities are traded or if the amendment would (i) increase the benefits accruing to Participants under the Plan, including without limitation, any amendment to the Plan or any Agreement to permit a repricing or decrease in the exercise price of any outstanding Awards, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan. Notwithstanding any other provision of the Plan, any termination of the Plan shall comply with the requirements of Code Section 409A with regard to any 409A Awards.
1.02Amendment of Awards
The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, that no amendment to an outstanding Award may adversely impair the rights of a Participant without the Participant’s consent.
ARTICLE XXII
SECTION 409A PROVISION
1.01Intent of Awards
It is intended that Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Section 409A of the Code unless otherwise specified by the Committee. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Section 409A of the Code unless otherwise specified by the Committee. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding any other provision hereof, the

Committee may amend any outstanding Award without Participant’s consent if, as determined by the Committee, in its sole discretion, such amendment is required either to (a) confirm exemption under Section 409A of the Code, (b) comply with Section 409A of the Code or (c) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code. Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to a Participant or any other Person if an Award that is subject to Section 409A of the Code or the Participant or any other Person is otherwise subject to any additional tax, interest or penalty under Section 409A of the Code. Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Section 409A of the Code) that may result from an Award.
1.02409A Awards
The Committee may grant Awards under the Plan that are intended to be 409A Awards that comply with Section 409A of the Code. The terms of such 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Section 409A of the Code.
1.03Election Requirements
If a Participant is permitted to elect to defer an Award or any payment under an Award, such election shall be made in accordance with the requirements of Code Section 409A. Each initial deferral election (an “Initial Deferral Election”) must be received by the Committee prior to the following dates or will have no effect whatsoever:
(a)    Except as otherwise provided below, the December 31 immediately preceding the year in which the compensation is earned;
(b)    With respect to any annual or long-term incentive pay which qualifies as “performance-based compensation” within the meaning of Code Section 409A, by the date six (6) months prior to the end of the performance measurement period applicable to such incentive pay provided such additional requirements set forth in Code Section 409A are met;
(c)    With respect to “fiscal year compensation” as defined under Code Section 409A, by the last day of the Company’s fiscal year immediately preceding the year in which the fiscal year compensation is earned; or
(d)    With respect to mid-year Awards or other legally binding rights to a payment of compensation in a subsequent year that is subject to a forfeiture condition requiring the Participant’s continued service for a period of at least twelve (12) months, on or before the thirtieth (30th) day following the grant of such Award, provided that the election is made at least twelve (12) months in advance of the earliest date at which the forfeiture condition could lapse.
The Committee may, in its sole discretion, permit Participants to submit additional deferral elections in order to delay, but not to accelerate, a payment, or to change the form of payment of an amount of deferred compensation (a “Subsequent Deferral Election”), if, and only if, the following conditions are satisfied: (a) the Subsequent Deferral Election must not take effect until twelve (12) months after the date on which it is made, (b) in the case of a payment other than a payment attributable to the Participant’s death, disability or an unforeseeable emergency (all within the meaning of Section 409A of the Code) the Subsequent Deferral Election further defers the payment for a period of not less than five (5) years from the date such payment would otherwise have been made and (c) the Subsequent Deferral Election is received by the Committee at least twelve (12) months prior to the date the payment would otherwise have been made. In addition, Participants may be further permitted to revise the form of payment they have elected, or the number of installments elected, provided that such revisions comply with the requirements of a Subsequent Deferral Election.
1.04Time of Payment
The time and form of payment of a 409A Award shall be as set forth in an applicable Agreement. A 409A Award may only be paid in connection with a separation from service, a fixed time, death, disability, Change in Control or an unforeseeable emergency within the meaning of Section 409A of the Code. The time of distribution of the 409A Award must be fixed by reference to the specified payment event. Notwithstanding the foregoing, if the time of distribution of the 409A Award is not set forth in the applicable Agreement, then the time of distribution of the 409A Award shall be within two and one-half months of the end of the later of the calendar year or the fiscal year of the Company or Affiliate that employs the Participant in which the 409A Award becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A. For purposes of Code Section 409A, each installment payment will be treated as the entitlement to a single payment.
1.05Acceleration or Deferral
The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Code Section 409A.
1.06Distribution Requirements
Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Code Section 409A. A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an Affiliate) will permanently decrease to less than fifty percent (50%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period. A Participant shall be considered to have continued employment and to not have a separation from service while on a leave of absence if the leave does not exceed six (6) consecutive months (twenty-nine (29) months for a disability leave of absence) or, if longer, so long as the Participant retains a right to reemployment with the Company or Affiliate under an applicable statute or by contract. For this purpose, a “disability leave of absence” is an absence due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, where such impairment causes the Participant to be unable to perform the duties of Participant’s position of employment or a substantially similar position of employment. Continued services solely as a director of the Company or an Affiliate shall not prevent a separation from service from occurring by an employee as permitted by Section 409A of the Code.
1.07Key Employee Rule
Notwithstanding any other provision of the Plan, any distribution of a 409A Award that would be made upon a separation from service within six (6) months following the separation from service of a “specified employee” as defined under Code Section 409A and as determined under procedures adopted by the Board or its delegate shall instead occur on the first day of the seventh month following the separation from service (or upon the Participant’s death, if earlier) to the extent required by Section 409A of the Code. In the case of installments, this delay shall not affect the timing of any installment otherwise payable after the requisite delay period.
1.08Distributions Upon Vesting
In the case of any Award providing for a distribution upon the lapse of a substantial risk of forfeiture, if the timing of such distribution is not otherwise specified in the Plan or the applicable Agreement, the distribution shall be made not later than two and one-half (2½) months after the calendar year in which the risk of forfeiture lapsed.
1.09Scope and Application of this Provision
For purposes of this Article XXII, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares of Common Stock or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.
ARTICLE XXIII
EFFECTIVE DATE OF PLAN
The Plan is effective on the approval of the Plan by the Board contingent on approval of the Plan by the Company’s stockholders within twelve (12) months after the date of adoption of the Plan by the Board. Awards, other than Restricted Stock and Performance Stock, may be granted under this Plan on and after its effective date; but, Restricted Stock and Performance Stock may only be granted, if at all, after the Company’s stockholders approve the Plan. Awards granted under the Plan prior to such stockholder approval shall be conditioned upon and shall become exercisable, nonforfeitable, earned or payable only upon approval of the Plan by the Company’s stockholders on or before such date. If the Company’s stockholders do not approve the Plan within twelve (12) months after the date of adoption of the Plan by the Board, the Plan shall remain outstanding and in effect as before its amendment and restatement.
ARTICLE XXIV
DURATION OF PLAN
No Award may be granted under this Plan after [June XX], 2033, the ten (10) year anniversary of the date the Board approved the Plan, as amended and restated. Awards granted before that date shall remain valid in accordance with their terms.

11 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 0 2 0 0 0 0 0 0 0 0 0 0 JOB # 1 O F 2 1 OF 2PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners)Signature [PLEASE SIGN WITHIN BOX] DateDate CONTROL # SHARES SCAN TO VIEW MATERIALS & VOTE 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 00 00 61 44 91 _1 R 1. 0. 0. 6 MIMEDX GROUP, INC. 1775 WEST OAK COMMONS CT. NE MARIETTA, GA 30062 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/12/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MDXG2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/12/2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1a. James Bierman 1b. Phyllis Gardner 1c. Michael Giuliani 1d. Cato Laurencin The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. Advisory approval of executive compensation. 3. Ratification of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023. 4. Approval of an amendment to the Company's Articles of Incorporation to increase the number of shares of authorized common stock from 187,500,000 to 250,000,000. For Against Abstain 5. Approval of amendments to the Company's 2016 Equity and Cash Incentive Plan. NOTE: The proxies will vote in their discretion regarding such other business as may properly come before the meeting or any adjournment or any postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

00 00 61 44 91 _2 R 1. 0. 0. 6 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com MIMEDX GROUP, INC. This proxy is solicited on behalf of the Board of Directors Annual Meeting of Shareholders June 13, 2023, 9:00 A.M. Eastern time The shares represented by this proxy will be voted as specified herein by the shareholder when instructions are given in accordance with the procedures described herein and in the accompanying proxy statement. If no specification is made, all shares will be voted "FOR" the election of directors and the approval of the proposals set forth in the proxy statement. The shareholder represented herein appoints William F. Hulse IV and Sajid N. Ajmeri, and each of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies, with the full power of substitution and revocation, to vote all shares of common stock entitled to be voted by said shareholder at the Annual Meeting of Shareholders of MiMedx Group, Inc. to be held virtually at www.virtualshareholdermeeting.com/MDXG2023 on June 13, 2023, at 9:00 A.M. (Eastern time), and in any adjournment or postponement thereof as specified in this proxy. This proxy revokes any proxy previously given. Shareholders may revoke this proxy at any time prior to the vote at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the shares represented by this proxy will be voted at the discretion of the proxies identified above. Continued and to be signed on reverse side